THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN
ANY DOUBT ABOUT THE CONTENTS OF THIS DOCUMENT, YOU SHOULD CONSULT A PERSON
AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 WHO SPECIALISES IN
ADVISING ON THE ACQUISITION OF SHARES AND OTHER SECURITIES. THIS DOCUMENT HAS
BEEN DRAWN UP IN ACCORDANCE WITH THE REQUIREMENTS AND COMPRISES AN ADMISSION
DOCUMENT FOR THE PURPOSES OF THE AIM RULES.

APPLICATION HAS BEEN MADE FOR THE SHARES OF COMMON STOCK, BOTH ISSUED AND TO BE
ISSUED PURSUANT TO THE PLACING, TO BE ADMITTED TO TRADING ON AIM, A MARKET
OPERATED BY THE LONDON STOCK EXCHANGE. THE SHARES OF COMMON STOCK ARE NOT DEALT
ON ANY OTHER RECOGNISED INVESTMENT EXCHANGE AND NO APPLICATION HAS BEEN OR IS
BEING MADE FOR THE SHARES OF COMMON STOCK TO BE ADMITTED TO ANY SUCH EXCHANGE.

AIM IS A MARKET DESIGNED PRIMARILY FOR EMERGING OR SMALLER COMPANIES TO WHICH A
HIGHER INVESTMENT RISK TENDS TO BE ATTACHED THAN TO LARGER OR MORE ESTABLISHED
COMPANIES. AIM SECURITIES ARE NOT ADMITTED TO THE OFFICIAL LIST OF THE UNITED
KINGDOM LISTING AUTHORITY. A PROSPECTIVE INVESTOR SHOULD BE AWARE OF THE RISKS
OF INVESTING IN SUCH COMPANIES AND SHOULD MAKE THE DECISION TO INVEST ONLY AFTER
CAREFUL CONSIDERATION AND, IF APPROPRIATE, CONSULTATION WITH AN INDEPENDENT
FINANCIAL ADVISER. FURTHER IT IS EMPHASISED THAT NO APPLICATION IS BEING MADE
FOR THE ADMISSION OF THE SHARES OF COMMON STOCK TO THE OFFICIAL LIST OF THE
UNITED KINGDOM LISTING AUTHORITY. NEITHER THE LONDON STOCK EXCHANGE NOR THE
UNITED KINGDOM LISTING AUTHORITY HAS ITSELF EXAMINED OR APPROVED THE CONTENTS OF
THIS DOCUMENT.

PROSPECTIVE INVESTORS SHOULD READ THE WHOLE TEXT OF THIS DOCUMENT AND SHOULD BE
AWARE THAT AN INVESTMENT IN THE COMPANY IS SPECULATIVE AND INVOLVES A HIGHER
THAN NORMAL DEGREE OF RISK. THE ATTENTION OF PROSPECTIVE INVESTORS IS DRAWN IN
PARTICULAR TO THE SECTION ENTITLED "RISK FACTORS" SET OUT IN PART 2 OF THIS
DOCUMENT. ALL STATEMENTS REGARDING THE COMPANY'S BUSINESS, FINANCIAL POSITION
AND PROSPECTS SHOULD BE VIEWED IN LIGHT OF THESE RISK FACTORS.

This document does not constitute a prospectus for the purposes of the
Prospectus Rules of the Financial Services Authority and has not been delivered to the Registrar of Companies in England and Wales. Copies of this document will be available free of charge during normal business hours on any weekday (except
Saturdays, Sundays and public holidays) at the offices of Collins Stewart, 9th
Floor, 88 Wood Street, London EC2V 7QR from the date of this document for the period of one month from Admission.

The directors of the Company, whose names appear on page 3 of this document, accept responsibility for the information contained in this document including individual and collective responsibility for compliance with the AIM Rules. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information. In connection with this document and/or the invitation contained in it, no person is authorised to give any information or make any representation other than as contained in this document.

--------------------------------------------------------------------------------
                           SPACELABS HEALTHCARE, INC.
     (Incorporated under the laws of the State of Delaware, United States of
                                    America)
        PLACING OF 13,461,756 NEW SHARES OF COMMON STOCK OF US$0.001 EACH
         AT 125P PER SHARE OF COMMON STOCK (EQUIVALENT TO APPROXIMATELY
                                US$2.21 PER SHARE
                                OF COMMON STOCK)
                     ADMISSION TO TRADING ON THE AIM MARKET
                          NOMINATED ADVISER AND BROKER

                             COLLINS STEWART LIMITED
--------------------------------------------------------------------------------

          AUTHORISED                                                        ISSUED AND FULLY PAID
     AMOUNT          NUMBER                                                  AMOUNT        NUMBER

    US$250,000   250,000,000    Shares of Common Stock of US$0.001 each   US$67,852.69  67,852,691

--------------------------------------------------------------------------------

The Placing Shares will, on Admission, rank in full for all dividends or other distributions hereafter declared, made or paid on the Shares of Common Stock and will rank pari passu in all respects with all other Shares of Common Stock which will be in issue on completion of the Placing.

Collins Stewart is regulated in the United Kingdom by the Financial Services
Authority and is acting exclusively for the Company and no one else in connection with the Placing and Admission. Collins Stewart will not regard any other person (whether or not a recipient of this document) as its customer or be responsible to any other person for providing the protections afforded to customers of Collins Stewart nor for providing advice in relation to the transactions and arrangements detailed in this document. Collins Stewart is not making any representation or warranty, express or implied, as to the contents of this document.

Collins Stewart has been appointed as nominated adviser and broker to the
Company. In accordance with the AIM Rules, Collins Stewart has confirmed to the
London Stock Exchange that it has satisfied itself that the Directors have received advice and guidance as to the nature of their responsibilities and obligations to ensure compliance by the Company with the AIM Rules and that, in its opinion and to the best of its knowledge and belief, all relevant requirements of the AIM Rules have been complied with. No liability whatsoever is accepted by Collins Stewart for the accuracy of any information or opinions contained in this document or for the omission of any material information, for which it is not responsible.

THE SHARES OF COMMON STOCK HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED OR SOLD
IN, OR INTO THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US
PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE US SECURITIES ACT).
THE SHARES OF COMMON STOCK ARE BEING OFFERED ONLY TO NON-US PERSONS OUTSIDE THE
UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE
US SECURITIES ACT, IN RELIANCE ON REGULATION S. PURCHASERS OF THE SHARES OF
COMMON STOCK MAY NOT OFFER TO SELL, PLEDGE, OR OTHERWISE TRANSFER THE SHARES OF
COMMON STOCK IN THE UNITED STATES OF AMERICA OR TO PERSONS (OTHER THAN
DISTRIBUTORS) UNLESS SUCH OFFER, SALE OR PLEDGE OR OTHER TRANSFER IS REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR AN EXEMPTION FROM
REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING SHARES OF COMMON STOCK
MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE US SECURITIES ACT.

This document contains forward-looking statements, including, without limitation, statements containing the word "believes", "anticipates", "expects"
and similar expressions. Such forward looking statements involve unknown risks, uncertainties and other factors which may cause the actual results, financial condition, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Part
2 "Risk Factors". Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company and the Directors disclaim any obligation to update any such forward looking statements in this admission document to reflect future events or developments.

Other than in accordance with the Company's obligations under the AIM Rules, the Company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company, its directors or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this document.

Information or other statements presented in this document regarding market growth, market size, development of the market and other industry data pertaining to the healthcare markets and the Company's business consists of estimates based on data and reports compiled by industry professionals or organisations and analysts and the Company's knowledge of its sales and markets.
The information on the Company's websites do not form part of this document.

In making any investment decision in respect of the Placing, no information or representation should be relied upon in relation to the Placing or in relation to the Placing Shares other than as contained in this document.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY SHARES OF COMMON STOCK IN ANY JURISDICTION IN WHICH SUCH AN OFFER
OR SOLICITATION IS UNLAWFUL. THE SHARES OF COMMON STOCK HAVE NOT BEEN AND WILL
NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933 OR UNDER THE APPLICABLE
STATE SECURITIES LAWS OF THE UNITED STATES OR UNDER THE APPLICABLE SECURITIES
LAWS OF CANADA, JAPAN, THE REPUBLIC OF IRELAND OR AUSTRALIA. ACCORDINGLY,
SUBJECT TO CERTAIN EXCEPTIONS, THE SHARES OF COMMON STOCK MAY NOT BE OFFERED OR
SOLD OR SUBSCRIBED, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES, CANADA,
JAPAN, THE REPUBLIC OF IRELAND OR AUSTRALIA OR TO OR BY ANY US PERSON (AS SUCH
TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE US SECURITIES ACT) OR ANY
NATIONAL, RESIDENT OR CITIZEN OF CANADA, JAPAN, THE REPUBLIC OF IRELAND OR
AUSTRALIA OR ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANISED
UNDER THE LAWS THEREOF. THIS DOCUMENT SHOULD NOT BE DISTRIBUTED TO PERSONS WITH
ADDRESSES IN THE UNITED STATES, CANADA, JAPAN, THE REPUBLIC OF IRELAND OR
AUSTRALIA OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR
ORGANISED UNDER THE LAWS THEREOF, WHERE SUCH DISTRIBUTION MAY LEAD TO BREACH OF
ANY LAW OR REGULATORY REQUIREMENTS.

The Company takes responsibility for compiling and extracting, but has not independently verified, market data provided by third parties or industry or general publications and takes no further responsibility for such data.

--------------------------------------------------------------------------------

                                   CONTENTS

Directors, Secretary and Advisers                                                  3
Definitions                                                                        4
Glossary                                                                           7
Placing Statistics                                                                 8
Expected Timetable of Principal Events                                             8
Part 1: Information on the Group                                                   9
   Background                                                                      9
   Introduction                                                                    9
   Products and services                                                          10
   Customers                                                                      13
   Market opportunities                                                           13
   Research and development                                                       15
   Corporate strategy                                                             16
   Future trading between OSI Systems & Spacelabs Healthcare                      16
   Manufacturing                                                                  17
   Distribution                                                                   17
   Competition                                                                    17
   Directors, senior management and employees                                     18
   Employee Stock Option Schemes                                                  20
   Corporate governance                                                           20
   Financial information on the Group                                             21
   Current trading and prospects                                                  21
   Properties                                                                     22
   Dividend policy                                                                22
   Reasons for the Placing and use of proceeds                                    22
   Bank credit facility                                                           22
   Details of the Placing                                                         22
   Admission                                                                      23
   Lock-in/orderly market arrangements                                            23
   US transfer restrictions                                                       23
   CREST                                                                          23
   Taxation                                                                       23
   Takeover offers (known as tender offers in the US)                             23
   Further information                                                            24
Part 2: Risk factors                                                              25
Part 3: Accountants' report on Spacelabs Medical, Inc. and Related Companies      33
Part 4: Accountants' report on Spacelabs Healthcare, Inc.                         54
Part 5: Financial information on Blease Medical Holdings                          56
Part 6: Unaudited pro forma statement of net assets of the Group                  89
Part 7: Additional information                                                    90

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        DIRECTORS, SECRETARY AND ADVISERS

DIRECTORS                           Sir John Michael Middlecott Banham Non-executive Chairman
                                    George MacDonald Kennedy Non-executive Vice Chairman
                                    Deepak Chopra Chief Executive Officer
                                    Ralph Edward Hunter Chief Financial Officer
                                    Nikhil Atul Mehta Business Development Officer
                                    Steve Cary Good Non-executive Director
                                    Meyer Luskin Non-executive Director
                                    all of:
                                    5150 220th Avenue SE, Issaquah, Washington 98029,
                                    United States

COMPANY SECRETARY                   Victor Sze

CORPORATE HEADQUARTERS              5150 220th Avenue SE, Issaquah, Washington 98029,
                                    United States

NOMINATED ADVISER AND BROKER        Collins Stewart Limited
TO THE COMPANY                      9th Floor
                                    88 Wood Street
                                    London EC2V 7QR

REPORTING ACCOUNTANTS TO THE        Deloitte & Touche LLP, London, UK
COMPANY                             Athene Place
                                    66 Shoe Lane
                                    London EC4A 3BQ

AUDITORS TO THE COMPANY             Deloitte & Touche LLP, Seattle, US
                                    925 Fourth Avenue
                                    Suite 3300
                                    Seattle, Washington 98104-1126
                                    United States

SOLICITORS TO THE COMPANY           Kirkpatrick & Lockhart Nicholson Graham LLP
                                    110 Cannon Street
                                    London EC4N 6AR

SOLICITORS TO THE                   Berwin Leighton Paisner
NOMINATED ADVISER AND BROKER        Adelaide House
                                    London Bridge
                                    London EC4R 9HA

US LEGAL COUNSEL TO THE COMPANY     Loeb & Loeb LLP
AND TO THE PLACING                  10100 Santa Monica Blvd.
                                    Suite 2200
                                    Los Angeles, CA 90067- 416
                                    United States

REGISTRARS                          Computershare Investor Services Limited (Channel Islands)
                                    P.O. Box. No. 83 Ordnance House
                                    31 Pier Road, St. Helier,
                                    Jersey JE4 8PW

BANKERS                             Bank of America Corporation
                                    800 5th Avenue
                                    Seattle, WA 98104
                                    United States
                                    Bank of the West
                                    300 South Grand Avenue
                                    Suite 700
                                    Los Angeles, CA 90071
                                    United States

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   DEFINITIONS

The following definitions apply throughout this document, unless the context otherwise requires:

"Act"                       the Companies Act 1985 of England and Wales (as
                            amended)

"Admission"                 the admission of the Shares of Common Stock, issued
                            and to be issued pursuant to the Placing, to trading
                            on AIM becoming effective in accordance with the AIM
                            Rules

"AIM"                       a market operated by the London Stock Exchange

"AIM Rules"                 the rules for AIM companies and their nominated
                            advisers issued by the London Stock Exchange

"Audit Committee"           the audit committee of the Board

"Blease Medical Holdings"   Blease Medical Holdings Limited, a UK company
                            acquired by OSI in February 2005, and its wholly
                            owned subsidiaries, Blease Medical Equipment Limited
                            and Blease Medical Services Limited, whose
                            activities relate to the manufacture, design, sale
                            and service of anaesthesia delivery systems in the
                            UK and export markets

"Board" or "Directors"      the board of directors of the Company from time to
                            time, including any duly constituted committee
                            thereof

"Business"                  the business of the Group

"By-laws"                   the by-laws of the Company adopted on 18 October
                            2005 as amended from time to time

"Certificate of             the certificate of incorporation of the Company
Incorporation"              filed with the State of Delaware on 2 August 2005

"Collins Stewart"           Collins Stewart Limited of 9th Floor, 88 Wood
                            Street, London EC2V 7QR

"Combined Code"             the Combined Code on Corporate Governance appended
                            to but not forming part of the Listing Rules

"Company" or "Spacelabs     Spacelabs Healthcare, Inc., a company incorporated
Healthcare"                 in Delaware on 2 August 2005

"CREST"                     the system of paperless settlement of trades and the
                            holding of uncertificated shares administered by
                            CRESTCo

"CRESTCo"                   CRESTCo Limited, a company incorporated under the
                            laws of England and Wales and the Operator of CREST
                            (as defined in the CREST Regulations)

"CREST Regulations"         the Uncertificated Securities Regulations 2001 (SI
                            2001 No. 3755), as amended

"Dolphin Medical"           Dolphin Medical Inc., an 89 per cent. owned
                            subsidiary of the Company, whose activities relate
                            to the design, manufacture and marketing of pulse
                            oximetry products under its own brand, as well as
                            the brands of other parties

"Enlarged Share Capital"    the Shares of Common Stock in issue immediately
                            following Admission

--------------------------------------------------------------------------------

DEFINITIONS
--------------------------------------------------------------------------------

"Executive Directors"       the executive directors of the Company, namely,
                            Deepak Chopra, Ralph Hunter and Nikhil Mehta

"FDA"                       the US Food and Drug Administration

"Financial Services         the Financial Services Authority of the UK in its
Authority" or "FSA"         capacity as the competent authority for the purposes
                            of FSMA

"FSMA"                      the Financial Services and Markets Act 2000 of
                            England and Wales, as amended

"Governance and             means the governance and remuneration committee of
Remuneration Committee"     the Board

"Group" or "Spacelabs       the Company, its subsidiaries and its branch offices
Healthcare Group"

"International Committee    a joint initiative involving both regulators and
on Harmonisation" or "ICH"  industry as equal partners in the scientific and technical discussions of the testing procedures
                            which are required to ensure and assess the safety,
                            quality, and efficacy of medicines. Their guidelines
                            are accepted as regulatory guidance in Western
                            Europe, Japan, and the US

"Listing Rules"             the rules of the United Kingdom Listing Authority
                            relating to admission to the Official List

"London Stock Exchange"     London Stock Exchange plc

"Medical Data Services" or  Spacelabs Medical Data, a division of the Company
"Medical Data"              and a provider of ECG services

"Medical Solutions"         the business division of Spacelabs Healthcare
                            comprising pulse oximetry, bone densitometery, ABP
                            and medical data

"Model Code"                the model code on directors dealings in AIM
                            securities as set out in Annex 1 to Listing Rule 9
                            of the Listing Rules

"NASDAQ"                    the National Association of Securities Dealers
                            Automated Quotations System National Market in the
                            US

"New Stock Option Scheme"   the employee stock option scheme, further details of
                            which can be found in paragraph 5 of Part 7 of this
                            document

"Nominated Adviser and      the agreement dated 24 October 2005 between the
Broker Agreement"           Company and Collins Stewart relating to Collins
                            Stewart acting as nominated adviser and broker to
                            the Company, further details of which are set out in
                            Part 7 of this document

"Non-executive Directors"   the non-executive directors of the Company, namely,
                            Sir John Banham, George Kennedy, Steve Good and
                            Meyer Luskin

"Official List"             the official list of the United Kingdom Listing
                            Authority

"Old Stock Scheme"          the 2004 Spacelabs Medical Stock Option Plan

"OSI" or "OSI Systems"      OSI Systems, Inc. a company incorporated in
                            California and whose stock is traded on NASDAQ under
                            the symbol OSIS

"Osteometer MediTech, Inc." Osteometer MediTech, Inc., a wholly owned subsidiary of Spacelabs Healthcare, Inc. whose activities
                            relate to bone densitometery devices

--------------------------------------------------------------------------------

DEFINITIONS
--------------------------------------------------------------------------------

"Placing"                   the conditional placing of the Placing Shares
                            pursuant to the Placing Agreement

"Placing Agreement"         the conditional agreement dated 24 October 2005
                            between Collins Stewart, the Company, OSI and the
                            Directors, relating to the Placing, further details
                            of which are set out in paragraph 9(vii) of Part 7
                            of this document

"Placing Price"             125 p per Placing Share (equivalent to approximately
                            US$2.21)

"Placing Shares"            the 13,461,756 new Shares of Common Stock to be
                            issued by the Company pursuant to the Placing

"Prospectus Rules"          the rules made for the purposes of Part VI of FSMA
                            in relation to offers of securities to the public
                            and admission of securities to trading on a
                            regulated market

"Regulation S"              regulation S promulgated under the US Securities Act

"Rule 144"                  rule 144 promulgated under the US Securities Act

"Shareholders"              holders of Shares of Common Stock

"Shares of Common Stock"    shares of Common Stock of US$0.001 each in the
                            capital of the Company

"Spacelabs Medical"         Spacelabs Medical, Inc., a subsidiary of the Company

"Stock Option Schemes"      the Old Stock Scheme and the New Stock Option Scheme

"Subsidiary"                as defined in sections 736 and 736A of the Act

"UDT Sensors"               UDT Sensors Inc., a company incorporated in
                            California and wholly owned subsidiary of OSI

"UK" or "United Kingdom"    the United Kingdom of Great Britain and Northern
                            Ireland

"US" or "United States"     the United States of America, its territories and
                            possessions, any state of the United States of
                            America and the District of Columbia

"US persons"                has the meaning ascribed to such term by Regulation
                            S

"US Securities Act"         the United States Securities Act of 1933, as amended

All references to times in this document are to UK BST unless otherwise stated.
References to the singular shall include references to the plural, where applicable and vice versa.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   GLOSSARY

The following terms apply throughout this document, unless the context otherwise requires:

ambulatory                  designed for or available to patients who are not
                            bedridden

ABP                         ambulatory blood pressure monitoring system

arrhythmia                  alteration in rhythm of the heartbeat either in time
                            or force

bone densitometry           a simple non-invasive procedure to screen for
                            osteoporosis or loss of bone mineral density

densitometer                apparatus for measuring the optical density of bone

ECG, EKG or                 measures electrical current generated by the heart
electrocardiogram           as it depolarises and repolarises; generates a
                            graphic representation of depolarisation and
                            repolarisation; most commonly used test to measure
                            the measurement of electrophysiologic activity of
                            the heart; used as a diagnostic tool and to monitor
                            critically ill patients

Multi-parameter             equipment capable of monitoring multiple diagnostic
                            metrics on a simultaneous basis

OEM                         original equipment manufacturer (a company that
                            manufactures products for third parties who resell
                            (with or without modification) to customers)

osteoporosis                a condition characterised by a decrease in bone mass
                            with decreased density and enlargement of bone
                            spaces resulting in bone fragility

osteopenia                  a condition resulting in progressive loss of bone
                            density

oximeter                    a device for measuring the oxygen saturation of
                            arterial blood

perioperative               relating to, occurring in, or being the period
                            around the time of a surgical operation

pulse oximeter              an oximeter that measures the oxygen saturation of
                            arterial blood by passing a beam of red and infrared
                            light through a pulsating capillary bed, the ratio
                            of red to infrared transmission varying with the
                            oxygen saturation of the blood; because it responds
                            only to pulsatile objects, it does not detect
                            nonpulsating objects like skin and venous blood

telemetry                   use of battery operated monitoring equipment with
                            radio links to monitor patient status at a central
                            station without wires

vapouriser                  a device for converting water or a medicated liquid
                            into a vapour for inhalation

ventilation                 in respiratory physiology, the process of exchange
                            of air between the lungs and the ambient air.
                            Pulmonary ventilation (usually measured in litres
                            per minute) refers to the total exchange, whereas
                            alveolar ventilation refers to the effective
                            ventilation of the alveoli (small cells containing
                            air in the lungs) in which gas exchange with the
                            blood takes place

white coat hypertension     a temporary elevation in a patient's blood pressure
                            that is caused by being in a medical setting (such
                            as a physician's office) and that is usually due to
                            anxiety on the part of the patient; also called
                            white coat effect

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             PLACING STATISTICS(1)

Placing Price per Placing Share                                                                      125p (US$2.21)

Number of Shares of Common Stock in issue prior to the                                                   54,390,935
Placing

Number of Placing Shares                                                                                 13,461,756

Number of Shares of Common Stock in issue following the                                                  67,852,691
Placing and Admission

Estimated net proceeds of the Placing(2)                                   (pounds)15.26 million (US$26.94 million)

Proportion of enlarged issued Shares of Common Stock subject                             Approximately 20 per cent.
to the Placing
Market capitalisation at the Placing Price on Admission                         (pounds)84,815,864 (US$149,700,000)

(1)   The statistics assume full subscription of the Placing Shares under the
      Placing.

(2)   Net proceeds of the Placing are after deduction of the expenses of the
      Placing.

                     EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Publication of this document                                             25 October 2005

Admission and commencement of dealings in the Shares of Common Stock     31 October 2005
on AIM

Expected despatch of definitive Common Stock certificates                4 November 2005

References to "dollars", "US$" and "US dollars" are to United States dollars and all references to " (pounds)" are to British pounds sterling. Unless otherwise stated, this document translates figures in US dollars into pounds sterling, or vice versa, at the exchange rate of (pounds)1 equals
US$1.765.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      PART 1 -- INFORMATION ON THE GROUP
BACKGROUND

Since 1987 OSI Systems has built a healthcare equipment, services and supplies business based on the manufacture and sale of patient monitoring devices and anaesthesia systems. This business represents a significant proportion of OSI's business. The OSI board has been reviewing strategic options for the development of the healthcare business.

The board of OSI has determined that the best method to continue the development of the healthcare business is for it to operate as an independent entity.
Accordingly, OSI's board has decided to create a separate company, Spacelabs
Healthcare, to operate the healthcare divisions with an independent UK based
Chairman and Vice Chairman and to seek an AIM trading facility for this company.

The annual revenues of OSI's healthcare businesses have grown from approximately
US$11 million in the fiscal year ended 30 June 2003, to approximately US$195.7 million in the fiscal year ended 30 June 2005, primarily as a result of the acquisitions of Spacelabs Medical and Blease Medical Holdings. During Q4 to 30
June 2005 OSI reported revenues for its healthcare businesses of US$51.1 million
(US$45.4 million Q4 to 30 June 2004). For the fiscal year ended 30 June 2005 the healthcare companies contributed US$195.73 million (50.82 per cent. of total OSI revenues) and contributed an operating income of US$7.02 million against a total
OSI operating loss of US$6.98 million.

INTRODUCTION

Spacelabs Healthcare is an international developer, manufacturer and distributor of medical equipment including the pioneering development of patient monitoring solutions, anaesthesia delivery and ventilation systems, pulse oximeters and sensors and bone densitometers sold to hospitals, clinics and physicians'
offices. Additionally, the Group provides ECG laboratory services to pharmaceutical companies undertaking clinical trials, whereby patient ECG data are recorded, analysed, tabulated and interpreted.

The Group employs approximately 1,050 personnel in its 14 offices in the UK,
Canada, France, Germany, Finland, Singapore, the US and elsewhere. The Group conducts its manufacturing operations and research and development in India, the
UK and the US.

The Group has established international brand names in both medical devices and medical services such as "Spacelabs", "Blease" and "Dolphin". It has sold approximately 117,000 patient monitors in the last 12 years and 4,500 anaesthesia delivery systems in the last 10 years. The Directors intend to leverage this global installed base to provide solutions that integrate patient monitors, anaesthesia delivery systems and pulse oximetry products and to offer related equipment, software and services as well as to capture the replacement cycle business of existing customers.

HISTORY

Spacelabs Healthcare was, prior to Admission, a wholly owned subsidiary of OSI
Systems, a US-based NASDAQ listed company. OSI Systems has been involved in the healthcare business since 1987, primarily as a supplier to OEM's. The Business has grown principally through the acquisition of 6 companies and technologies since its inception to have now become a provider of end products in patient monitoring, anaesthesia, pulse oximetry and medical services.

In 1998, OSI acquired Osteometer MediTech A/S, a Danish manufacturer of diagnostic scanners used for the early detection of symptoms of osteoporosis for
US$7.9 million. In August 1999, the Danish operations of Osteometer were relocated to Hawthorne, California (US) where they continue to operate.

Between 1998 and 2001, OSI acquired businesses relating to pulse oximetry and infrared-based patient monitoring subsystems. The pulse oximetry and infrared-based patient monitoring subsystem business is currently operated by
Dolphin Medical.

In 2003, OSI entered into a stock purchase and option agreement with ConMed
Corporation (a NASDAQ listed company: CNMD), whereby ConMed Corporation purchased a 9 per cent. interest in Dolphin Medical for US$2 million and OSI granted to ConMed an option to acquire for a purchase price equal to 2 times revenue in the year preceding the option exercise, the remainder of the Dolphin
Medical business for a price not less than US$30 million in the event that the option is exercised between 1 January 2004 to 31 December 2007 or not less than
US$40 million in the event that the option is exercised between 1 January 2008 and the option expiry date (31 December 2008). In addition, ConMed Corporation and Dolphin Medical entered into a distribution agreement in 2003, which provides ConMed Corporation with distribution rights for certain Dolphin Medical products within certain defined territories, including North America.

--------------------------------------------------------------------------------

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

In October 2003, GE Healthcare was required to sell Spacelabs Medical (as part of its acquisition of Finland based Instrumentarium Corporation) to comply with competition and anti-trust measures imposed by the European Commission and US
Department of Justice. OSI sought to purchase Spacelabs Medical in part, to open up the Spacelabs Medical installed base to Dolphin pulse oximetry products. In
March 2004, OSI completed the acquisition of Spacelabs Medical (for approximately US$47.9 million, net of cash acquired and including acquisition costs), from Instrumentarium Corporation.

Spacelabs Medical, based in Issaquah, Washington, is an international manufacturer and distributor of patient monitoring systems for critical care and anaesthesia, wired and wireless networks, clinical information connectivity solutions, ambulatory blood pressure monitors, and medical data services.
Spacelabs Medical was founded in 1958 in collaboration with the US Air Force
(NASA) to develop systems to monitor the vital signs of astronauts in space. The
European Commission required that GE Healthcare as part of the divestiture of
Spacelabs Medical, enter into an agreement under which Spacelabs Medical would have the right to distribute certain GE Healthcare anaesthesia products within the European Union until 2008. The requirement was imposed to ensure that
Spacelabs Medical could offer medical monitoring and anaesthesia products as a single suite in the perioperative market, as was the practice of other manufacturers. Furthermore, the European Commission approved the purchase of
Spacelabs Medical, in view of OSI's strategic plans to enhance Spacelabs
Medical's competitive position and expand its activities in Europe through product development and further acquisitions.

In February 2005, OSI completed the acquisition of Blease Medical Holdings
Limited and its subsidiaries, Blease Medical Equipment and Blease Medical
Services, a UK manufacturer, supplier and distributor of anaesthetic and ventilator equipment. The business of Blease Medical Holdings was established in circa 1946 and was acquired by OSI for an initial payment of (pounds sterling)4.5 million, plus future payments of a maximum of (pounds)6.25 million, to be satisfied by the issue of loan notes, to be determined by reference to the achievement of specified operating milestones for each of the accounting periods ending March 2006, 2007 and 2008 (being the final period for any payment). Blease Medical Equipment is one of a number of well established companies in the business of anaesthesia delivery systems and ventilators.
Blease Medical Equipment sells its systems in the UK, Middle East, Asia and
Africa through distributors.

Following the acquisition of Blease, the directors of OSI believed that OSI had built a healthcare equipment, service and supplies business that could effectively leverage development, manufacturing and distribution of its products. On 2 August 2005, Spacelabs Healthcare was formed as a newly incorporated Delaware (US) company, for the purpose of consolidating all of the healthcare companies previously held by OSI into a new healthcare group and to seek admission to trading on AIM for the holding company of the new group.

The Company has entered into an agreement with OSI and UDT Sensors for the acquisition by the Company of the healthcare companies previously owned by OSI and UDT Sensors. It has not been possible prior to publication of this document to complete all of the formalities required to register the transfers of the shares of each relevant company. Therefore the Company will be only the beneficial, and not the legal owner, of the shares in certain of these companies until such formalities are completed. Further details of the companies concerned are set out in paragraph 2.4 of Part 7.

OSI Systems will continue to operate its remaining businesses (the sale of security and inspection systems and opto-electronic components), and will retain its NASDAQ listing. On the basis that the Placing Shares are fully subscribed following Admission, Spacelabs Healthcare will be approximately 80 per cent.
owned by OSI and its subsidiary UDT Sensors.

PRODUCTS AND SERVICES

The Group designs, manufactures and markets its products internationally to end users under several brand names. The Group's patient monitoring systems, network and connectivity solutions, ambulatory blood pressure monitors and Medical Data
Services are sold under the "Spacelabs Medical(TM)" brand name. The Group's anaesthesia systems and components are sold under the "Spacelabs Medical(TM)"
and "Blease(TM)" brand names. The Group's arterial haemoglobin saturation monitors and sensors, including hand-held and wireless monitoring tools, are sold under the "Spacelabs Medical" and "Dolphin(TM)" brand names and its peripheral bone densitometers and ultrasound bone sonometers are sold under the
"Osteometer(TM)" brand name. As brand and distribution channels further integrate, the Directors anticipate that the Group will increasingly be able to leverage its research and development teams, manufacturing capabilities and supply chain relationships.

The Group offers "Ultraview SL(TM)" patient monitors for applications in the hospital, including neonatal, paediatric and adult critical and emergency care, as well as anaesthesia and sub-acute care. Spacelabs

--------------------------------------------------------------------------------
                                       10

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

Healthcare's patient monitoring systems comprise monitors and central nurse stations connected wirelessly or through hospital networks, as well as stand alone monitors where the patient data can be transported physically from one monitor to another as the patient is moved. This enables hospital staff to access patient data where and when it is required. In addition, the Group's products are "open architecture" in that they are designed to interact with hospital information systems acquired from other vendors. WinDNA(R), based on
Citrix(R) application server technology, is a feature of many of these products allowing clinicians to view and control Microsoft Windows applications on the patient monitor's display thereby eliminating the need for separate terminals in the patient's room. Attending nurses can check laboratory results and other reports, enter orders, review protocols, and do charting at the patient's bedside. Spacelabs Medical's monitors are designed to facilitate ease of use.
Specifically, inputs can be made using a mouse, keyboard, and touchscreen.

For electrocardiograph monitoring or multi-parameter monitoring of ambulatory patients, Spacelabs Medical offers a digital telemetry system. The multi-parameter transmitter also integrates with the Spacelabs Medical
"Ultralite SL(TM)" ambulatory blood pressure monitor for the transmission of non-invasive blood pressure values to a central station or a multi-disclosure and information system.

The Group sells anaesthesia machines, ventilators and monitors under a license from GE Healthcare. It also designs and manufactures its own proprietary
"Focus(TM)," "Genius(TM)" and "Sirius(TM)" anaesthesia delivery systems sold under the "Blease" brand name. These provide flexible anaesthesia solutions for most operating room environments, anaesthesia induction areas, day surgery units, maternity suites, magnetic resonance imaging facilities and other facilities where the administration of anaesthesia is required. These anaesthesia delivery systems are designed to work in conjunction with patient monitoring systems, including those sold under the "Spacelabs Medical" brand name. Its "Datum(TM)" anaesthesia vapourisers and its line of anaesthesia ventilators are also designed to be compatible with the anaesthesia delivery systems of several other manufacturers.

The Group develops next-generation digital pulse oximetry instruments and compatible pulse oximetry sensors under the "Dolphin ONE(TM)" product line.
"Dolphin ONE(TM)" products include the "Voyager(TM)," "Dolphin 2100(TM)" and
"Dolphin 2150(TM)". The Voyager(TM) is a pocket PC-based pulse oximetry product used in this market. The Group also manufactures and distributes, under the
"Dolphin 2000/3000(TM)" product line, sensors that are compatible with products made by other manufacturers of pulse oximetry products. The Group sells
"TruLink(TM)" pulse oximetry sensors, manufactured by Dolphin Medical, under the
"Spacelabs Medical" brand.

The medical data services of the Group include centralised ECG laboratory services. These services include the collection, analysis and interpretation of cardiac safety data in Phase I-IV clinical trials for drugs. These services are provided to pharmaceutical companies and clinical research organisations
("CROs"). The Medical Data services division's customers include major pharmaceutical companies as well as biotech companies, universities, CROs and device manufacturers.

The Group is also a provider of diagnostic ambulatory blood pressure (ABP)
monitors. ABP monitoring is a routine procedure in many European countries and is increasingly being used in the United States. Hypertension affects approximately 50 million Americans and is particularly prevalent in the US
Medicare (the US Federal Healthcare Insurance programme) system population. Many physicians are using ambulatory blood pressure monitoring to detect "white coat"
hypertension, a condition in which patients experience elevated blood pressure in the doctor's office but not in their daily lives. It is estimated that in the
US as many as 20 per cent. of the persons diagnosed with hypertension based on blood pressure measurements taken in their physicians' offices are not actually hypertensive. ABP monitoring helps improve diagnostic accuracy and minimise the associated treatment costs. ABP monitoring is also used to adjust drug therapies for hypertensive patients.

The Group manufactures and distributes the "DTX-200(TM)" and "DexaCare G4(TM)"
dual energy x-ray forearm densitometers. These products are used to diagnose osteoporosis as well as to provide follow-up bone density measurements. The
Group also manufactures and distributes the "DTU-One(TM)," a calcaneus (heel bone) ultrasound bone sonometer.

The Group sells a broad line of supplies and accessories as an adjunct to its medical device sales. These supplies include patient electrodes, specialty graph paper, sensors and connecting lead wires. In most cases, these products are obtained from OEMs and are manufactured to Spacelabs Healthcare's specifications.

--------------------------------------------------------------------------------
                                       11

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

The following table sets out the key medical products currently offered by
Spacelabs Healthcare:

                                                                          POTENTIAL AREAS FOR
MODEL (TECHNOLOGY)                   APPLICATIONS                         INSTALLATIONS
----------------------------------   ----------------------------------   --------------------------------

Intesys(TM) Clinical Suite           Solutions to make patient data       All hospital care areas
ICS(TM)                              available anytime to those
                                     locations where required
Maternal Obstetrical                 Monitoring of mother and             Labour and delivery areas
Monitor                              foetus, as well as newborn           within hospitals
Ultraview SL(TM) 2400                Patient monitoring at the            All hospital care areas
                                     bedside and in transport
Ultraview SL(TM) 2700                Patient monitoring at the            All hospital care areas
                                     bedside
Ultraview SL(TM) 2800                High-end patient monitoring at       All hospital care areas
                                     the bedside
Ultraview SL(TM) 3800                Centralised, real-time               Central nurses' stations within
                                     monitoring surveillance of           hospitals
                                     patients
Ultracare(TM) ADS 180*               Anaesthesia machine/ventilator       Operating rooms in public and
                                     with low performance ventilator      private hospitals
Ultracare(TM) ADS 190*               Anaesthesia machine/ventilator       Operating rooms in public
                                     with high performance                hospitals
                                     ventilator
Ultracare(TM) SLP 100*               Patient monitoring                   Operating rooms and post
                                                                          anaesthesia care units in
                                                                          hospitals
TruLink(TM)                          Pulse oximetry sensors               All hospital care areas
Datum(TM) Vapouriser                 Vaporisation of inhalational         Ambulatory surgery centres
                                     anaesthesia                          Operating rooms
Focus(TM) Anaesthesia                Anaesthesia machine/ventilator       Ambulatory surgery centres
Delivery System                      for delivery of inhalational         Operating rooms
                                     anaesthesia
Genius(TM) MRI                       Anaesthesia machine/ventilator       Anaesthesia induction areas
Anaesthesia Delivery                 for delivery of inhalational         within hospitals MRI scanning
System                               anaesthesia                          facilities
Sirius(TM) Anaesthesia               Anaesthesia machine/ventilator       Ambulatory surgery centres
Delivery System                      for delivery of inhalational         Operating rooms
                                     anaesthesia
Model 2100/2150 Pulse                Vital signs monitoring of            Critical care units within
Oximeters                            critically ill patients              hospitals
Voyager(TM) Pulse Oximeter           Spot check assessment of             Critical care units within
                                     critically ill patients              hospitals
Model 2000/3000 Pulse                Sensors that are compatible          Recurring sales for use with
Oximetry Sensors                     with products made by other          pulse oximeters and monitors
                                     manufacturers of pulse oximetry
                                     products
DexaCare(R) G4 DEXA                  Detection, diagnosis, and follow     Physician offices
Bone Densitometer                    up of treatment of osteopenia        Integrated practice groups
                                     and osteoporosis                     Medical clinics
                                                                          Small hospitals
DTX-200(TM) DEXA Bone                Detection, diagnosis, and follow     Physician offices
Densitometer                         up of treatment of osteopenia        Integrated practice groups
                                     and osteoporosis                     Medical clinics
                                                                          Small hospitals
DTU-One(TM) Ultrasound               Detection of osteopenia and          Physician offices
Scanner                              osteoporosis                         Integrated practice groups
                                                                          Medical clinics
                                                                          Small hospitals

*    Ultracare(TM) products are GE Healthcare OEM products and can be sold by the Group only in the EEA

--------------------------------------------------------------------------------
                                       12

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

CUSTOMERS

The Group's medical monitoring, anaesthesia systems and pulse oximetry products are manufactured and distributed internationally for use in critical care, emergency and perioperative areas within hospitals. In addition, the Group's ABP monitors, pulse oximetry products and bone densitometers are sold to clinics and physicians' offices. The Group's medical data business provides ECG laboratory services for drugs under clinical trials.

The following is a representative list of customers, (some of whom have been customers in excess of twenty years) and/or installations that have purchased the Group's patient monitoring and anaesthesia products:

EUROPEAN                       UNITED STATES                   ASIA/PACIFIC                    OTHER REGIONS
--------                       -------------                   ------------                    -------------

Diaconessenhuis                Albany Medical Center,          Beijing People Hospital,        AMS Turkey,
Meppel, Netherlands            Albany, NY                      China                           Turkey

Evangelisches Krankenhaus      Condell Medical Center,         Shanghai Public                 Al Faisaliah, Saudi Arabia
Bethesda, Germany              Liberty, IL                     Health Centre,
                                                               China
Klinik St. Josef,              Duke Univ. Medical Center,
Belgium                        Durham, NC                      Chi Mei Hospital, Taiwan

LKW Villach,                   Harborview Medical Center,      Amrita Institute of Medical
Austria                        Seattle, WA                     Sciences & Research Centre,
                                                               India
St. Elisabeth                  Lakeland Regional
Ziekenhuis, Netherlands        Medical Center,                 John Hunter Hospital,
                               Lakeland, FL                    Australia
Ulleval Sjukhus,
Norway                         Methodist Hospital,             Prince of Wales Hospital,
                               Houston, TX                     Australia,
Universitatsspital
Zurich, Switzerland,           Northside Hospital,             St Vincent's Hospital,
                               Atlanta, GA                     Australia
The Royal London Hospital,
East Mount Street,             Spartanburg Reg.
UK                             Healthcare System,
                               Spartanburg, SC
Norfolk & Norwich
University, Hospitals, UK      Tulane Univ. Hospital
                               and Clinic,
                               New Orleans, LA

                               Women & Infants Hospital,
                               Providence, RI

MARKET OPPORTUNITIES

Many factors such as a nursing shortage in both the US and Europe, stricter government requirements affecting the staffing and accountability of healthcare providers, and shrinking reimbursements from health insurance organisations are forcing healthcare providers to do more with less, i.e. improve patient safety and economic efficiency with fewer resources. The Group designs, manufactures and markets products that address these economic forces by helping hospitals reduce costs whilst maintaining or improving the quality of care their physicians and nurses are able to deliver.

PATIENT MONITORING

The worldwide hospital based patient monitoring market is estimated by Frost &
Sullivan, an independent research organisation, to be in excess of US$2.3 billion (including ambulatory telemetry) and is growing at approximately 4 per cent. annually. This market can be divided into two broad product segments:
multi-parameter patient monitors and patient worn ambulatory telemetry monitoring. The multi-parameter monitoring segment comprises a variety of care environments including emergency departments, operating and recovery rooms, intensive care units and transport monitoring. The Group was a pioneer in patient worn ambulatory telemetry monitoring which is growing more rapidly than the broader patient monitoring market, especially in the US where telemetry monitoring alone is worth over US$300 million and is growing in excess of 15 per cent. per year. Telemetry monitoring is used in intensive care units, many cardiac care units and some emergency departments where patients often need to be ambulatory and, therefore, detached from their monitors.

The major vendors in this market include Phillips, GE Healthcare, Spacelabs
Medical, Datascope, Nihon Koden, Welch Allyn and a number of smaller companies.

--------------------------------------------------------------------------------

                                       13

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

ANAESTHESIA

The market for anaesthesia delivery products in the US and Europe is estimated by Frost & Sullivan to be worth in excess of US$700 million. This market is categorised by the Executive Directors into three major segments.

In the Executive Directors' view, the largest market segment is comprised of full system producers who sell complete anaesthesia systems marketing their total package products globally. This segment is currently dominated by
Dragerwerk AG and GE Healthcare. Blease Medical Equipment Limited is a full system producer, selling its anaesthesia systems under the brand names
"Focus(TM)" and "Sirius(TM)". OEM anaesthesia products distributed by Blease
Medical Holdings in the European Union are marketed under the "Ultracare(TM)"
brand name.

The second segment is comprised of local producers or assemblers of anaesthesia systems, with anaesthesia delivery systems being supplied not as a single solution but assembled from components manufactured by other companies. Blease
Medical Equipment Limited is a supplier of components to this market segment.

The third segment is the supply of anaesthesia vapourisers to pharmaceutical companies to support their promotion of anaesthetic agents; such supply is typically to pharmaceutical companies which have provided vapourisers to their customers, often on a gratis basis, to promote the introduction of anaesthetic agents to hospitals. Blease Medical Equipment Limited sells products to such pharmaceutical companies.

Blease Medical Holdings's principal competitor in the UK in the second and third market segments referred to above is Penlon Limited.

PULSE OXIMETRY

The pulse oximetry market comprises two principal components:

o    the sale of Pulse Oximetry devices, which is a market estimated by Frost &
     Sullivan to be approximately US$160 million in the US; and

o    the sale of Pulse Oximetry sensors which is a market estimated by Frost &
     Sullivan and the Executive Directors to be worth approximately US$429 million in the US.

The US market is estimated by the Executive Directors to represent between 60-70 per cent. of the world-wide sensor market in value and is growing at a rate of approximately 6 per cent. in the US.

Nellcor (a division of Tyco International, Inc.) is regarded by the Executive
Directors to be the largest company in this field and its sales of oximetry sensors represent approximately 80 per cent. of the US market. Key markets for pulse oximetry sensors and devices include, but are not limited to, the US, the
UK, France, Italy, Germany, and Japan.

AMBULATORY BLOOD PRESSURE

The market for Spacelabs Healthcare's ABP products is presently centred on drug company co-marketing programmes, CROs, independent and government sponsored clinical research studies, university hospitals and medical teaching centres, specialists in the treatment of hypertension and private office-based physicians from various medical specialties including cardiology, family/general practice, internal medicine, endocrinology, nephrology, obstetrics, and paediatrics. The
Directors believe that growth opportunities exist within the government, managed care, disease state management, sleep management, and employer health sectors.

Based upon the Company's internal estimates, the total US and international markets for ABP products is estimated at US$22 million and is evenly split between the US and international markets. In 2004 in the US, Medicare raised the
ABP reimbursement rate charged to physicians from US$45 to US$75 per ABP procedure, involving screening for white coat hypertension. Other insurers reimbursement rates range from US$75 to US$250 for ambulatory blood pressure monitoring. Physicians now have a greater incentive to prescribe procedures that require ABP monitors. The Executive Directors believe that the Group has sold approximately 35,000 units into the global market in the last 12 years.

US unit sales of ABP systems have grown over the past four years with sales to drug marketing programmes, CROs and large government grant research projects providing growth opportunities.

MEDICAL DATA SERVICES

The market for cardiovascular testing services is estimated by the Executive
Directors to have grown from US$90 million to US$238 million per year, from 2000 to 2003. There are 8,000 to 10,000 clinical trials

--------------------------------------------------------------------------------
                                       14

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

conducted each year, with over 12 million electrocardiograms performed during the course of clinical trials, and historically only 10 per cent. of those ECGs have been interpreted through core laboratories such as those operated by
Spacelabs Medical Data.

Certain US-based equity analysts estimate the market to be between US$850 million and US$1.3 billion with estimated growth rates to be between 30 and 50 per cent. annually until end December 2006. The expected growth results from the use of centralised digital ECG processing, instead of traditional paper based methods. In addition, the anticipated market growth is as a result of US Food and Drug Administration regulations and initiatives that require data to be collected, analysed, interpreted, and reported in a prescribed electronic format, as well as the standards being created by the International Committee on
Harmonisation. The FDA recommendations include requirements for all new drugs to undergo ECG testing, and that the data must be acquired digitally and interpreted by a cardiologist operating from a central location.

BONE DENSITOMETRY

The global market size for bone densitometry equipment is approximately
US$180-200 million annually, with the US market accounting for approximately 70 per cent. of this market.

The market can be split into axial (also called full-body) and peripheral (which scans arms, hands and feet) bone densitometers. The axial market size is approximately US$126-140 million, and the peripheral market is US$54-60 million.
The Group only supplies the peripheral market.

Many western populations are aging. As a population ages it becomes increasingly susceptible to osteoporosis; the market size is therefore expected to grow. The current market growth rate is estimated to be 5-6 per cent. annually.

The Executive Directors consider that there is an on going clinical debate as to which technology should be used for diagnosis of osteoporosis, and to what extent peripheral densitometry should be used for follow-up scans to determine efficacy of treatment. This debate has had an impact on the adoption rate of peripheral densitometers. Due to the slow adoption of the peripheral densitometry technology by medical insurers in the US and Western Europe, market sizes have been curtailed.

SERVICE SUPPLIES AND ACCESSORIES

The Group sells service maintenance contracts for most of its equipment and also provides a replacement parts service. The Group derived approximately 12 per cent. of revenue at 30 June 2005 from this activity. In addition, the Board believes that a substantial market exists for disposable supplies such as patient electrodes, specialty graph paper, sensors and connecting lead wires that are used with medical equipment.

RESEARCH AND DEVELOPMENT

The Directors are committed to continuing the Group's history of technical innovation by continuing to invest in research and development. The Group's patient monitoring, pulse oximetry and bone densitometry solutions are designed and engineered at facilities in Issaquah, Washington and in Hawthorne,
California (US). Such systems include mechanical, electrical, digital electronic and software subsystems, all of which are designed by the Group. The Group's anaesthesia products are designed and engineered in Issaquah, Washington (US)
and in Chesham, Buckinghamshire (UK). Additionally, the Company employs design and development engineers in Hyderabad, India to support its efforts in the US and UK.

--------------------------------------------------------------------------------

                                       15

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

CORPORATE STRATEGY

The Group's primary objective is to be a leading provider of innovative, reliable and cost-optimised patient care solutions, through a focused development of open standards, connectivity and networking to provide 'on demand' care to help care providers improve their quality of care and patient safety.

Key elements of this strategy include:

IMPROVING EXISTING PATIENT CARE TECHNOLOGIES -- In March 2004, the Group's
activities were significantly enhanced through the acquisition of Spacelabs
Medical, a manufacturer and distributor of patient monitoring and clinical information solutions for use primarily in hospitals. Spacelabs Medical develops patient monitoring systems and solutions aimed at lowering false alarm rates, thereby reducing time demands on physicians and nurses, improving patient identification accuracy, thereby reducing physician and nursing errors and providing them with more time to care for their patients. In connection with these efforts, Spacelabs Medical is also pursuing cable-free medical sensors and other wireless solutions that will allow for medical monitoring, patient data, transmission, alarm notification, and other information to be instantly transmitted at any time to those locations where the data will be needed. The
Group also continues to improve and develop patient monitors and accessories that utilise pulse oximetry technologies. Overall, the Group's efforts at improving existing medical diagnostic technologies will continue to concentrate on the development of devices that make it possible for institutions from large hospitals to small clinics and physicians' offices to obtain accurate, precise, reliable and cost-effective results.

ACQUIRING NEW COMPANIES AND TECHNOLOGIES -- The Group has acquired new companies and technologies which the Executive Directors believed would provide opportunities to reduce manufacturing costs, enhance research and development efforts, open new sales and service channels or otherwise leverage existing products against complementary systems and markets. For example, the Group's strategy is to undertake demand-flow manufacturing techniques developed by
Spacelabs Medical in its manufacturing locations worldwide. It is also planning research and development projects aimed at developing perioperative solutions that combine "Spacelabs Medical(TM)" monitoring systems with "Blease(TM)"
anaesthesia machines. Since April 2005, "Dolphin Medical(TM)" manufactured pulse oximetry sensors are being sold by Spacelabs Medical with its patient monitors.

CAPITALISING ON GLOBAL PRESENCE -- The Group operates from locations in North
America, Europe and Asia and also has a distribution network in Latin America and the Middle East. The Executive Directors believe that the Group's international operations provide important strategic and operational benefits.
Firstly, international manufacturing facilities allow the Business to take advantage of competitive labour rates in order to be a low cost producer.
Secondly, the Directors believe that having a local presence in major markets strengthens the Business's ability to provide a more customer-oriented, localised service and provides direct access to growing global markets and to its existing international customer base. In future, the Group intends to further develop its manufacturing and sales capabilities to maintain and enhance the benefits of the Business's international presence.

SELECTIVELY ENTERING NEW MARKETS -- The Group intends to target new markets that complement its capabilities in the design, development, distribution and manufacture of existing medical solutions. The Directors believe that the Group can utilise its existing integrated design and manufacturing infrastructure to capture greater margins and to build a larger presence in those new medical device markets that present attractive opportunities. The Directors believe that this strategy can be achieved through internal growth and through acquisitions of and partnerships with other medical device companies.

In addition to the strategies outlined above, it is intended that future revenue growth will be derived from the continuation of the Group's strategy to capture the replacement business from its installed base of patient monitors, the sale of pulse oximetry sensors to this installed base, cross-selling anaesthesia and monitoring solutions and by introducing anaesthesia products into the North
American and Japanese markets.

FUTURE TRADING BETWEEN OSI SYSTEMS & SPACELABS HEALTHCARE

Following Admission, OSI Systems and UDT Sensors will own approximately 80 per cent. of the Shares of Common Stock of Spacelabs Healthcare. Although Spacelabs
Healthcare will be an OSI subsidiary, and there will be some overlap of management and the sharing of IT, certain leasehold premises and head office costs, Spacelabs Healthcare will be run as a free-standing discrete entity.

--------------------------------------------------------------------------------
                                       16

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

A relationship agreement has been entered into governing the future trading relationship between Spacelabs Healthcare and OSI, details of which are provided in paragraph 9.1(ix) of Part 7 of this document, requiring the parties to trade on an arm's length basis.

In addition, a master intercompany agreement has been entered into between
Spacelabs Healthcare and OSI which includes terms in respect of potential manufacturing proposals between the companies which are likely to involve the provision of electronic and opto-electronic components, sensor cables, microchips and printed circuit boards. Certain head office and administrative functions will also be performed by OSI on behalf of Spacelabs Healthcare under this agreement. This agreement also governs the terms of the loan from OSI to
Spacelabs. Further details of the agreement are provided in paragraph 9.1(ii) of
Part 7 of this document.

MANUFACTURING

The Company has manufacturing facilities in Hawthorne, (California) Issaquah
(Washington), Chesham (UK) and Hyderabad (India). Much of the Group's high volume, labour intensive manufacturing and assembly is performed either in India or by OSI's subsidiaries in Malaysia and California. Since most of the Company's customers currently are located in Asia, Europe and the United States, its ability to assemble products in these markets and provide follow-on service from offices located in these regions is an important component of the Company's overall corporate strategy.

DISTRIBUTION

The Group markets and sells its medical monitoring and anaesthesia systems using a direct sales force and has marketing staff of approximately 240 personnel and service personnel of approximately 260. The Group has direct marketing and sales organisations in the US, UK, Canada, France and Germany. In addition, the Group has a network of independent distributors in approximately 90 countries, managed from offices located in the US, UK, Finland, France, Germany, Italy, Greece and
Singapore. It also supports these sales and customer service efforts by providing software updates and upgrades, and service training for customers'
biomedical staff and distributors.

The Directors consider the Group's maintenance service operations to be an important element of its business. The Group provides a variety of service and support options for its customers globally, ranging from complete on-site repair and maintenance service and telephone support, to part exchange programmes for customers with the internal expertise to perform a portion of their own service needs.

COMPETITION

In the markets in which the Group operates competition is based on a variety of factors including product performance, functionality, value, breadth of sales and service organisation. The Executive Directors believe that the Group's principal competitors in the market for patient monitoring, pulse oximetry and anaesthesia products are Philips Medical Systems, GE Medical Systems, Dragerwerk
AG, Datascope Corp., Nihon Kohden Corporation, Nellcor, a division of Tyco
International, Inc. and Massimo Corporation. Key competitors of the Medical Data business include eResearch, Inc., Biomedical Systems and Covance Inc.

The Executive Directors believe that the Group's patient monitoring products are easier to use than the products of many of its competitors as they offer a consistent user interface throughout many product lines. Furthermore, the monitors of Spacelabs Medical are backward/forward compatible, meaning that new
Spacelabs Medical's monitors can interface with existing Spacelabs Medical's monitor models, thus offering investment protection to the Group's customers.
Whilst some of the Company's competitors are beginning to introduce portal technology, allowing remote access to data from the bedside monitor, central station or other point of care, the Executive Directors believe that the
Company's version is superior in bringing instant access to labs, radiology and charting at the point of care. The Company's strategy is to protect its installed base of systems, through improving technology and providing superior customer service, thus protecting customer investments and capturing replacement sales.

PULSE OXIMETRY

Nellcor is regarded by the Executive Directors to be the major company in this field, producing oximetry sensors representing approximately 80 per cent. of the
US market. Key markets for pulse oximetry sensors and devices include, but are not limited to the US, UK, France, Italy, Germany, and Japan.

--------------------------------------------------------------------------------
                                       17

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

DIRECTORS

SIR JOHN MICHAEL MIDDLECOTT BANHAM, (aged 65), Chairman, (Non-executive)

John is a successful businessman and a former management consultant who has held senior business and public sector appointments in the UK for over 20 years. John recently retired as chairman of Whitbread PLC and is currently chairman of ECI
Ventures Group, a leading provider of venture capital for mid-market management buyouts and of Cyclacel Limited, a cancer biopharmaceutical company. He is also the senior non-executive director of AMVESCAP PLC, and a non-executive director of Merchants Trust PLC.

John was the chairman of Geest plc from August 2002 to March 2005 when the
business was acquired by Bakkav|f-r, and the chairman of Kingfisher PLC from
February 1996 to December 2001, when he stood down following a successful sale/de-merger of the group's general merchandise business and property business. He was chairman of Tarmac PLC from February 1994 until March 2000 when the Group was acquired by Anglo American PLC in an agreed bid following the de-merger of Carillion PLC. John was the first chairman of the Local Government
Commission for England from 1992-1995 and was founding chairman for Westcountry
Television Limited (now part of ITV plc). John was director general of the
Confederation of British Industry (CBI) from 1987 to 1992. He was the first controller (chief executive) of the Audit Commission when it was established in
1983. The Audit Commission was set up to monitor efficiency and seek better value for money in local government. Under John's leadership it identified improvements worth over (pounds)2 billion a year and launched a number of reforms. He held that position until 1987 when he left to become director-general of the CBI. In 1969 John joined the management consultants,
McKinsey & Co, becoming a principal in 1975 and director in 1980. During this period he was responsible for major consultancy assignments in the health sectors in the UK, North America and continental Europe.

GEORGE MACDONALD KENNEDY, CBE (aged 65), Vice Chairman, (Non-executive)

George Kennedy holds a number of senior and non-executive roles that combine to provide an insight into business operations worldwide. Following a career in the healthcare industry with Smiths Group plc (formerly Smiths Industries) from 1973 to 2000, George was appointed to the board of Smiths Group in 1983, later becoming executive director and chairman of the medical division. In 1997 he was awarded a CBE for services to the UK healthcare industry and exports. George also holds other directorships including, Chairman of Eschmann Holdings Limited, a family business manufacturing high quality operating tables, electrosurgery, sterilisation and suction equipment; deputy chairman of Vernalis, a UK biotechnology company with priority developments in acute migraine, stroke and
Parkinson's disease: non-executive chairman of Carclo PLC a specialist in technical plastics for the automotive, optical medical and teletronics industries; non-executive director of Isotron PLC, Europe's foremost sterilisation services provider; chairman of E2V Technologies PLC, a leading supplier of industrial electronics and president of the Association of British
Healthcare Industries.

DEEPAK CHOPRA, (aged 54), Chief Executive Officer

Deepak Chopra is the founder of OSI and has served as president, chief executive officer and a director of that company since OSI's inception in May 1987. He has served as OSI's chairman since February 1992. Deepak also serves as the president and chief executive officer of the Company's major subsidiaries. From
1976 to 1979 and from 1980 to 1987, Deepak held various positions with ILC
Technology, Inc. ("ILC"), a publicly-held manufacturer of lighting products, including serving as chairman chief executive officer, president and chief operating officer of its United Detector Technology division. In 1990, OSI acquired certain assets of ILC's United Detector Technology division. Deepak has also held various positions with Intel Corporation, TRW Semiconductors and RCA
Semiconductors. Deepak holds a Bachelor of Science degree in Electronics and a
Master of Science degree in Semiconductor Electronics.

RALPH EDWARD HUNTER, (aged 42), Chief Financial Officer

Ralph Hunter brings extensive financial and operational experience to Spacelabs
Healthcare, where he is responsible for company-wide financial management, analysis and strategic planning. Ralph is a Chartered Accountant and member of the ICAEW. Ralph began his career in public accounting, working with Coopers &
Lybrand in both the UK and the US before moving to the healthcare industry with
Schering-Plough Pharmaceuticals in New Jersey. He joined Datex-Ohmeda in 1997 and played a key role in the acquisition and subsequent restructuring of the
Spacelabs Medical business before ultimately joining the Spacelabs Healthcare management team.

--------------------------------------------------------------------------------
                                       18

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

NIKHIL ATUL MEHTA, (aged 48), Vice President Business Development

Nikhil Mehta joined OSI in 2002, and has been actively involved in several acquisitions made by OSI since then. Prior to joining OSI, Nikhil was the chief financial officer of Advanced Tissue Sciences, Inc., a NASDAQ listed bio-technology company. His previous experience include managing director, strategy and business development for Citibank Global Capital Markets; and vice president/director, North American finance and also vice president finance, for global document services at Xerox Corporation where he spent over 15 years. He has a bachelor of commerce from Bombay University and an MBA from The Wharton
School, University of Pennsylvania.

STEVE CARY GOOD, (aged 63), Non-executive Director

Steve has served as a director of OSI since September 1987. He is a senior partner in the accounting firm of Good, Swartz, Brown & Berns, which he founded in 1976, and has been active in consulting and advisory services for businesses in various sectors including the manufacturing, garment, medical services and real estate development industries. He has extensive experience in acquisitions, merger transactions and business valuations. Steve founded California United
Bancorp and served as its chairman between 1982 and 1992. In 1997, Steve was appointed as a director of Arden Realty Group, Inc., a publicly--held real estate investment trust (listed on the New York Stock Exchange: ARI). Since
October 1997, Steve has also served as a director of Big Dogs, Inc., a corporation listed on NASDAQ: BDOG). Steve holds a bachelor of science degree in business administration from the University of California, Los Angeles and attended its graduate school of business. Steve is an active member of the
American Institute of Certified Public Accountants, the California Society of
Certified Public Accountants and the Nevada State Board of Accountancy. In
addition to his professional career, Steve is very active in the Los Angeles community and has devoted a significant amount of his time to charitable endeavours.

MEYER LUSKIN, (aged 80), Non-executive Director

Meyer has served as a director of OSI since February 1990. Since 1961, Meyer has served as the president, chief executive officer and chairman of Scope
Industries Inc., which is engaged in the business of recycling and processing food waste products into animal feed. Meyer has also served as a director of
Scope Industries Inc. since 1958 and currently serves as a director of Stamet,
Inc., an industrial solid pump manufacturer, Chromagen, Inc., a biotechnology company, Alerion Biomedical, Inc. a biotechnology company, and Myricom, Inc. a computer and network infrastructure company. Meyer holds a bachelor of arts degree from the University of California, Los Angeles, and a MBA from Stanford
University.

SENIOR MANAGEMENT

DAVID TILLEY, (aged 55), President Spacelabs Medical

David is in charge of the Group's patient monitoring business and is also responsible for developing and implementing manufacturing, supply chain and distribution channel integration across the Group. He has a strong background in finance as well as experience in manufacturing, operations and supply chain management. David worked previously within Datex-Ohmeda (a division of
Instrumentarium Corp., acquired by General Electric in 2003) and its predecessor companies for more than two decades.

JIM ROOP, (aged 50), President Medical Solutions

Jim is president of four companies within the Group and is in charge of the
Medical Solutions business. Jim served as vice president and general manager of
US monitoring sales for Spacelabs Medical and, following the acquisition by
Instrumentarium Corp., as vice president of corporate accounts for
Instrumentarium and Datex-Ohmeda. In his current capacity, Jim is also responsible for identifying synergies amongst the companies he heads in
California and Washington.

NICHOLAS ONG, (aged 40), President Blease Medical Holdings

Nicholas is in charge of the Group's anaesthesia business. Prior to this appointment, Nicholas was responsible for Spacelabs Medical's strategic marketing and business development. He was the president of Asia-Pacific for
Datex-Ohmeda before joining Spacelabs Medical, and during the GE Healthcare's acquisition of Instrumentarium, led the integration team for Asia-Pacific.
Nicholas has 16 years experience in the diagnostics and medical equipment industry and is a member of the Singapore Institute of Management and the
Singapore Institute of International Affairs. In his current capacity, Nicholas is also responsible for identifying synergies between Spacelabs Medical and
Blease operations.

--------------------------------------------------------------------------------
                                       19

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

ROY HAYS, (aged 54), Chief Technology Officer

Roy is responsible for the acquisition and development of technology that supports business outcomes, productivity and growth. Part of his role is to ensure that the technology visions of all the Group are aligned where appropriate and that all Group companies employ best practices. In addition, Roy has direct responsibility for Spacelabs Medical's regulatory and quality affairs. Roy has more than 25 years experience in the medical products field, including 18 years at Spacelabs Medical, where he served as Vice President of
Product Development.

JOSEPH DAVIN, (aged 50), President Global Sales and Marketing, Spacelabs Medical

Joe brings strong leadership experience to his role as president of global sales and marketing for the Group. He currently directs Spacelabs Medical's worldwide marketing, sales, service, and customer support teams and was previously president, Spacelabs Medical North America, where his focus was on strengthening
US and Canadian operations. This organisation sells Spacelabs Medical, Blease and Dolphin Medical products. Joe helped facilitate the acquisition of Spacelabs
Medical by OSI and was also responsible for the earlier incorporation of
Spacelabs Medical's North American sales channels by Instrumentarium. Joe originally joined Instrumentarium in 1992 as the Datex US vice president of
North American sales. He later served as general manager of the Datex-Ohmeda US
Critical and emergency care business.

VICTOR SZE, (aged 38) Company Secretary and General Counsel

Victor Sze was appointed General Counsel, vice president of corporate affairs of
OSI in March, 2002. In November, 2002, Victor was appointed Secretary of the
Company and in 2003 he was named executive vice president of OSI. From 1999 through November 2001, Victor served as in-house counsel to Interplay
Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs.
Prior to joining Interplay Entertainment Corp., Victor practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Victor holds a bachelors' degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School. Victor is general counsel and company secretary of Spacelabs Healthcare.

KARITA SALOKANGAS, (aged 35) Associate General Counsel

Karita is responsible for Spacelabs Healthcare's legal affairs worldwide. She also acts as the associate general counsel for OSI. Her experienced team consists of two US-based legal counsels and three assistants. In addition to
Spacelabs Medical, her team covers legal affairs for the other Spacelabs
Healthcare companies, as well as supporting other OSI businesses jointly with the OSI corporate legal team. Karita was formerly legal counsel, responsible for international legal matters for Instrumentarium (Finland) from December 1996 to
May 1998 and was formerly Director of Legal Affairs for Datex-Ohmeda worldwide.
Karita holds a Master of Laws from Helsinki University Law School, Finland.

EMPLOYEES

As at 30 June 2005, the Group employed approximately 1,050 full-time employees, including those of the Directors appointed at such time. As the business develops, the Directors intend to recruit additional staff with appropriate experience.

EMPLOYEE STOCK OPTION SCHEMES

The Directors recognise the vital role of its staff in contributing to the overall success of the Group and the importance of the Group's ability to incentivise and motivate its employees. Therefore, the Directors believe that employees should be given the opportunity to participate and take a financial interest in the success of the Group.

Details of stock options to be granted to the Executive Directors and a summary of the New Stock Option Scheme are set out in paragraph 5 of Part 7 of this document.

CORPORATE GOVERNANCE

The Directors support high standards of corporate governance and confirm that following Admission the Company intends, where practicable, having regard to the current stage of development of the Company, to comply with the main principles of the Combined Code. The Company will adopt and operate a Common Stock dealing code for Directors and senior employees on substantially the same terms as the
Model Code.

--------------------------------------------------------------------------------
                                       20

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

The Board has established an Audit Committee and a Governance and Remuneration
Committee with formally delegated duties and responsibilities. Upon Admission,
Sir John Banham, George Kennedy and Meyer Luskin will be members of the
Governance and Remuneration Committee. Sir John Banham, George Kennedy and Steve
Good will be members of the Audit Committee. Sir John Banham will chair the
Audit Committee and George Kennedy will chair the Governance and Remuneration
Committee.

The Audit Committee will normally meet three times a year and has responsibility for, amongst other things, planning and reviewing the Group's annual report and accounts and interim statements and involve, where appropriate, the Group's auditors. The Committee will focus particularly on compliance with legal requirements and accounting standards. It is also responsible for ensuring that an effective system of internal controls is maintained. The ultimate responsibility for reviewing and approving the annual accounts and interim statement remains with the Board.

The Governance and Remuneration Committee, which will meet three times a year, has responsibility for making recommendations to the Board on the compensation of senior executives and determining, within agreed terms of reference, the specific remuneration packages for each of the Executive Directors. It also operates the Stock Option Schemes and sets performance conditions which must be satisfied before options can be exercised. It will also have responsibility for reviewing the size and composition of the Board and appointment of replacement and/or additional directors and making appropriate recommendations to the Board.

The Combined Code states that the board of directors of a UK public company should include a balance of executive and non-executive directors. Smaller UK public companies (being those that are below the FTSE 350 throughout the year immediately prior to the reporting year) should have at least two independent non-executive directors and one of those independent non-executive directors shall be appointed the senior non-executive director, which, on Admission, will be Sir John Banham. The Combined Code further provides that a majority of non-executive directors should be independent of management and free from any business or other relationship which could materially interfere with the exercise of their independent judgement. The Directors are satisfied that the
Group will, on Admission, comply with the requirements of the Combined Code so far as possible having regard to the size and current state of development of the Group.

FINANCIAL INFORMATION ON THE GROUP

The table below sets out summary financial information for the Group for the year ended 30 June 2005. This information has been extracted from the audited financial information set out in Part 3 of this document.

Prospective investors should read the whole of this document and should not rely solely on this summary.

SUMMARY STATEMENT OF OPERATIONS

                                                                       US$M
Revenues ..........................................................   195.7
Gross Profit ......................................................    89.7
Income from operations ............................................     7.1
Net Income ........................................................     4.6

The Group generated revenues of US$195.7 million for the fiscal year ended 30
June 2005. This included revenues of Blease Medical Holdings from 8 February
2005, the date of the acquisition of Blease Medical Holdings Ltd by OSI. Pre-tax income was US$7.1 million, with net income of US$4.6 million.

CURRENT TRADING AND PROSPECTS

Since 30 June 2005, Spacelabs Healthcare has continued to trade in line with the
Executive Directors' expectations. In particular, patient monitoring has experienced a sales growth of 11 per cent. for fiscal year ended 30 June 2005.

The Group uses a management tool which tracks the "sales funnel" of the patient monitoring business, i.e. tracks sales opportunities for equipment sales through to actual sales. This sales funnel has grown from US$471 million (US$446 million in North America) in April 2004, the month following OSI's acquisition of
Spacelabs Medical, to US$837 million (US$665 million in North America) in July
2005 and to US$964 million (US$775 million in North America) in September 2005.

--------------------------------------------------------------------------------
                                       21

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

The newly introduced Ultraview SL(TM) series of monitors launched in the fiscal year ended 30 June 2005 have gross margins of approximately 5 percentage points higher than the products they have replaced. These new products have gained market acceptance in the US and represented over 90 per cent. of the Group's US patient monitoring sales in the month of June 2005. The Board believes that the
Group's gross margins will benefit as these products gain international market acceptance.

The Board is confident that the Admission will allow the Group to position itself in the UK in a market that will allow it to increase awareness of the
Group and its activities in the UK and Europe and will facilitate acquisition opportunities.

PROPERTIES

The Group's manufacturing facilities are based in Issaquah, Washington US,
Chesham UK and Hyderabad India, all of which are leased facilities. In addition, the Group leases sales offices in several countries. The Group shares office and manufacturing space with OSI in Hawthorne California, US. Further details of the
Group's properties are set out in paragraph 15 of Part 7 of this document.

DIVIDEND POLICY

The Executive Directors anticipate that they will retain any available funds for the benefit of the Group in the operation of the Business. The Board does not currently intend to pay any cash dividends for the foreseeable future. OSI's current bank credit facilities restrict the payment of cash dividends by OSI, certain of its subsidiaries, the Company, and certain of its subsidiaries, the
Company and certain members of the Group and future borrowing may contain similar restrictions.

REASONS FOR THE PLACING AND USE OF PROCEEDS

The Placing, if fully subscribed, will raise approximately (pounds)15.3 million (US$27 million), net of expenses, for the Company.

The Executive Directors believe that the Admission and raising of new funds through AIM is an important step in achieving the Group's objective in building a leading healthcare business in the growing healthcare market. Approximately
(pounds)12.5 (US$22 million) of the proceeds of the Placing will initially be used to repay part of Spacelabs Healthcare's debt to OSI Systems.
At 30 June 2005 the debt owed by the Group to OSI amounted in aggregate to approximately (pounds)32.3 million (US$57 million) and additionally, to provide capital for organic growth, research and development and future acquisitions for the benefit of Spacelabs Healthcare. The terms on which OSI
Systems provides loan facilities to the Company are set out in the master intercompany agreement summarised in paragraph 9.1(ii) of Part 7 of this document.

The Directors believe that Admission will provide the Group with a currency, in the form of its Shares of Common Stock, additional to cash, for any potential future acquisitions and will also allow the Group to incentivise its employees through its Stock Option Schemes, which will assist the Group in continuing to attract, retain and motivate high calibre employees.

BANK CREDIT FACILITY

Certain of the Group's assets are included with those of OSI as collateral under a credit facility from the Bank of the West.

The Company has access to working capital through inter-company funding from
OSI, including funds available under the credit facility from Bank of the West.
The Group intends to seek an independent credit facility as soon as practicably possible after the Placing and Admission. Details of this sharing arrangement are included in the master intercompany agreement between Spacelabs Healthcare and OSI Systems set out in paragraph 9.1(ii) of Part 7 of this document.

DETAILS OF THE PLACING

The Company is issuing up to 13,461,756 Placing Shares by way of the Placing to
institutional investors to raise approximately (pounds)15.3 million
(US$27 million), net of expenses (assuming full subscription).

The Placing Shares, if fully subscribed, will represent approximately 20 per cent. of the Enlarged Share Capital of the Company.

--------------------------------------------------------------------------------
                                       22

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

Details of the Placing Agreement are set out in paragraph 9.1(vii) of Part 7 of this document.

On Admission, the Placing Shares will be issued credited as fully paid and will, on issue, rank pari passu with the Shares of Common Stock already in issue, including the right to receive, in full, all dividends and other distributions thereafter declared, made or paid.

ADMISSION

It is expected that Admission will become effective on 31 October 2005 and that definitive stock certificates in respect of the Placing Shares will be despatched on or before 4 November 2005.

LOCK-IN/ORDERLY MARKET ARRANGEMENTS

The Directors, OSI Systems and UDT Sensors have entered into lock-in agreements with Collins Stewart in respect of 54,390,935 Shares of Common Stock
(representing approximately 80 per cent. of the issued Shares of Common Stock following the Placing) preventing such shareholders, subject to certain limited exceptions, making a disposal of Shares of Common Stock held by them (or entering into a transaction with the same economic effect) during the period of
12 months after Admission save with the prior written consent of the Company and
Collins Stewart. After this time they will be required for a further period of
12 months to trade in the Shares of Common Stock only through Collins Stewart
(or the Company's then broker) for the purpose of preserving an orderly market in the Shares of Common Stock.

US TRANSFER RESTRICTIONS

The Shares of Common Stock will not be registered under the US Securities Act or qualify under any US state securities laws and, thus, may not be offered or sold in the United States or to, or for the account or benefit of, any US persons as defined in Regulation S. Accordingly, the issue of the Placing Shares is being made in reliance on Regulation S to non-US persons in off-shore transactions.
The Placing Shares are subject to the restrictions on transfer set out in paragraph 17 of Part 7 of this document including a restriction against hedging transactions involving the Placing Shares unless conducted in compliance with the US Securities Act, and share certificates will be endorsed with reference to such transfer restrictions. Regulation S prohibits the resale or re-distribution of the Placing Shares into the US or to a US Person (as defined therein) for a period of one year from the date of issue. Persons subscribing for Placing
Shares and subsequent purchasers of Shares of Common Stock will be deemed to have agreed to the transfer restrictions set out in paragraph 17 of Part 7 of this document and to have agreed not to effect transfers of the Shares of Common
Stock except to transferees who also agree to the restrictions, where the restrictions are still applicable.

Further details of the transfer restrictions applying to the Shares of Common
Stock are set out in paragraph 17 of Part 7 of this document.

CREST

CREST is a paperless settlement procedure enabling securities to be evidenced otherwise than by a certificate and transferred otherwise than by a written instrument in accordance with the Uncertificated Securities Regulations 2001.

Due to the restrictions imposed by the US Securities Act explained above, the
Shares of Common Stock will be settled in certificated form and will not be settled through CREST. Accordingly, the Company has not applied for the Shares of Common Stock to be admitted to CREST. The Directors intend to apply for the
Shares of Common Stock to be settled in CREST once the transfer restrictions set out above cease to remain in effect.

TAXATION

Further information regarding United Kingdom and US taxation is set out in paragraph 13 of Part 7 of this document. If you are in any doubt as to your tax position, you should contact your professional adviser immediately.

TAKEOVER OFFERS (KNOWN AS TENDER OFFERS IN THE US)

US Federal securities laws regulate certain takeover activities. The Williams
Act regulates tender offers. The Williams Act is intended to provide shareholders with adequate notice of the sale or purchase of significant

--------------------------------------------------------------------------------
                                       23

PART 1 -- INFORMATION ON THE GROUP
--------------------------------------------------------------------------------

amounts of a company's capital stock, including a battle for control of a corporation in order to allow shareholders the opportunity to make an informed decision.

The Williams Act requires a person or persons in the process of acquiring a substantial number of equity securities of a company to notify the target company and the SEC that they have made such acquisitions, and to notify their intentions to control the target company. Under these provisions, one person or persons acquiring outstanding shares of a class of securities registered under the Securities Act who thereby become the owner of more of the outstanding shares, must file a schedule giving details of this acquisition with the SEC and transmit a copy to the target company within 10 days of triggering the purchase.

In general, before the commencement of a tender offer subject to Section 14(d)
of the Williams Act, the bidder must file a tender offer statement with the SEC which must identify the bidder, the source of the bidder's funds and purpose in making the offer, and any securities of the target company previously acquired by the bidder, among other information. This information must also be disclosed to the target company's shareholders. The rules permit a tender offer to be made without any prior announcement or notice.

The above is qualified in its entirety by Section 14(d) of the Williams Act and the rules and regulations promulgated under it which prescribe specific filing and disclosure requirements and exceptions and exemptions therefrom. This is a complex area of the law with many requirements and exclusions depending upon the nature of the tender offer and the facts and circumstances involved. Depending upon the size of the transaction and nature of the parties involved, tender offers may also trigger compliance with the US federal anti-trust statutes known as the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The By-laws contain provisions which incorporate certain of the rules and arrangements set out in the UK City Code on Takeovers and Mergers further details of which are summarised in paragraph 4.2 of Part 7.

Under the Williams Act there is a general obligation for investors to notify the
Company when their beneficial interest exceeds 5.0 per cent. of the Company's issued share capital.

FURTHER INFORMATION

Your attention is drawn to the further information set out in Parts 2 to 7 of this document.

--------------------------------------------------------------------------------
                                       24

--------------------------------------------------------------------------------

                            PART 2 -- RISK FACTORS

An investment in the Placing Shares is subject to a number of risks. The investment offered in this document may not be suitable for all of its recipients. An investment in the Group is only suitable for investors who are capable of evaluating the risks and merits of such investments and who have sufficient resources to bear any loss which might result from such investment.
The risks described below are not exhaustive and may not be the only risks faced by the Group. Additional risks which are not presently known or are currently deemed immaterial may also impair the Group's business, financial condition or results of operations and as a result its prospects could suffer and in which case investors could lose all or part of their investment. The Executive
Directors consider the following risks to be the most significant for potential investors in the Company.

ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE GROUP OR TO THE
DIRECTORS OR THAT THE DIRECTORS CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR THE
GROUP'S BUSINESS OPERATIONS. THE BUSINESS FINANCIAL CONDITION OR RESULT OF
OPERATIONS OF THE GROUP COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY OF
THESE RISKS. THE TRADING PRICE OF THE SHARES OF COMMON STOCK COULD DECLINE DUE
TO ANY OF THESE RISKS AND INVESTORS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

AIM

The value of the Shares of Common Stock may go down as well as up. Furthermore, an investment in a share that is traded on AIM is likely to carry a higher risk than an investment in a share listed on the Official List.

The market price of the Shares of Common Stock may not reflect the underlying value of the assets of the Group. The market in the Shares of Common Stock may be illiquid or subject to sudden or large fluctuations and it may be difficult for investors to sell their Shares of Common Stock and they may receive less than the amount originally invested.

STOCK VOLATILITY AND LIQUIDITY

The stock price of AIM companies can be highly volatile. The price at which the
Shares of Common Stock will be quoted and the price which investors may realise for their Shares of Common Stock will be influenced by a large number of factors, some specific to the Group and its operations and some which may affect the quoted healthcare and pharmaceutical sector, or quoted companies generally.
These factors could include the performance of the Group's research and development programmes, large purchases or sales of the Shares of Common Stock, legislative changes in the healthcare environment and general economic conditions.

Admission should not be taken as implying that there will be a liquid market for the Shares of Common Stock. It may be more difficult for an investor to realise his investment on AIM than to realise an investment in a company whose Shares of
Common Stock are quoted on the Official List. The Shares of Common Stock will not be traded in uncertificated form through CREST. Trading shares in certificated form is inevitably a slower and more cumbersome process.

Fluctuations in operating results may cause the Company's stock price to decline.

Given the nature of the markets in which the Company participates, the Executive
Directors cannot reliably predict future revenues and profitability. Changes in competitive, market and economic conditions may cause the Group to adjust its operations. A high proportion of the Business's costs are fixed, due in part to significant sales, research and development, and manufacturing costs. Thus, relatively small changes in revenue disproportionately affect the Group's operating results. Factors that may affect the Group's operating results and the market price of the Common Stock include:

o    demand for and market acceptance of the Group's products;

o    competitive pressures resulting in lower selling prices;

o    adverse changes in the level of economic activity in regions in which the
     Group operates;

o    adverse changes in industries, such as semiconductors and electronics, on which the Business is particularly dependent;

o    changes in the portions of the Group's revenue represented by various products and customers;

o    delays or problems in the introduction of new products;

o    the announcement or introduction of new products, services or technological innovations by the Group's competitors;

--------------------------------------------------------------------------------
                                       25

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

o    variations in the Group's product mix;

o    the timing and amount of expenditure in anticipation of future sales;

o    increased costs of raw materials or supplies; and

o    changes in the volume or timing of product orders.

THE COMPANY FACES AGGRESSIVE COMPETITION IN MANY AREAS OF ITS BUSINESS
ACTIVITIES. IF THE BUSINESS DOES NOT COMPETE EFFECTIVELY, IT WILL BE HARMED.

The markets in which the Group operates are highly competitive and characterised by evolving customer needs and rapid technological change. The Group competes with a number of other manufacturers, some of which have significantly greater financial, technical and marketing resources than Spacelabs Healthcare Group. In addition, these competitors may have the ability to respond more quickly to new or emerging technologies, adapt more quickly to changes in customer requirements, have stronger customer relationships, have greater name recognition, and may devote greater resources to the development, promotion and sale of their products than the Group.

In the markets in which the Group operates, competition is also based on a variety of factors including product performance, functionality, value, and breadth of sales and service organisation. The Executive Directors believe that the principal competitors are Philips Medical Systems, GE Medical Systems,
Dragerwerk AG, Datascope Corp., Nihon Kohden Corporation and Nellcor, a division of Tyco International, Inc. Competition could result in price reductions, reduced margins, and loss of market share. Although the Company has established relationships with a number of large hospitals, there can be no assurance that
Spacelabs Healthcare Group will be able to successfully compete for their business in the future with existing competitors or with new entrants.

IF THE BUSINESS DOES NOT INTRODUCE NEW PRODUCTS IN A TIMELY MANNER, ITS PRODUCTS
COULD BECOME OBSOLETE AND THE OPERATING RESULTS WOULD SUFFER.

The Company sells many of its products in industries characterised by rapid technological changes, frequent new product and service introductions and evolving industry standards. Without the timely introduction of new products and enhancements, the Group's products could become technologically obsolete over time, in which case the Business's revenue and operating results would suffer.
The success of new product offerings will depend upon several factors, including the Group's ability to:

o    accurately anticipate customer needs;

o    innovate and develop new technologies and applications;

o    successfully commercialise new technologies in a timely manner;

o    price the Group's products competitively and manufacture and deliver products in sufficient volumes and on time; and

o    differentiate the Group's offerings from competitors' offerings.

The Business therefore must anticipate industry trends and develop products in advance of the commercialisation of customers' products. In developing any new product, the Business may be required to make a substantial investment before determining the commercial viability of a new product. If the Group fails to accurately foresee customers' needs and future activities, it may invest heavily in research and development of products that do not lead to significant revenues.

THE GROUP'S ACQUISITION AND ALLIANCE ACTIVITIES COULD DISRUPT THE ONGOING
BUSINESS.

The Directors intend to continue to make investments in companies, products, and technologies, either through acquisitions, investments or alliances.
Acquisitions and alliance activities often involve risks, including: (i)
difficulty in assimilating the acquired operations and employees; (ii)
difficulty in managing product co-development activities with the Group's alliance partners; (iii) retaining the key employees of the acquired operation;
(iv) disruption of the ongoing business; (v) inability to successfully integrate acquired technologies and operations into the Group's businesses and maintain uniform standards, controls, policies, and procedures; and (vi) lacking the experience necessary to enter into new product or technology markets. In addition, from time to time, the Group's competitors acquire or enter into exclusive arrangements with

--------------------------------------------------------------------------------
                                       26

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

companies with whom the Group transacts business or may transact business in the future. Reductions in the number of partners with whom the Group may do business in a particular context may reduce the Group's ability to enter into critical alliances on attractive terms or at all, and the termination of an existing alliance by a business partner may disrupt the Group's operations.

One of the strategies of the Directors is to supplement internal growth by acquiring businesses and technologies that complement or augment existing product lines. This growth has placed, and may continue to place, significant demands on management, working capital, and financial resources. The Business may be unable to identify or complete promising acquisitions for many reasons, including:

o    competition among buyers;

o    the need for regulatory approvals, including antitrust approvals; and

o    the high valuations of businesses.

Some of the businesses that may be acquired may be marginally profitable or unprofitable. For these acquired businesses to achieve acceptable levels of profitability, the Board must improve its management, operations, products and market penetration. The Board may not be successful in this regard and may encounter other unexpected difficulties in integrating acquired businesses into existing operations.

FINANCIAL REPORTING

The Group reviews internal controls over financial reporting procedures from time to time. However, because of their inherent limitations, internal controls over financial reporting may not prevent or detect misstatments. Also, internal controls may not be adequate at any particular time because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Accordingly, internal controls over financial reporting cannot provide absolute assurance of achieving financial reporting objectives.

MANUFACTURING AND MATERIALS MANAGEMENT

The Group has manufacturing facilities for its medical systems in Hawthorne,
California and Issaquah, Washington (US) and in Chesham (UK) and Hyderabad
(India). Much of the Business's high volume, labour intensive manufacturing and assembly is performed either in India or by OSI's subsidiary in Malaysia. Since most of the Group's customers currently are located in Asia, Europe and the
United States, its ability to assemble products in these markets and provide follow-on service from offices located in these regions is an important component of the Group's corporate strategy.

The Group purchases certain raw materials and sub-components from third parties pursuant to purchase orders placed from time to time. Purchase order terms range from three months to one year at fixed costs, but the Business does not have guaranteed long-term supply arrangements with its suppliers. Any material interruption in the Group's ability to purchase necessary raw materials or sub-components could have a material adverse effect on the Group's business, financial condition and results of operations.

REGULATION OF MEDICAL PRODUCTS

The medical monitoring and anaesthesia systems manufactured and marketed by the
Group are subject to regulation by numerous federal government agencies, including the US Food and Drug Administration, and equivalent agencies in other countries. They are also subject to various US and international electrical safety standards.

The FDA has broad regulatory powers with respect to pre-clinical and clinical testing of new medical products and the manufacturing, marketing and advertising of medical products. It requires that all medical devices introduced to the market be preceded either by a pre-market notification clearance order under section 510(k) of the US Food, Drug and Cosmetic Act, or an approved pre-market approval application. The process of obtaining 510(k) clearance typically takes between three and six months, but can take substantially longer. The pre-market approval application review process, on the other hand, can last more than a year. To date, all of the medical monitoring and anaesthesia systems manufactured and sold in the United States have required only 510(k) pre-market notification clearance.

Such regulatory approvals, when granted, may require limitations on the indicated uses for which a product may be marketed, and such product approvals, once granted, may be withdrawn if problems occur after

--------------------------------------------------------------------------------
                                       27

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

initial marketing. Manufacturers of FDA-regulated products are subject to pervasive and continuing governmental regulation, including extensive record-keeping requirements and reporting of adverse experiences associated with a product's manufacture and use. Compliance with these requirements is costly, and failure to comply can result in, among other things, fines, total or partial suspension of production, product recalls, failure of the FDA to review pending marketing clearances or approval applications, withdrawal of marketing clearances or approvals or even criminal prosecution.

     Spacelabs Healthcare Group is also subject to regulation in the countries in which it manufactures and markets its medical monitoring and anaesthesia systems. For example, the commercialisation of medical devices in the European
Union is regulated under a system that presently requires all medical devices sold in the European Union to bear the CE mark-an international symbol of adherence to quality assurance standards, demonstrated fulfilment of the essential requirements and clinical effectiveness. Spacelabs Healthcare's manufacturing facilities in Hawthorne, California, Issaquah, Washington and
Chesham, United Kingdom are all certified to the International Organisation for
Standardisation's ISO 13485 standard for medical device companies. They are also certified to the requirements of the European Medical Device Directive 93/42
EEC, which certification allows them to self-certify that newly manufactured products can bear the CE mark.

FAILURE TO PROTECT THE BUSINESS'S INTELLECTUAL PROPERTY COULD IMPAIR ITS
COMPETITIVE POSITION.

Whilst the Group owns certain patents and trademarks, some aspects of the
Business cannot be protected by patents or trademarks. Accordingly, in these areas there are few legal barriers that prevent potential competitors from copying certain of the Group's products, processes, and technologies or from otherwise entering into operations in direct competition with the Business.

The Group's products may infringe the intellectual property rights of others, and resulting claims against the Business could be costly and prevent it from making or selling certain products.

Third parties may seek to claim that the Group's products and operations infringe their patent or other intellectual property rights. The Business may incur significant expense in any legal proceedings to protect its proprietary rights or to defend infringement claims by third parties. In addition, claims of third parties against the Business could result in awards of substantial damages or court orders that could effectively prevent the Group from making, using or selling its products in the US or elsewhere.

The Group's ability to compete effectively depends, inter alia, on its exploitation of technology. However, competitors may have already developed or may develop substantially equivalent information or techniques or otherwise gain access to the Group's technology. The Group's patent applications now pending or which may be applied for in the future may not lead to patents being granted and those patents already granted to the Group may not be sufficiently broad in their scope to provide protection for the Group's intellectual property rights against third parties. There cannot be any assurance as to the ownership, validity or scope of any patents which have been, or may in the future be, issued to the Group or that claims with respect thereto will not be asserted by other parties. Substantial costs may be incurred and resources diverted if the
Group challenges the proprietary rights of others or is required to defend its own proprietary rights.

The commercial success of the Group will also depend upon non-infringement of patents granted to third parties who may have filed applications or who have obtained or may obtain patents which might inhibit the Group's ability to develop and exploit its own products. If this is the case, the Group may have to obtain alternative technology or reach commercial terms on the exploitation of other parties' intellectual property rights. There can be no assurance that the
Group will be able to obtain alternative technology or, if any licences are required, that the Group will be able to obtain any such licence on terms acceptable to the Group, if at all. This would have a material adverse effect on the business of the Group.

Certain of the Group's proprietary technology is protected as confidential know-how. Whilst the Group endeavours to maintain the confidentiality of such information, there can be no guarantee that it will not be disclosed by employees or third parties and thereby become available for use by competitors or that competitors will not independently develop similar technology.

The Directors believe that certain patents, trademarks, and licenses are important to the Business. The loss of some patents, trademarks, or licenses might have a negative impact.

REQUIREMENT FOR ADDITIONAL FUNDS

The Directors believe that the net proceeds of the Placing will meet the Group's current funding requirements, that is for at least the next twelve months. If additional funds should be raised by issuing equity securities, dilution to the then existing Shareholders may result.

--------------------------------------------------------------------------------
                                       28

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

ATTRACTION AND RETENTION OF KEY EMPLOYEES

Whilst the Group has entered into employment and/or consulting arrangements with each of its key personnel with the aim of securing their services, the retention of their services cannot be guaranteed. The loss of any member of the Group's senior management or key consultants could harm or delay the plans of the
Business either whilst management time is directed to finding suitable replacements or no suitable replacement is available to the Group. In either case, this may have a material adverse effect on the future of the Business.

CURRENCY RISK

The Group will present its financial information in US dollars. In addition,
Spacelabs Healthcare is a company resident for tax purposes in the US and incurs the majority of its costs in US dollars. The proceeds of the Placing will be received in pounds sterling. This may give rise to an exchange rate risk against the US$, the Group's functional currency. The Group's share price will be quoted in pounds sterling. However, its reporting currency and the market for its products and services are denominated in currencies other than (pounds)
sterling. As a result, movements in foreign exchange rates may cause a mismatch between actual returns and investors' expectations of returns, and also affect the share price.

The Group maintains the accounts of its operations in Canada, India, Singapore, and the United Kingdom in Canadian dollars, Indian rupees, Singapore dollars, and pounds sterling, respectively. The Group maintains the accounts of its operations in Austria, Finland, France, Germany, and Greece in euros. Foreign currency financial statements are translated into US dollars at current rates, with the exception of revenues, costs and expenses, which are translated at average rates during the reporting period. Gains and losses resulting from foreign currency transactions are included in income, while those resulting from translation of financial statements are excluded from income and accumulated as a component of Shareholder's equity.

The Group may use derivatives consisting primarily of foreign exchange contracts and interest rate swaps in the future. The Business may purchase forward contracts to hedge foreign exchange exposure relating to commitments to acquire inventory for sale.

ECONOMIC, POLITICAL, AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES AND
OPERATIONS COULD ADVERSELY AFFECT SALES

Since the Company sells products worldwide, the Business is subject to risks associated with doing business internationally. The Directors anticipate that revenues from international operations will continue to represent a substantial portion of total revenue. In addition, many of the Group's manufacturing facilities, employees and suppliers are located outside the United States.
Accordingly, the Group's future results could be harmed by a variety of factors, including:

o    changes in foreign currency exchange rates;

o    changes in a country's or region's political or economic conditions, particularly in developing or emerging markets;

o    longer payment cycles of foreign customers and difficulty in collecting receivables in foreign jurisdictions;

o    trade protection measures and import or export licensing requirements;

o    differing tax laws and changes in those laws;

o    difficulty in staffing and managing widespread operations;

o    differing labour laws and changes in those laws;

o    differing protection of intellectual property and changes in that protection; and

o    differing regulatory requirements and changes in those requirements.

A CLAIM FOR DAMAGES COULD MATERIALLY AND ADVERSELY AFFECT THE FINANCIAL
CONDITION OR RESULTS OF OPERATIONS

The Business is exposed to potential product liability risks. There are many factors beyond the Group's control that could lead to product liability claims, such as the reliability of the customers' operators of relevant equipment, and the maintenance of relevant units by the customers. There can be no assurance that in future adequate insurance cover will be available to the Group at an acceptable cost, if at all, nor that in

--------------------------------------------------------------------------------
                                       29

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

the event of any claim, the level of insurance carried by the Group now or in the future will be sufficient or that a product liability or other claim would not materially and adversely affect the financial position or results of operations of the Group.

THE GROUP'S FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS MAY CREATE
SIGNIFICANT ENVIRONMENTAL LIABILITIES AND FORCE IT TO MODIFY MANUFACTURING
PROCESSES

Spacelabs Healthcare is subject to environmental laws, ordinances and regulations throughout the world relating to the use, storage, handling and disposal of certain hazardous substances and wastes used or generated in the manufacturing and assembly of products. Under such laws, Spacelabs Healthcare may become liable for the costs of removal or remediation of certain hazardous substances or wastes that have been or are being disposed of offsite as wastes or that have been or are being released on or in facilities. Such laws may impose liability without regard to whether Spacelabs Healthcare knew of, or caused, the release of such hazardous substances or wastes. Any failure to comply with present or future regulations could subject Spacelabs Medical to the imposition of substantial fines, suspension of production, alteration of manufacturing processes, or cessation of operations, any of which could have a material adverse effect on the Group's business, financial condition, and results of operations.

CHANGES IN GOVERNMENTAL REGULATIONS MAY REDUCE DEMAND FOR PRODUCTS OR INCREASE
EXPENSES

Spacelabs Healthcare competes in markets in which the Group and its customers must comply with international regulations, such as environmental, health, safety, and food and drug regulations. Spacelabs Healthcare develops, configures, and markets its products to meet customer needs created by these regulations. Any significant change in these regulations could reduce demand for its products.

RISKS RELATED TO THE COMPANY'S CAPITAL STRUCTURE AND THE SHARES OF COMMON STOCK

The Company's Certificate of Incorporation and other agreements contain provisions that could discourage a takeover.

The Company's Certificate of Incorporation authorise the Board of Directors to issue up to 10,000 shares of preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock, to fix the number of shares constituting any such series, and to fix the designation of any such series, without further vote or action by Shareholders. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of the holders of
Shares of Common Stock and thereby reduce the value of the Shares of Common
Stock. Spacelabs Healthcare has no present plans to issue shares of preferred stock and the Company has agreed with Collins Stewart that it will not issue any shares of preferred stock without the prior consent of its nominated advisor.

The issuance of preferred stock, coupled with the concentration of ownership in
OSI, could discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the holders of Shares of Common Stock might otherwise receive a premium for their stock over then current prices, otherwise dilute the rights of holders of Shares of Common Stock, and may limit the ability of such stockholders to cause or approve transactions which they may deem to be in their best interests, all of which could have a material adverse effect on the market price of the Shares of
Common Stock.

TRANSFER RESTRICTIONS

The Shares of Common Stock are subject to restrictions on transfer as described in this document. These restrictions may affect adversely the desirability of the Shares of Common Stock and, accordingly, may affect adversely their value.
Whilst the US trading restrictions referred to in this document remain in effect, the Shares of Common Stock will be settled in certificated form and will not be settled through CREST. As a result of this, it may be more difficult for
Shareholders to sell their Shares of Common Stock. Settlement in certificated form may adversely affect the liquidity of the Shares of Common Stock and may affect adversely the desirability of the Shares of Common Stock and, accordingly, their value.

CERTAIN SHAREHOLDERS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER THE COMPANY
FOLLOWING THE PLACING

Following completion of the Placing, OSI and UDT Sensors will own beneficially, in aggregate approximately 80 per cent. of the Enlarged Share Capital. As a result, OSI will be able to exercise significant control

--------------------------------------------------------------------------------
                                       30

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

over all matters requiring shareholder approval, which could delay or prevent an outside party from requiring or merging with the Company. The ability of such shareholders to prevent or delay these transactions could cause the price of the
Shares of Common Stock to decline.

TRADING RELATIONSHIP BETWEEN OSI & SPACELABS HEALTHCARE

Based on the master intercompany agreement entered into between OSI and
Spacelabs, OSI is likely to be a significant supplier of certain products and services as detailed in paragraph 9.1(ii) of Part 7 of this document. Given the potential reliance on OSI as a major manufacturing supplier and service provider, there is a higher business risk attached to this arrangement.

TAKEOVER REGULATIONS

The Company is incorporated in and subject to the laws of the State of Delaware in the US. Accordingly, the Company and transactions in shares of its stock are not subject to the provisions of the City Code of Takeovers and Mergers (the
"Code"). The Company has attempted to afford the protections of the Code to its stockholders by including provisions in its by-laws which seek to replicate the main provisions of the Code. However, there can be no certainty that these provisions would be upheld in a US court or that a US court would construe the provisions in the same way as the Panel on Takeovers and Mergers in the UK.

In an attempt to replicate the provisions of the Code, the Company's by-laws provide that if a person (or a group of persons acting in concert) owns or controls Shares of Common Stock carrying between 30 per cent. and 50 per cent.
of the voting rights of the Company and such person (or group of persons)
acquires additional Shares of Common Stock which increase their percentage share of voting rights that person (or group of persons) will be required to make a general offer to the other stockholders of the Company to acquire the balance of the stock at the highest price per share paid by him (or any person acting in concert with him) in the previous 12 months.

As OSI will be interested in over 50 per cent. of the voting rights of the
Company at Admission, it will be able to acquire further Shares of Common Stock without incurring any obligation to make a mandatory bid under the By-laws.
However, if for any reason OSI's interest falls below 30 per cent. and then increases at any time to 30 per cent. or above, then it will become subject to the restrictions outlined above (although the By-laws also provide that the
Non-Executive Directors of the Company may waive this requirement).

THE COMPANY'S CERTIFICATE OF INCORPORATION AND INDEMNIFICATION AGREEMENTS
ENTERED INTO BETWEEN THE COMPANY AND THE DIRECTORS LIMIT THE LIABILITY OF ITS
DIRECTORS, WHICH MAY LIMIT THE REMEDIES THE COMPANY OR ITS SHAREHOLDERS HAVE
AVAILABLE.

The Company's Certificate of Incorporation provides that, pursuant to the
Delaware General Corporation Law of the State of Delaware, US, the liability of the Directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a Director for monetary damages in an action brought by a third party, or in the Company's right, for breach of a Director's duties and may limit the remedies available to the Shareholders. This provision does not eliminate the Directors' fiduciary duty and does not apply to liabilities for:

     (a)  acts or omissions done or made in bad faith or that a Director ought reasonably to have known were violations of law;

     (b)  claims initiated or brought voluntarily by a Director and not by way of defence;

     (c)  expenses incurred by a Director in connection with a claim in respect of which a court determines that each of the material assertions made by the Director was not made in good faith or was frivolous;

     (d)  expenses or liabilities of any type whatsoever which have been paid directly to a Director by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the
          Company; or

     (e)  expenses and the payment of profits arising from the purchase and sale by a Director of securities in violation of Section 16(b) of the
          Securities Exchange Act of 1934, as amended, or any similar successor statute.

APPLICATION OF US AND UK LEGISLATION

The Company is incorporated under the laws of the State of Delaware, USA.
Accordingly, a significant amount of the legislation in England and Wales regulating the operation of companies does not apply to the

--------------------------------------------------------------------------------
                                       31

PART 2 -- RISK FACTORS
--------------------------------------------------------------------------------

Company. In addition, the laws of the State of Delaware will apply in respect of the Company and these laws may provide for mechanisms and procedures that would not otherwise apply to companies incorporated in England and Wales.

REGISTRATION REQUIREMENTS AND TAX RISKS RELATING TO THE ACQUISITION OF COMPANIES
FROM OSI AND UDT SENSORS

The Company has entered into a stock transfer agreement with OSI and UDT
Sensors. Pursuant to this agreement OSI and UDT Sensors agreed to sell to the
Company various companies owned at that time by OSI and UDT Sensors (as listed in paragraph 3.3 of Part 7). As this agreement was entered into immediately prior to the date of this document, it has not been possible to complete all of the formalities required to register the transfers of the shares of each relevant company in each jurisdiction prior to publication of this document.
Therefore, at the date of this document, the Company is only the beneficial, and not the legal owner, of the shares in each of the following companies in the
Group: Blease Medical Holdings Ltd., Spacelabs Healthcare Solutions Pvt Ltd.,
Spacelabs (Singapore) Pte. Ltd., Spacelabs Medical (Canada), Inc., Spacelabs
Medical Finland Oy, Spacelabs Medical Germany GmbH, Spacelabs Medical SAS,
Spacelabs Medical UK Ltd. The Company intends to complete such registration formalities as quickly as possible but this process may be delayed due to unforseen factors. Pending completion of such formalities, OSI or UDT Sensors
(as the case may be) will remain registered as the legal owner of the relevant shares.

The Company intends to submit applications for exemption from tax in respect of the transfers of shares referred to above in jurisdictions where tax would normally be payable on the transfer of shares. However, there can be no guarantee that such applications will be accepted by the relevant tax authorities. In such event, tax may become payable on the value of the stock allotted to OSI and UDT Sensors as consideration for the transfer to the Company of various companies in the Group.

FORWARD LOOKING STATEMENTS

ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, CONTAINED IN THIS
ADMISSION DOCUMENT CONSTITUTE "FORWARD LOOKING STATEMENTS". IN SOME CASES
FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMS SUCH AS "MAY", "INTEND",
"MIGHT", "WILL", "SHOULD", "COULD", "WOULD", "BELIEVE", "ANTICIPATE", "EXPECT",
"ESTIMATE", "PREDICT", "PROJECT", "POTENTIAL", OR THE NEGATIVE OF THESE TERMS,
AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS ARE BASED ON
ASSUMPTIONS AND ESTIMATES AND INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS
WHICH MAY CAUSE THE ACTUAL RESULTS, FINANCIAL CONDITION, PERFORMANCE OR
ACHIEVEMENTS OF THE COMPANY, THE GROUP OR INDUSTRY RESULTS, TO BE MATERIALLY
DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR
IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A
DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN PART 2 "RISK
FACTORS". NEW FACTORS MAY EMERGE FROM TIME TO TIME THAT COULD CAUSE THE
COMPANY'S BUSINESS NOT TO DEVELOP AS IT EXPECTS, AND IT IS NOT POSSIBLE FOR THE
COMPANY TO PREDICT ALL SUCH FACTORS. GIVEN THESE UNCERTAINTIES, PROSPECTIVE
INVESTORS ARE CAUTIONED NOT TO PLACE ANY UNDUE RELIANCE ON SUCH FORWARD LOOKING
STATEMENTS EXCEPT AS REQUIRED BY LAW. THE COMPANY DISCLAIMS ANY OBLIGATION TO
UPDATE ANY SUCH FORWARD LOOKING STATEMENTS IN THIS ADMISSION DOCUMENT TO REFLECT
FUTURE EVENTS OR DEVELOPMENTS.

--------------------------------------------------------------------------------
                                       32

--------------------------------------------------------------------------------

            PART 3 -- ACCOUNTANTS' REPORT ON SPACELABS MEDICAL, INC.
                              AND RELATED COMPANIES

The Directors
Spacelabs Healthcare, Inc.
5150 220th Avenue SE,
Issaquah,
Washington 98029
United States of America

                                                                 24 October 2005

Dear Sirs,

SPACELABS MEDICAL, INC. (THE "COMPANY") AND RELATED COMPANIES

We report on the financial information on Spacelabs Medical Inc. and Related
Companies set out in Part 3 of the AIM Admission Document dated 24 October of the Company (the "Admission Document"). This financial information has been prepared for inclusion in the Admission Document on the basis of the accounting policies set out in Note 1 to the Combined Financial Statements for Spacelabs
Medical, Inc. and Related Companies. This report is required by paragraph (a) of
Schedule Two to the AIM Rules as if Annex I item 20.1 of the Prospectus Rules applied and is given for the purpose of complying with that requirement and for no other purpose.

RESPONSIBILITIES

The Directors of SHI are responsible for preparing the financial information on the basis of preparation set out in note 1 to the financial information and in accordance with accounting standards generally accepted in the United States
("US GAAP").

It is our responsibility to form an opinion as to whether the financial information gives a true and fair view, for the purposes of the Admission
Document, and to report our opinion to you.

BASIS OF OPINION

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included an assessment of evidence relevant to the amounts and disclosures in the financial information. It also included an assessment of significant estimates and judgments made by those responsible for the preparation of the financial information and whether the accounting policies are appropriate to the entity's circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material misstatement whether caused by fraud or other irregularity or error.

OPINION

In our opinion, the financial information gives, for the purposes of the
Admission Document, a true and fair view of the state of affairs of the
Spacelabs Medical, Inc. and Related Companies as at the dates stated and of its income, cash flows and changes in parent's investment for the periods then ended in accordance with the basis of preparation set out in note 1 and in accordance with US GAAP as described in note 1.

DECLARATION

For the purposes of Paragraph (a) of Schedule Two of the AIM Rules we are
responsible for this report as part of the AIM admission document and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the AIM admission document in compliance with Schedule Two of the
AIM Rules.

Yours faithfully

Deloitte & Touche LLP
Chartered Accountants

--------------------------------------------------------------------------------
                                       33

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                  SPACELABS MEDICAL, INC. AND RELATED COMPANIES
                          COMBINED BALANCE SHEET AS AT
                                  JUNE 30, 2005

ASSETS
Current Assets:                                                               US$'000
Cash and cash equivalents                                                       7,875
Marketable securities, available for sale                                         816
Accounts receivable, net of allowance for doubtful accounts of $1,168          44,110
Other receivables                                                                 947
Inventory                                                                      38,205
Prepaid expenses                                                                1,743
Deferred income taxes                                                           4,586
                                                                             --------
Total current assets                                                           98,282
Property and equipment, net                                                     7,068
Goodwill                                                                        5,853
Intangible assets, net                                                         19,052
Other assets                                                                    1,006
                                                                             --------
Total assets                                                                  131,261
                                                                             ========
LIABILITIES AND PARENT'S INVESTMENT
Current Liabilities:                                                          US$'000
Accounts payable                                                               18,710
Payables to related parties, net                                                9,147
Accrued payroll and related expenses                                            7,249
Deferred revenue                                                                3,936
Accrued warranties                                                              3,706
Income taxes payable                                                            4,051
Other accrued expenses and current liabilities                                 12,421
                                                                             --------
Total current liabilities                                                      59,220
Loan from Parent                                                               57,310
Accrued pension                                                                   604
Deferred income taxes                                                           2,057
                                                                             --------
Total liabilities                                                             119,191
Commitments and contingencies (Notes 3 and 6)
Parent's investment:
Combined parent's investment                                                   13,544
Accumulated deficit                                                              (768)
Accumulated other comprehensive loss                                             (706)
Total Parent's investment                                                      12,070
                                                                             --------
Total liabilities and Parent's investment                                     131,261
                                                                             ========

--------------------------------------------------------------------------------
                                       34

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                  SPACELABS MEDICAL, INC. AND RELATED COMPANIES
                            COMBINED INCOME STATEMENT
                            YEAR ENDED JUNE 30, 2005

                                                                  US$'000
Revenues                                                          195,731
Cost of goods sold                                                106,078
                                                                 --------
Gross profit                                                       89,653
Operating expenses:
Selling, general and administrative                                64,528
Research and development                                           15,892
Management retention bonus                                          1,824
Write off of in-process research and development                      300
                                                                 --------
Total operating expenses                                           82,544
                                                                 --------
Income from operations                                              7,109
Interest and other expense                                             84
                                                                 --------
Income before provision for income taxes and minority interest      7,025
Provision for income taxes                                          2,430
                                                                 --------
Income before minority interest                                     4,595
Minority interest                                                       6
                                                                 --------
Net income                                                          4,601
                                                                 ========

--------------------------------------------------------------------------------
                                       35

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                 SPACELABS MEDICAL, INC. AND RELATED COMPANIES
             COMBINED STATEMENT OF CHANGES IN PARENT'S INVESTMENT
                           YEAR ENDED JUNE 30, 2005

                                                                       ACCUMULATED
                                                                             OTHER                          TOTAL
                                                         PARENT'S    COMPREHENSIVE       ACCUMULATED     PARENT'S
                                                       INVESTMENT             LOSS           DEFICIT   INVESTMENT

                                                          US$'000          US$'000           US$'000      US$'000
Balance, July 1, 2004                                      13,299             (43)           (5,318)        7,938
 Comprehensive income:
   Net income                                                  --              --             4,601         4,601
   Foreign currency translation                                --            (817)               --          (817)
   Unrealized gain on available-for-sale securities            --             154                --           154
                                                          -------          ------           -------        -------
   Total comprehensive income                              13,299            (663)            4,601         3,938
 Acquisition of Blease Medical Holdings                       200              --                --           200
 Issuance of stock options to OSI employees                    51              --               (51)           --
 Exercise of Dolphin Medical stock Options                    106              --                --           106
 Repurchase of Dolphin Medical shares                        (112)             --                --          (112)
                                                          -------          ------           -------        -------
Balance at June 30, 2005                                   13,544            (706)             (768)       12,070
                                                          =======          ======           =======        =======

--------------------------------------------------------------------------------
                                       36

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                 SPACELABS MEDICAL, INC. AND RELATED COMPANIES
                       COMBINED STATEMENT OF CASH FLOWS
                           YEAR ENDED JUNE 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:                                               US$'000
 Net income                                                                           4,601
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortisation                                                      3,304
   Write off of in-process research and development                                     300
   Deferred income taxes                                                             (2,199)
   Write down of marketable securities available for sale                               182
   Gain on sale of assets                                                               (32)
   Other                                                                                 21
   Changes in operating assets and liabilities, net of business acquisitions:
     Accounts receivable                                                             (1,345)
     Other receivables                                                                1,749
     Inventory                                                                        1,493
     Prepaid expenses                                                                   (53)
     Accounts payable                                                                 3,962
     Payables from related parties, net                                              (1,149)
     Accrued payroll and related expenses                                               (44)
     Deferred Revenue                                                                (4,016)
     Accrued warranties                                                              (3,792)
     Income taxes payable                                                             3,948
     Other accrued expenses and current liabilities                                  (1,388)
                                                                                    -------
       Net cash provided by operating activities                                      5,542
                                                                                    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment                                                 (3,900)
 Cash paid for Blease acquisition, net of cash acquired                              (9,121)
 Acquisition of Dolphin minority interest                                              (488)
 Proceeds from sale of assets                                                            40
 Other                                                                                  (30)
                                                                                    -------
       Net cash used in investing activities                                        (13,499)
                                                                                    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings from Parent                                                               9,858
 Proceeds from exercise of Dolphin stock options                                        106
 Repurchase of Dolphin Medical Shares                                                  (112)
       Net cash provided by financing activities                                      9,852
                                                                                    -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                (241)
                                                                                    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                             1,654
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                          6,221
                                                                                    -------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                7,875
                                                                                    =======

--------------------------------------------------------------------------------
                                       37

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                  SPACELABS MEDICAL, INC. AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 2005

1.   BASIS OF COMBINATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL -- On August 2, 2005, OSI Systems, Inc. ("OSI") formed Spacelabs
Healthcare, Inc. ("Spacelabs Healthcare"), which is intended to be the holding company of the following OSI healthcare division subsidiaries: (a) Spacelabs
Medical, Inc. (U.S.A.) and its affiliates in Austria, Canada, China, Finland,
France, Germany, Italy, Singapore and the U.K (collectively, "Spacelabs
Medical"); (b) Blease Medical Holdings Ltd. (U.K.) and its wholly-owned subsidiaries Blease Medical Equipment Limited and Blease Medical Service Limited
(collectively, "Blease"); (c) Dolphin Medical, Inc. (U.S.A.) and its subsidiary,
Dolphin Medical Products Limited (Singapore), (collectively, "Dolphin Medical");
and (d) Osteometer MediTech, Inc. ("Osteometer"). The companies listed above are currently 100% directly or indirectly owned by OSI except for Dolphin Medical,
Inc. (U.S.A), which is 89% owned by OSI and 11% owned by third parties. OSI anticipates completing an initial public offering of Spacelabs Healthcare prior to December 31, 2005.

Spacelabs Medical is a global manufacturer and distributor of patient monitoring and clinical information systems for use primarily in hospitals. It designs, manufactures and markets patient monitoring solutions for critical care, emergency and perioperative areas of the hospital, wired and wireless networks and connectivity solutions, ambulatory blood pressure monitors and medical data services, all aimed at providing caregivers with instant patient information.
Spacelabs Medical was acquired by OSI in March 2004. Blease is a global manufacturer and distributor of anesthesia delivery systems, ventilators and vaporisers. Blease sells its products primarily to hospitals for use in operating rooms and anesthesia induction areas as well as in magnetic resonance imaging facilities. In addition, as pharmaceutical companies develop new anesthesia agents for the worldwide market, or as generic alternatives to patented anesthesia formulas become available, Blease works closely with them to support their new product introductions. As a result, Blease also sells its systems and components, such as anesthesia vaporisers and ventilators, directly to pharmaceutical companies and other manufacturers of anesthesia delivery systems. Blease was acquired by OSI in February 2005 and accordingly, its results of operations are included in the accompanying combined financial statements from the date of acquisition. Dolphin Medical designs, manufactures and markets pulse oximetry instruments and compatible pulse oximetry sensors, which are used to non-invasively monitor oxygenation levels in a patient's blood. Osteometer designs, manufactures and markets x-ray and ultrasound densitometers, which are used to diagnose osteoporosis as well as to provide follow-up bone density measurements.

BASIS OF COMBINATION -- The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the
United States of America and include the accounts of Spacelabs Medical, Blease,
Dolphin Medical and Osteometer (collectively, "the Company"). All significant intercompany transactions within the combined group have been eliminated.

Because this is a combined presentation of the Company, the accompanying combined financial statements as of June 30, 2005 and for the year then ended, are not necessarily indicative of the financial position, results of operations or cash flows of Spacelabs Healthcare, Inc. in the future or what the financial position, results of operations or cash flows would have been if the Company had been a separate, stand-alone entity for the period presented. See Note 8 --
Related Party Transactions.

CASH EQUIVALENTS -- The Company considers all highly liquid investments purchased with maturity of three months or less as of the acquisition date, to be cash equivalents.

MARKETABLE SECURITIES -- Marketable securities consist of equity securities categorised as available-for-sale and carried at fair value. Unrealised holding gains and losses on marketable securities are included in accumulated other comprehensive loss until realized. Unrealised holding losses that are deemed to be other-than-temporary are recognized in the combined statement of operations.
Losses are determined to be other-than-temporary based on the length of time
(generally nine months) and extent to which the market value has been less than cost (generally 10%) and the financial condition and near-term prospects of the issuer. Fair value of marketable securities is determined by the quoted market prices of each marketable security. For purposes of determining gross realised gains and losses, the cost of the securities sold is based upon specific identification. See Note 2 -- Marketable Securities.

CONCENTRATIONS OF RISK -- The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its cash, cash equivalents, available-for-sale securities and accounts receivable. The

--------------------------------------------------------------------------------
                                       38

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

Company restricts investments in cash equivalents to financial institutions with high credit standing. At June 30, 2005, approximately 75% of the Company's cash equivalents were held at three financial institutions. Credit risk on accounts receivable is minimised as a result of the large and diverse nature of the
Company's worldwide customer base. No one customer accounted for more than 10%
of accounts receivable or revenue as of June 30, 2005. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses.

The Company's trade receivables, prior to any allowance for doubtful accounts, as of June 30, 2005, were distributed geographically by location of the customer as follows:

                                                    %
                      North America                63
                      Europe                       24
                      Asia-Pacific                  8
                      Other                         5
                                                  ---
                                                  100
                                                  ===

As the Company continues to trade internationally, a portion of its receivables are expected to be with customers located in foreign countries. While the
Company attempts to secure payments with banking instruments such as letters of credit, some export sales are transacted with credit terms, and therefore collection of receivables is affected by local economic conditions. Also, in the event of default with respect to foreign export sales, collection may be more difficult in foreign countries than in the US.

The Company depends on single-source vendors for certain integral component parts. The Company's largest vendor supplies printed circuit board assemblies to
Spacelabs Medical and represented approximately 27% of total manufacturing purchases during the year ended June 30, 2005 and 18% of accounts payable at
June 30, 2005. While this or any other vendor could be replaced over time, abrupt disruption in the supply of printed circuit board assemblies or other single-source parts could have an adverse effect on the Company's manufacture of the products of which such items are a component.

ACCOUNTS RECEIVABLE -- The allowance for doubtful accounts involves estimates based on management's judgment, review of individual receivables and analysis of historical bad debts. The Company adjusts customer credit limits based upon each customer's payment history and current credit worthiness, as determined by credit information available at that time. The Company continuously monitors collections and payments from its customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. During the year ended June
30, 2005, the Company recovered $1,952,000 from accounts that were written off at the time of the Spacelabs Medical acquisition in March 2004. This amount reduced selling, general and administrative expenses in the accompanying combined income statement.

INVENTORY -- Inventory is stated at the lower of cost or market. Cost is determined on the first-in, first-out method. The Company writes down inventory for slow-moving and obsolete inventory based on assessments of future demands and market conditions. If these factors are less favorable than those projected, additional inventory write-downs may be required.

Inventory consisted of the following at June 30, 2005:

                                                         US$'000
              Raw materials and components                17,636
              Work in progress                             1,215
              Finished products                            8,817
              Demonstration inventories                    2,796
              Customer service inventories                 7,741
                                                          ------
                                                          38,205
                                                          ======

Demonstration inventories represent the Company's products being utilised in the sales and marketing process. While such inventories are available for sale to customers, some may not be sold within the next twelve months. Customer service inventories represent spare parts maintained by the Company to fulfill its

--------------------------------------------------------------------------------
                                       39

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

warranty and service contract obligations. Customer service inventories are generally maintained for seven years following the last commercial shipment of a product. During the year ended June 30, 2005, the Company sold inventory that had been written down prior to July 1, 2004, resulting in gross profit that exceeded normal gross profit for this inventory by approximately $1,250,000.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost.
Depreciation and amortisation are computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortised on the straight-line basis over the shorter of the useful life of the asset or the lease term.

Property and equipment consisted of the following at June 30, 2005 (in thousands):

                                                              ESTIMATED
                                                             USEFUL LIVES     US$'000

Equipment ..............................................      4-8 years         4,446
Leasehold improvements .................................     3-10 years         1,162
Tooling ................................................      3-5 years         1,287
Furniture and fixtures .................................     4-10 years         1,028
Computer equipment and software ........................      3-4 years         2,908
Vehicles ...............................................      3-5 years            23
                                                                               ------
Total ..................................................                       10,854
Less accumulated depreciation and amortisation .........                       (3,786)
                                                                               ------
                                                                                7,068
                                                                               ======

Depreciation expense totaled $1,648,000 for the year ended June 30, 2005.

IMPAIRMENT OF LONG-LIVED ASSETS -- The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows, undiscounted and without interest charges is less than the carrying amount of the asset, the Company recognises an impairment loss based on the estimated fair value of the asset.

OTHER ASSETS -- Included in Other Assets is a restricted investment account in the amount of euro 500,000 ($604,000 at June 30, 2005) being held by the Company under a pension arrangement for an employee. The corresponding liability in the same amount is recorded as a pension liability in the accompanying balance sheet.

INCOME TAXES -- The Company follows the asset and liability approach whereby deferred income taxes are provided for temporary differences between the financial statement and income tax basis of the Company's assets and liabilities, based on enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realised.

For the year ended June 30, 2005, the Company is part of the consolidated US federal and California state income tax filings of OSI Systems. Spacelabs
Medical files separate state income tax returns for other states. The Company's tax expense and deferred taxes as of June 30, 2005 and for the year then ended have been computed as if the Company were filing separate, stand-alone, federal and state income tax returns. Accordingly, any settlement of U.S. federal income taxes payable will be to OSI rather than to the Internal Revenue Service.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company's financial instruments consist primarily of cash, marketable securities, accounts receivable, accounts payable and loan from parent. The carrying values of financial instruments, except loan from parent are representative of their fair values due to their short-term maturities. See Note 8 -- Related Party Transactions for discussion of the loan from parent.

REVENUE RECOGNITION -- The Company recognises revenue upon shipment of products when title and risk of loss passes, and when terms are fixed and collection is probable. In accordance with the terms of Staff Accounting Bulletin No. 104,
"Revenue Recognition," and Emerging Issues Task Force ("EITF") Issue No. 00-21,
"Revenue Arrangements with Multiple Deliverables," where installation services, if provided, are essential to the functionality of the equipment, the portion of revenue for the sale attributable to installation is deferred and recognised when the installation services is provided. In an instance where terms of sale include subjective customer acceptance criteria, revenue is deferred until the acceptance criteria are met.

--------------------------------------------------------------------------------
                                       40

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

Concurrent with the shipment of the product, the Company accrues estimated product return reserves and warranty expenses. Critical judgments made by management related to revenue recognition include the determination of whether or not customer acceptance criteria are perfunctory or inconsequential. The determination of whether or not the customer acceptance terms are perfunctory or inconsequential impacts the amount and timing of revenue recognised.

Revenues from separate service maintenance contracts are recognised ratably over the term of the agreements. For other services, service revenues are recognised as the services are performed. Deferred revenue for services arises from advance payments received from customers for services not yet performed.

The Company's software products are subject to revenue recognition in accordance with AICPA Statement of Position 97-2 "Software Revenue Recognition" ("SOP
97-2"), whereby revenue from multi-element arrangements is allocated to different elements based upon vendor-specific objective evidence. Revenue from the sale of software licenses is recognised upon shipment as the Company's software products are deemed to be off-the-shelf and do not require complex implementation. Revenue from software implementation services is recognised as the services are provided. Software maintenance revenue is deferred and recognised on a straight-line basis over the life of the maintenance agreement.

SHIPPING AND HANDLING -- Amounts billed to customers for shipping and handling costs are included as a component of revenue and the corresponding costs are included in cost of sales in accordance with EITF Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs."

RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are charged to operations as incurred. Software development costs are capitalised when a product's technological feasibility has been established through the date the product is available for general release to customers. The Company amortises these costs on a straight-line basis over a five-year period, once it is put into use. During the year ended June 30, 2005, the Company capitalised $25,000 of software development costs.

IN-PROCESS RESEARCH AND DEVELOPMENT COSTS -- The combined financial statements include a $300,000 write-off of the estimated fair value of in-process research and development costs at the February 2005 date of the Blease acquisition. The amount consists of two anesthesia products that were under development and awaiting regulatory approvals at the time of the acquisition. Each of these projects is subject to risks and uncertainties relating to completion and market acceptance and have no alternative future use.

ADVERTISING COSTS -- The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense totaled $542,000 for the year ended June 30, 2005. Advertising costs are included in selling, general and administrative expenses in the accompanying combined income statement.

FOREIGN CURRENCY TRANSLATION -- The accounts of the Company's operations in
Canada, China and the United Kingdom are maintained in Canadian dollars, Chinese
Yuan and U.K. pounds, respectively. The accounts of the Company's operations in
Austria, Finland, France, Germany, Greece and Italy are maintained in Euros.
Assets and liabilities are translated into U.S. dollars at rates in effect at the balance sheet date. Revenues, costs and expenses are translated at weighted average rates during the reporting period. Gains and losses resulting from foreign currency transactions are included in income, while those resulting from translation of financial statements are excluded from income and accumulated as a component of accumulated other comprehensive loss. Transaction losses of approximately $413,000 were included in operating expenses on the combined income statement for the year ended June 30, 2005.

GOODWILL AND INTANGIBLE ASSETS

SFAS No. 142, "Goodwill and Other Intangible Assets," requires testing goodwill for impairment on an annual basis and on an interim basis if an event occurs or circumstances change that may reduce the fair value of a reporting unit below its carrying value. The Company performed its annual impairment test during the second quarter of fiscal year 2005 and concluded that there is no impairment of goodwill at the balance sheet date. The change in the carrying amount of goodwill for the year ended June 30, 2005, is as follows:

--------------------------------------------------------------------------------
                                       41

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                                                             US$'000
            Balance as of July 1, 2004                         1,269
            Goodwill acquired during the period, net of
              June 30, 2005 translation adjustment             4,739
            Foreign currency translation adjustment             (155)
                                                               -----
                                                               5,853
                                                               =====

SFAS No. 142 requires that intangible assets that meet the criteria for recognition apart from goodwill be reclassified and that intangibles with indefinite lives are not to be amortised but rather shall be tested for impairment at least annually or more frequently when impairment indicators are present. The Company has intangible assets for tradenames, which have indefinite lives and are therefore not subject to amortisation. The carrying value of these tradenames was $7,083,000 at June 30, 2005.

Intangible assets subject to amortisation consisted of the following at June 30,
2005:

                                      WEIGHTED        GROSS
                                       AVERAGE     CARRYING    ACCUMULATED     INTANGIBLES
                                         LIVES        VALUE   AMORTIZATION             NET
                                                    US$'000        US$'000         US$'000

Core technology                       10 years        8,074            811           7,263
Customer relationships/backlog       9.5 years        4,004            457           3,547
Software development costs             5 years        1,997          1,119             878
Patents                               11 years          416            158             258
Developed technology                   5 years          150            127              23
                                                     ------          -----           -----
                                                     14,641          2,672          11,969
                                                     ======          =====          ======

Amortisation expense for the year ended June 30, 2005 was $1,456,000. At June
30, 2005, estimated future amortisation expense is as follows:

                                                      US$'000
                   2006                                1,701
                   2007                                1,658
                   2008                                1,364
                   2009                                1,278
                   2010                                1,275
                   2011 and thereafter                 4,690
                                                      ------
                                                      11,969
                                                      ======

ACCRUED WARRANTIES -- The Company offers its customers warranties on products sold to them. These warranties typically provide for repairs and maintenance of its products for a specified time period. Warranties covering software and software products do not include updates or upgrades to software functionality.
Concurrent with the sale of products, a provision for estimated warranty expenses is recorded with a corresponding increase in cost of goods sold. This provision is adjusted periodically based on historical and anticipated experience. During the year ended June 30, 2005, income from operations was increased by $2,134,000 due to revisions to prior year estimates. Actual expenses of repairs under warranty, including parts and labour are charged to this provision when incurred.

The change in accrued warranties for the year ended June 30, 2005 is as follows:

                                                           US$'000
          Balance at July 1, 2004                            7,025
            Additions -- charged to cost of sales            2,612
            Reductions for warranty repair costs            (4,261)
            Increase as a result of Blease acquisition         464
            Release to combined income statement            (2,134)
                                                            ------
          Balance at June 30, 2005                           3,706
                                                            ======

--------------------------------------------------------------------------------

                                       42

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

STOCK-BASED COMPENSATION -- The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations to account for its stock-based employee compensation plans. These interpretations include FASB Interpretation No. 44, "Accounting for Certain Transactions
involving Stock Compensation an interpretation of APB Opinion No. 25," issued in
March 2000. Under this method, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company has adopted the disclosure-only provisions of
SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148,
"Accounting for Stock-Based Compensation-Transition and Disclosure," which was released in December 2002 as an amendment to SFAS No. 123. These statements established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans.

Stock options granted to employees of OSI are accounted for using the guidance of SFAS No. 123, as amended by SFAS No. 148, and Issue 21 of EITF No. 00-23,
"Issues Related to the Accounting for Stock Compensation under APB Opinion No.
25 and FASB Interpretation No. 44 -- Options Granted to Entities Under Common
Control," whereby the fair value of such options is determined using the
Black-Scholes option pricing model at the date of grant and the grant is treated as a dividend to the parent company.

The Company applies APB Opinion No. 25 in accounting for substantially all of its stock-based awards as well as for awards of OSI stock options to Company employees and, accordingly, no compensation expenses using the intrinsic value method has been recognised for its stock option grants in the accompanying financial statements.

If the fair value based method had been applied in measuring stock compensation expense under SFAS No. 123, as amended by SFAS No. 148, the pro forma effect on net earnings for the year ended June 30, 2005 would have been as follows (in thousands except for per share amounts):

                                                           US$'000
            Net income, as reported                          4,601
              Less stock-based employee compensation
                expense under fair value based method --
                net of tax related effects                    (197)
                                                             -----
            Pro forma net income                             4,404
                                                             =====

The Company has two employee stock options plans: the 2004 Spacelabs Medical
Stock Option Plan (the "2004 Spacelabs Plan") and the 2001 Dolphin Medical Stock
Option Plan (the "2001 Dolphin Plan") (see Note 7). The weighted-average fair value of stock options granted during 2005 under the 2004 Spacelabs Plan was
$0.33 per option on the date of grant. There were no grants during 2005 under the 2001 Dolphin Plan.

The fair value of option grants is determined using the Black-Scholes option pricing model with the following weighted average assumptions for the 2004
Spacelabs Plan for the year ended June 30, 2005:

2004 SPACELABS MEDICAL STOCK OPTION PLAN

                    Expected dividend                       0.0%
                    Risk free interest rate                 3.2%
                    Expected volatility                    51.2%
                    Expected life (in years)                3.6

As noted below, SFAS 123R is effective beginning in fiscal year 2006. SFAS 123R applies to new awards and to awards modified, repurchased, or cancelled after the effective date, as well as to the unvested portion of awards outstanding as of the effective date. Upon adoption, prior periods may be, but are not required to be, restated. The Company expects that the adoption of SFAS 123R will have an adverse impact on its net earnings. Though the Company has not completed evaluation of the effect that SFAS 123R will have on its financial statements, the Company currently expects the impact of the adoption of SFAS 123R to be consistent with the pro forma effect on net earnings as represented above.

EARNINGS PER SHARE -- Because the accompanying financial statements are presented on a combined basis, earnings per share information is not meaningful and has not been presented.

USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

--------------------------------------------------------------------------------
                                       43

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS -- In November 2004, the FASB issued SFAS No. 151,
"Inventory Costs" ("SFAS 151"), an amendment of Accounting Research Bulletin No.
43, Chapter 4. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June
15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS
123R"), which is effective for the annual periods beginning after June 15, 2005.
SFAS 123R therefore becomes effective for the Company on July 1, 2005. SFAS 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognised as an operating expense in the income statement. The cost is recognised over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective transition method.
The Company expects the adoption of this statement will have an adverse impact on its combined financial position and results of operations. The Company has not yet completed its evaluation of the effect that SFAS 123R will have on its financial statements.

In December 2004, the FASB issued two FSP's: FSP SFAS 109-1, "Application of
FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on
Qualified Production Activities Provided by the American Jobs Creation Act of
2004," and FSP SFAS 109-2, "Accounting and Disclosure Guidance for the Foreign
Earnings Repatriation Provision Within the American Jobs Creation Act of 2004."
FSP SFAS 109-1 clarifies that the tax deduction for domestic manufacturers under the American Jobs Creation Act of 2004 (the "Act") should be accounted for as a special deduction in accordance with SFAS No. 109, "Accounting for Income Taxes"
("SFAS 109"). FSP SFAS 109-2 grants additional time to evaluate the Act's impact on the Company's plan for reinvestment or repatriation of foreign earnings for purposes of applying SFAS 109. The Company is currently evaluating whether to repatriate any foreign earnings and the impact has not yet been determined.

In June 2005, the EITF modified its consensus on Issue No. 04-10, "Determining
Whether to Aggregate Operating Segments That Do Not Meet the Quantitative
Thresholds." This guidance creates stricter standards for aggregating operating segments that do not meet the quantitative thresholds provided within SFAS 131,
"Disclosures About Segments of an Enterprise and Related Information." The
guidance will be effective for fiscal years ending after September 15, 2005. The
Company does not anticipate that adoption of this guidance will impact the presentation of its reportable segments.

In June 2005, the FASB issued an exposure draft of a proposed standard entitled
"Business Combinations -- a replacement of FASB Statement No. 141." The proposed standard, if adopted, would provide new guidance for evaluating and recording business combinations and would be effective on a prospective basis for business combinations whose acquisition dates are on or after January 1, 2007. Upon issuance of a final standard, which is expected in 2006, the Company will evaluate the impact of this new standard and its effect on the process for recording business combinations.

In July 2005, the FASB issued an exposure draft of a proposed interpretation,
"Accounting for Uncertain Tax Positions." The proposed interpretation clarifies the accounting for uncertain tax positions in accordance with SFAS 109. The proposed interpretation requires that a tax position meet a "probable recognition threshold" for the benefit of the uncertain tax position to be recognised in the financial statements. A tax position that fails to meet the probable recognition threshold will result in either reduction of current or deferred tax asset or receivable, or recording a current or deferred tax liability. The proposed interpretation also provides guidance on measurement, derecognition of tax benefits, classification, interim period accounting disclosure, and transition requirements in accounting for uncertain tax positions. The proposed interpretation has a 60-day comment period and shall be effective for all companies as of the first fiscal year ending after December
15, 2005. Upon issuance of a final standard, which is expected in 2006, the
Company will evaluate the impact that the interpretation will have on its combined financial statements.

2.   MARKETABLE SECURITIES

In June 2004, the Company received approximately 459,000 restricted shares of
QuadraMed Corp., a publicly traded company, as partial consideration for the sale of an investment in a privately-held company.

--------------------------------------------------------------------------------
                                       44

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

In March 2005, the Company concluded that an other-than-temporary decline in the value of its QuadraMed investment had occurred based on a large and extended decline in the market price of the stock and recorded a $182,000 loss in its combined statement of operations in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity" ("SFAS 115"). As of June 30, 2005,
the market price of QuadraMed's shares had recovered and the restrictions on selling the shares had lapsed. Accordingly, at June 30, 2005, the Company recorded an unrealised gain of $154,000 as a component of other comprehensive income to mark the QuadraMed investment to market based on the quoted market price of the shares in accordance with SFAS 115.

In addition to the 459,000 shares noted above, the Company also received into an escrow account $115,000 in cash and certain additional unregistered shares in
QuadraMed, pending the resolution of certain purchase price adjustments. The
Company has not yet assigned a value to the cash and shares held in escrow as uncertainties remain as to the amounts the Company will ultimately receive.

3.   ACQUISITIONS

BLEASE MEDICAL HOLDINGS LIMITED -- In February 2005, the Company completed the acquisition of all of the outstanding shares of Blease for $9,279,000 in cash
(net of cash acquired), including acquisition costs. Furthermore, during the three years following the close, contingent consideration is payable based on
Blease's net revenues, provided certain requirements are met. The contingent consideration is capped at (pounds)6.25 million (approximately $11.2 million as of June 30, 2005). The results of operations of Blease have been included in the Company's combined statement of operations from the acquisition date, February 8, 2005.

The preliminary allocation of the acquisition cost was based on an estimate of fair values of the assets and liabilities acquired. The final determination of the purchase price is pending finalisation of the amount of contingent consideration that may become payable and may result in asset fair values and liabilities assumed that differ from the preliminary estimates of these amounts.
The following table summarises the preliminary purchase price allocation of the
Blease assets acquired and liabilities assumed:

                                                               US$'000
          Accounts receivable                                    2,070
          Inventory                                              3,126
          Other current assets, less cash acquired                 260
          Property and equipment                                   677
          Goodwill                                               4,251
          Customer relationships                                   750
          Core technology                                        2,500
          Tradenames                                             1,200
          In-process research and development                      300
          Accounts payable                                      (2,941)
          Accrued expenses and other current liabilities        (2,026)
          Net deferred taxes                                      (888)
                                                                ------
          Total consideration paid, net of cash acquired         9,279
                                                                ======

Customer relationships will be amortised over a seven year period. Core technology will be amortised over a ten year period. The weighted average amortisation period for amortisable intangibles is 9.3 years. Tradenames and goodwill have indefinite lives and are not amortised. Goodwill is not deductible for tax purposes. Acquired in-process research and development was charged to expense as of the acquisition date in accordance with FASB Interpretation No. 4,
"Applicability of FASB Statement No. 2 to Business Combinations Accounted for by
the Purchase Method."

The Company believes that the Blease acquisition resulted in the recognition of goodwill primarily due to projected operating synergies of the combined businesses, including, utilising the Spacelabs Medical distribution channels and expanding the Company's portfolio of products to reach more areas of the hospital.

Supplemental pro-forma disclosures of the results of operations for the fiscal year ended June 30 2005 as though the Blease acquisition had been completed as of July 1, 2004 are as follows (unaudited):

--------------------------------------------------------------------------------
                                       45

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                                                           US$'000
            Revenue                                        204,779
            Income before taxes and minority interest        5,723
            Net income                                       3,690

DOLPHIN MEDICAL MINORITY INTEREST -- During fiscal year 2005, the Company purchased approximately 4.1 million shares or 4% in Dolphin Medical from minority shareholders for an aggregate of $488,000, increasing its controlling ownership interest in this entity from 85% to 89%. In accordance with SFAS 141,
"Business Combinations," this was recorded as an increase in goodwill of
$488,000.

SPACELABS MEDICAL ACQUISITION -- In March 2004, OSI completed the acquisition of
Spacelabs Medical from Instrumentarium Corporation, now a subsidiary of General
Electric Company. The acquisition price was approximately $47,929,000 in cash
(net of cash acquired), including acquisition costs. In June 2004, OSI notified
General Electric Company of a working capital and retention bonus adjustment resulting in what OSI and the Company believe to be a downward adjustment of the purchase price in the amount of $25,900,000. In September 2004, General Electric
Company responded that it believes the amount of the downward adjustment to be
$7,800,000. In June 2005, OSI filed suit in Delaware seeking specific performance of the purchase agreement with respect to an independent determination of the amount of the purchase price adjustment. The action is currently pending. No amounts have been recorded in the financial statements in relation to the expected reduction in the purchase price.

Pursuant to the terms of the purchase agreement, the Company assumed management retention bonus agreements for key personnel of Spacelabs Medical. Approximately
$400,000 of the retention bonuses were earned following the acquisition date and were paid in June 2004. The remaining retention bonuses vest over a two-year period beginning either October 9, 2003 or March 19, 2004. The remaining amounts expected to be paid under these agreements is approximately $2,675,000, all payable during the fiscal year ending June 30, 2006. An analysis of the amount accrued under these retention bonus agreements as of June 30, 2005 and for the year then ended is as follows:

                                                        US$'000
                 Balance -- July 1, 2004                  2,603
                 Accruals                                 1,824
                 Payments                                 2,375
                                                          -----
                 Balance -- June 30, 2005                 2,052
                                                          =====

The accrual is included in accrued payroll and related expenses on the accompanying combined balance sheet.

4.   OTHER ACCRUED EXPENSES AND CURRENT LIABILITIES

Other accrued expenses and current liabilities consisted of the following at
June 30, 2005:

                                                      US$'000
                 Deferred rent                          5,468
                 Sales returns reserves                 1,982
                 Accrued commissions                    1,486
                 Customer advances                        638
                 State and local taxes                    537
                 Other                                  2,310
                                                       ------
                 Total                                 12,421
                                                       ======

--------------------------------------------------------------------------------
                                       46

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

5.   INCOME TAXES

For financial reporting purposes, income before provision for income taxes and minority interest includes the following components for the year ended June 30,
2005:

                                                  US$'000
               United States                        6,283
               Foreign                                742
                                                    -----
               Total pre-tax income                 7,025
                                                    =====

The Company's provision for income taxes is composed of the following for the year ended June 30, 2005:

                                                         US$'000
              Current:
              Federal                                      3,998
              State                                          271
              Foreign                                        223
                                                          ------
                                                           4,492
              Change in valuation allowance                  137
              Deferred                                    (2,199)
                                                          ------
              Total provision for income taxes             2,430
                                                          ======

The Company does not provide for U.S. income taxes on the undistributed earnings of the foreign subsidiaries, as it is the Company's intention to utilise those earnings in the foreign operations for an indefinite period of time. At June 30,
2005, undistributed earnings of the foreign subsidiaries amounted to approximately $1,922,000. It is not practical to determine the amount of income or withholding tax that would be payable upon remittances of those earnings.

Deferred income tax assets (liabilities) at June 30, 2005 consisted of the following (in thousands):

                                                             US$'000
       Deferred income tax assets:
         Net operating loss carryforwards                      2,060
         Inventory capitalisation                              1,823
         Accrued bonuses                                         744
         Inventory reserves                                      659
         Accrued warranty                                        587
         Bad debt reserves                                       439
         Inter-company profits                                   404
         Sales returns allowance                                 269
         Accrued vacation                                        202
         Other                                                   396
                                                              ------
       Total deferred income tax assets                        7,584
       Valuation allowance                                    (1,571)
                                                              ------
       Net deferred income tax asset                           6,013
                                                              ------
       Deferred income tax liabilities:
         Depreciation                                         (1,719)
         Intangible assets                                      (956)
         Deferred rent                                          (632)
         Other                                                  (176)
                                                              ------
       Total deferred income tax liabilities                  (3,484)
                                                              ------
       Net deferred income taxes                               2,529
                                                              ======

The Company has established a valuation allowance in accordance with the provisions of SFAS No. 109. The valuation allowance relates to the net operating loss of a subsidiary, subject to Separate Return Limitation Year ("SRLY") rules, and net operating losses of certain foreign operations. The SRLY net operating loss

--------------------------------------------------------------------------------
                                       47

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

totals $4,096,000 and expires beginning in 2013 through 2017. The foreign net operating losses total $2,007,000 of which $300,000 expires in 2012 and
$1,707,000 do not have expiration dates. The increase in the valuation allowance for the year ended June 30, 2005 was $137,000 due to losses in foreign jurisdictions where there are no offsetting deferred liabilities. The Company continually reviews the adequacy of valuation allowances and releases the allowances when it is determined that is more likely than not that the benefits will be realised.

The combined effective income tax rate differs from the federal statutory income tax rate due primarily to the following:

                                                              US$'000%
    Provision for income taxes at US federal statutory rate     2,459     35.0
    State income taxes -- net of federal benefit                  147      2.1
    Research and development tax credits                         (205)    (2.9)
    Foreign income subject to tax at other than US federal
      Statutory rate                                             (208)    (3.0)
    Nondeductible expenses                                        100      1.4
    Change in valuation allowance                                 137      2.0
                                                                -----     ----
                                                                2,430     34.6
                                                                =====     ====

6.   COMMITMENTS AND CONTINGENCIES

OPERATING LEASES -- The Company leases certain property and equipment under long-term operating leases expiring on various dates through 2014, some of which contain renewal options. Certain of these leases contain clauses for escalations and payment of real estate taxes, maintenance, insurance and certain other operating expenses of the properties. Net rental expense under these leases was
$4,570,000 for the year ended June 30, 2005.

In October 2004, Spacelabs Medical amended two real property leases covering office and manufacturing facilities in Issaquah, Washington. Under the amendments, Spacelabs Medical extended the term of such leases by approximately two years and relinquished certain options it held to terminate portions of such leases early. As a result, the leases now expire in December 2014. In consideration, the landlord paid the Company $2.0 million in cash which has been included in operating cash flows and recorded as deferred rent to be amortized as a reduction of rent expense over the remaining term of the lease. The leases are accounted for as operating leases.

Minimum aggregate future rentals are as follows:

                                                     US$'000
                   Fiscal year:
                   2006                                6,947
                   2007                                5,878
                   2008                                5,089
                   2009                                4,418
                   2010                                4,150
                   2011 and thereafter                19,131
                                                      ------
                   Total                              45,613
                                                      ======

DOLPHIN MEDICAL PURCHASE OPTION -- In December 2003, Dolphin Medical entered into a stock purchase and option agreement and a distribution agreement with
ConMed Corporation. Under these agreements, in exchange for $2,000,000 in cash,
ConMed received a 9% interest in Dolphin Medical, exclusive distribution rights for certain products of Dolphin Medical in the United States and an option to purchase substantially all of the operating assets and liabilities of the
Dolphin Medical business related to certain specified products. The Company recorded $1,200,000 as minority interest and $800,000 as consideration for the distribution rights based on estimated fair value. The distribution rights liability is being amortized over the five-year term of the distribution agreement. No consideration was allocated to the option as its fair value was insignificant. The option terminates upon the earlier of December 31, 2008 or the termination of the

--------------------------------------------------------------------------------
                                       48

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

related distribution agreement with the customer. The option price is set at a multiple of Dolphin Medical's revenue for the twelve months prior to the exercise of the option but not to be less than $30,000,000 through December 31,
2007 and $40,000,000 from January 1, 2008 through December 31, 2008. At June 30,
2005, the remaining liability for the distribution rights totaled $547,000 and is included in deferred revenue in the accompanying combined balance sheet.

PURCHASE COMMITMENT -- In November 2004, an agreement was entered into with an
OEM manufacturer to design and manufacture a patient monitor for Spacelabs
Medical. The agreement specifies that we will buy a minimum number of monitors from the manufacturer during each year of the contract at a fixed price. We may provide 12 months notice to terminate the agreement without cause after the second year of the contract. Given this termination clause, our minimum purchase commitment under this agreement is three years of purchases, which totals approximately $8.9 million. We expect to take delivery on the first units under this contract during the 2006 fiscal year.

Minimum future purchases under this agreement are as follows (in thousands):

                                                    US$'000
                  Fiscal year:
                  2006                               1,490
                  2007                               2,980
                  2008                               2,980
                  2009                               1,490
                  2010                                  --
                  2011 and thereafter                   --
                                                     -----
                  Total                              8,940
                                                     =====

LETTERS OF CREDIT -- Spacelabs Medical has an arrangement with a bank in the
United States that provides for up to $100,000 in letters of credit and $400,000 for overdrafts borrowings. As of June 30, 2005, a $58,400 standby letter of credit was outstanding under the letter of credit portion of the facility. The overdraft borrowings portion bears interest at the bank's prime rate (6.25% at
June 30, 2005) plus 3%. There were no outstanding amounts under the overdraft borrowing portions of the facility as of June 30, 2005. The facility is collateralised by a guarantee from OSI.

PLEDGE OF ASSETS -- Substantially all of the assets of the Company's U.S.
subsidiaries are pledged as collateral to OSI's bank in connection with their senior revolving line of credit. In addition, OSI's senior revolving line of credit agreement contains certain restrictive covenants that impact the Company.
These include restrictions on the payment of dividends, incurrence of additional indebtedness, incurrence of liens and mergers and acquisitions.

LITIGATION -- In March 2004, certain individuals named Spacelabs Medical, and
OSI Systems Inc., and a hospital in a petition claiming that the individuals suffered injuries in March 2003 caused, in part, by a defective monitoring system manufactured by Spacelabs Medical. The amount of the claim has not yet been specified.

In April 2004, certain individuals named Spacelabs Medical, as well as several other defendants, in a petition that alleges, among other things, that a product possibly manufactured by Spacelabs Medical failed to properly monitor a hospital patient thereby contributing to the patient's death in November 2001. The amount of the claim has not yet been specified.

In accordance with SFAS No. 5, "Accounting for Contingencies," the Company has
not accrued for loss contingencies relating to the above matters because it believes that, although unfavorable outcomes in the proceedings or unasserted claims may be possible, they are not considered by management to be probable or reasonably estimable. If one or more of these matters are resolved in a manner adverse to the Company, the impact on the Company's results of operations, financial position and/or liquidity could be material.

In August 2004, the former president of Spacelabs Medical submitted an arbitration claim against both Spacelabs and OSI alleging breach of a retention and severance agreement seeking approximately $1.5 million and punitive damages.
This claim was settled subsequent to June 30, 2005 for $950,000, with $578,000 being paid by Spacelabs Medical and $372,000 by OSI. The Company's $578,000
share of the settlement amount was determined based on the retention component of the settlement and is included in payroll and related accruals in the combined balance sheet as of June 30, 2005.

--------------------------------------------------------------------------------
                                       49

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

In February 2005, a Greek distribution company filed an action in the courts of
Greece claiming that Spacelabs orally agreed to appoint them as Spacelabs'
exclusive Greek distributor in 1999, but failed to do so. The distribution company claims that it incurred significant expenses as a result of Spacelabs'
actions, and demands euro 872,414 (approximately $1,054,000 as of June 30, 2005)
in compensation. The Company has accrued a $250,000 loss contingency for this claim which represents the Company's best estimate of the probable loss that may be incurred. This amount is included in other accruals in the consolidated balance sheet as of June 30, 2005.

Various lawsuits and claims are pending against the Company, including product liability claims which are generally covered by insurance policies. Although the outcome of such lawsuits and claims cannot be predicted with certainty, the expected disposition thereof will not, in the opinion of management both individually and in the aggregate, result in a material adverse effect on the
Company's results of operations and financial position.

7.   STOCK OPTION PLANS

THE 2004 SPACELABS MEDICAL STOCK OPTION PLAN -- The 2004 Spacelabs Plan was
established in April 2004 and authorizes the grant of up to 10,000,000 shares of
Spacelab Medical common stock in the form of nonqualified options. Employees, consultants and non-employee directors of Spacelabs Medical, the Company, OSI or
OSI's subsidiaries, are eligible under this plan, which is administered by the board of directors of Spacelabs Medical, who determine the terms and conditions of each grant. Exercise periods for the options granted under the 2004 Spacelabs
Plan may not exceed ten years from the grant date, or such lesser period of time as is set forth in each individual stock option agreement. All stock options granted to date have an expiration period of five years.

The following summarises stock option activity for the 2004 Spacelabs Plan for the year ended June 30, 2005:

                                                       OPTION PRICE
                                                 ------------------------
                                   NUMBER OF      WEIGHTED       TOTAL
                                    OPTIONS        AVERAGE       $'000
                                 -------------   ----------   -----------
Outstanding -- July 1, 2004        4,887,500          $0.58    2,834,750
  Granted                          4,188,500           0.80    3,362,075
  Exercised                               --             --           --
  Forfeited                       (1,152,500)          0.59     (674,250)
                                 ------------     ---------    ----------
Outstanding -- June 30, 2005       7,923,500          $0.70    5,522,575
                                 ============     =========    ==========

The following summarises pricing and term information for 2004 Spacelabs Plan options outstanding as of June 30, 2005:

                         OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                   --------------------------------  --------------------------
                        WEIGHTED-
                         AVERAGE         WEIGHTED-                    WEIGHTED-
     RANGE OF           REMAINING         AVERAGE      NUMBER OF       AVERAGE
     EXERCISE       CONTRACTUAL LIFE      EXERCISE      OPTIONS       EXERCISE
      PRICES             (YEARS)           PRICE      EXERCISABLE       PRICE
-----------------  ------------------   -----------  -------------   ----------
  $0.58 -- $0.95           4.18            $0.70        943,750         $0.58

THE 2001 DOLPHIN MEDICAL STOCK OPTION PLAN -- The 2001 Dolphin Plan was
established in 2001 and authorises the grant of up to 10,000,000 shares of
Spacelab Medical common stock in the form of nonqualified options. Employees, consultants and non-employee directors of Dolphin Medical, the Company or the
Company's subsidiaries, are eligible under this plan, which is administered by the board of directors of Dolphin Medical, who determine the terms and conditions of each grant. Exercise periods for the options granted under the
2001 Dolphin Plan may not exceed ten years from the grant date, or such lesser period of time as is set forth in each individual stock option agreement. All stock options granted to date have an expiration period of five years.

--------------------------------------------------------------------------------
                                       50

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

The following summarises stock option activity for the 2001 Dolphin Plan for the fiscal years ended June 30:

                                                          OPTION PRICE
                                                   --------------------------
                                    NUMBER OF       WEIGHTED        TOTAL
                                     OPTIONS         AVERAGE        $'000
                                 ---------------   ----------   -------------
Outstanding -- July 1, 2004          6,760,000         $0.05        338,000
  Granted                                   --            --             --
  Exercised                         (2,187,500)         0.05       (109,375)
  Forfeited                         (2,937,500)         0.05       (146,875)
                                    ----------      --------       --------
Outstanding -- June 30, 2005         1,635,000         $0.05         81,750
                                    ==========      ========       ========

The following summarises pricing and term information for 2001 Dolphin Plan options outstanding as of June 30, 2005:

                       OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                 --------------------------------   --------------------------
                      WEIGHTED-
                       AVERAGE         WEIGHTED-                     WEIGHTED-
   RANGE OF           REMAINING         AVERAGE       NUMBER OF       AVERAGE
   EXERCISE       CONTRACTUAL LIFE      EXERCISE       OPTIONS       EXERCISE
    PRICES             (YEARS)           PRICE       EXERCISABLE       PRICE
--------------   ------------------   -----------   -------------   ----------
    $0.05                1.75            $0.05        1,226,250        $0.05

8.   RELATED-PARTY TRANSACTIONS

ALLOCATIONS -- All operating expenses associated with the Company are included in the accompanying combined financial statements, including expenses incurred by OSI on behalf of the Company. Certain corporate expenses incurred by OSI that are not practicable to be specifically identified as costs of the Company, which include human resources, treasury, accounting, information technology and executive officer costs, have been allocated by OSI. Management has allocated these costs based on percentage estimates of time or departmental effort devoted to working on Company related matters in relation to overall OSI matters.
Allocated costs of $1,479,000 for the year ended June 30, 2005 are included in selling, general and administrative expenses in the accompanying combined statement of operations. Management of the Company believes these methods of allocation are reasonable, and approximate what these expenses would have been on a stand-alone basis.

LOAN FROM PARENT -- OSI provides loans to the Company for working capital and to fund acquisitions. Through June 30, 2005, the loans were non-interest bearing and have unspecified repayment terms. On October 24, 2005, the Company entered into a formal loan agreement with OSI that specifies that interest will accrue on the loans at Libor plus 1.65 points and allows OSI to call for full or partial repayment of the loans with a notice period of 367 days. Accordingly, the loans are recorded as long term on the accompanying combined balance sheet.
If the proposed public offering is completed, management is likely to use up to
$22,000,000 of the proceeds to repay a portion of this loan. The Company believes the carrying value of the loan from parent approximates its fair value as the loan will bear a market rate of interest.

SUPPLY ARRANGEMENTS -- Spacelabs Medical purchases printed circuit board assemblies from a subsidiary of OSI. Dolphin Medical purchases sub-assemblies and finished goods from various OSI subsidiaries. For the year ended June 30,
2005, inventory purchases from OSI affiliates totaled $10,840,000. Management of the Company believes the costs of these purchases are equivalent to what the
Company could purchase from third party suppliers.

MANUFACTURING AND OFFICE FACILITIES -- Certain of the Company's businesses share manufacturing and office space with OSI and its subsidiaries. The cost of these facilities is charged to the Company based on square-footage of the shared facility. The total amount charged to the Company for the year ended June 30,
2005 was $365,000.

INSURANCE -- The Company is covered under OSI's various liability and property insurance coverages. The actual costs of these coverages are charged to the
Company on a specific identification basis. The total amount charged to the
Company for the year ended June 30, 2005 was $1,631,000.

OTHER -- OSI and certain of its subsidiaries also perform other activities on behalf of the Company including accounting, legal, information technology, and engineering. For the year ended June 30, 2005, OSI charged the Company $508,000 related to these services based on the actual costs of the services provided.

TAX SHARING AGREEMENT -- On October 24, 2005, the Company entered into a tax sharing agreement with OSI. The terms of this agreement assigns responsibility to the Company for all taxes arising in the pre-separation

--------------------------------------------------------------------------------
                                       51

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

period attributable to the Company. OSI retains, and indemnifies the Company for, among other things, the tax liabilities incurred as a result of transferring assets to the Company. Any other separation-related tax liabilities generally will be paid by the party legally responsible and OSI and the Company have agreed to cooperate in the resolution of such taxes. The tax sharing agreement also deals with the allocation of obligations and responsibilities in connection with certain administrative matters relating to taxes.

9.   EMPLOYEE BENEFIT PLANS

DEFINED CONTRIBUTION PLAN -- The U.S. employees of the Company are eligible to participate in OSI qualified employee retirement savings plan. The plan provides for a contribution by the Company, which is determined annually by the Board of
Directors. In addition, the plan permits voluntary salary reduction contributions by employees. The Company contributed $604,000 to the plan for the fiscal year ended June 30, 2005.

OSI EMPLOYEE STOCK PURCHASE PLAN -- The U.S. Employees of the Company who have been regular employees for at least six months and who meet certain other criteria, are eligible to purchase through regular payroll deductions shares of
OSI Common Stock. The plan is administered by the Board of Directors of OSI or a committee of the board and qualifies as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. The Company's liability to the plan was $326,000 at June 30, 2005, representing payroll deductions from the
Company's employees that have not yet been used to purchase OSI Common Stock.

10.  SEGMENT INFORMATION

The Company operates in two reportable segments as defined by SFAS No. 131,
"Disclosures about Segments of an Enterprise and Related Information" ("FAS
131"). The Monitoring Solutions segment includes two operating segments Patient
Monitoring/Anaesthesia and Dolphin Medical. "All Other" includes the Company's medical data services business. The Patient Monitoring/Anaesthesia and Dolphin
Medical operating segments have been aggregated pursuant to the rules of FAS
131. The aggregated businesses provide products and services within the medical products market and have similar economic characteristics, including similar operating margins. The businesses have similar production processes, similar types and classes of customers, and sell through similar distribution channels.
In addition, the different businesses operate within the same overall regulatory environment. The accounting policies of the two segments are identical to the policies in Note 1. There were no inter-segment revenues during the year ended
June 30, 2005.

The following tables present the operations and identifiable assets by segment as of June 30, 2005 and for the year then ended:

                                           MONITORING
                                           SOLUTIONS     ALL OTHER       TOTAL
                                          -----------   -----------   ----------
                                            US$'000       US$'000       US$'000
External customer revenue                   190,205        5,526       195,731
                                            =======        =====       =======
Income from operations                        6,450          659         7,109
                                            =======        =====       =======
Total assets                                128,382        2,879       131,261
                                            =======        =====       =======
Capital expenditures                          3,676          305         3,981
                                            =======        =====       =======
Depreciation and amortisation expense         3,276           28         3,304
                                            =======        =====       =======

Revenues from external customers by geographic region, based on location of the end-customer, and by product group are as follows for the year ended June 30,
2005:

                                                     UNITED STATES     FOREIGN       TOTAL
                                                    ---------------   ---------   ----------
                                                        US$'000        US$'000      US$'000

Medical equipment                                        93,778         40,034      133,812
Services, spare parts, supplies and accessories          36,604         25,315       61,919
                                                         ------         ------      -------
Total revenue                                           130,382         65,349      195,731
                                                        =======         ======      =======

No single country outside of the United States represents more than 10% of total revenue.

The Company's long-lived assets are distributed as follows as of June 30, 2005:

--------------------------------------------------------------------------------
                                       52

PART 3 -- FINANCIAL INFORMATION ON SPACELABS MEDICAL, INC. AND RELATED COMPANIES
--------------------------------------------------------------------------------

                             UNITED STATES     FOREIGN      TOTAL
                            ---------------   ---------   --------
                                US$'000        US$'000     US$'000

Total long-lived assets         22,524          10,455      32,979
                                ======          ======      ======

Long-lived assets in the U.K. totaled $9,188,000 as of June 30, 2005.

11.  SUPPLEMENTAL CASH FLOW INFORMATION

The following provides additional information concerning cash flow activities for the year ended June 30, 2005:

                                                          US$'000
            Interest paid                                    30
            Income taxes paid                               592
            Unrealised gain on marketable securities        154

12.  SUBSEQUENT EVENTS

PUBLIC OFFERING -- OSI has engaged Collins Stewart, a London-based investment bank to pursue the public offering and listing of approximately 20% of the equity in the Company. This offering and listing is planned in the United
Kingdom on the AIM Exchange, which is owned and administered by the London Stock
Exchange. The shares in Spacelabs Healthcare will not be offered or sold in the
United States. Under SEC Regulation S, U.S. residents are prohibited from participating in this proposed offering of shares in the newly formed company, and any shares offered cannot be acquired by U.S. residents for a period of twelve months from the date of the offering.

HURRICANE KATRINA -- Certain customers of Spacelabs Medical in the Gulf Coast region of the United States may have incurred significant damage in August 2005 as a result of Hurricane Katrina which may impair or delay their ability to pay the Company for amounts owing. In addition, service and demonstration inventories of the Company's field service engineers and sales representatives may have been damaged or lost in the storm and resulting flooding. The Company does not expect that this damage will have a material impact on financial results but is in the process of assessing the extent of the damage and is unable at this time to determine the related costs. The Company is currently reviewing the terms of its insurance coverages with its broker and carriers.

STOCK OPTIONS -- On July, 11 2005, Spacelabs Medical granted stock options for
739,000 shares under the 2004 Spacelabs Plan to employees and directors at an exercise price of $1.10.

--------------------------------------------------------------------------------
                                       53

--------------------------------------------------------------------------------

          PART 4 -- ACCOUNTANTS' REPORT ON SPACELABS HEALTHCARE, INC.

The Directors
Spacelabs Healthcare, Inc.
5150 220th Avenue SE,
Issaquah,
Washington 98029

24 October 2005

Dear Sirs,

SPACELABS HEALTHCARE, INC. ("THE COMPANY")

INTRODUCTION

We report on the financial information relating to the Company, as set out below, prepared for inclusion in the Admission Document dated 24 October, 2005 of the Company (the "Admission Document") relating to the admission of Spacelabs
Healthcare, Inc.'s share capital to trading on AIM, a market operated by London
Stock Exchange plc. This financial information has been prepared for inclusion in the Admission Document on the basis of the accounting policies set out in the
Notes to the financial information in Part 4 of the Admission Document. This report is required by paragraph (a) of Schedule Two to the AIM Rules as if Annex
I item 20.1 of the Prospectus Rules applied and is given for the purpose of complying with that requirement and for no other purpose.

RESPONSIBILITY

The Directors of the Company are responsible for preparing the financial information on the basis of preparation set out in note 1 to the financial information in part 4 of the Admission Document and are in accordance with accounting standards generally accepted in the United States ("US GAAP").

It is our responsibility to form an opinion as to whether the financial information gives a true and fair view, for the purposes of the Admission
Document, and to report our opinion to you.

BASIS OF OPINION

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included an assessment of evidence relevant to the amounts and disclosures in the financial information. It also included an assessment of significant estimates and judgments made by those responsible for the preparation of the financial information and whether the accounting policies are appropriate to the entity's circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material misstatement whether caused by fraud or other irregularity or error.

OPINION

In our opinion, the financial information gives, for the purposes of the
Admission Document, a true and fair view of the state of affairs of the
Spacelabs Healthcare, Inc. as at the date stated in accordance with the basis of preparation and in accordance with US GAAP as described in note 1.

DECLARATION

For the purposes of Paragraph (a) of Schedule Two of the AIM Rules we are
responsible for this report as part of the AIM admission document and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the AIM admission document in compliance with Schedule Two of the
AIM Rules.

Yours faithfully

Deloitte & Touche LLP
Chartered Accountants

--------------------------------------------------------------------------------
                                       54

PART 4 -- FINANCIAL INFORMATION ON SPACELABS HEALTHCARE, INC.
--------------------------------------------------------------------------------

BALANCE SHEET

                                                                  AS AT
                                                              31 AUGUST 2005
                                                     NOTE           $
                                                    ------   ---------------
CURRENT LIABILITIES
Accounts payable                                       2             687
                                                                  ------
Net liabilities                                                      687
                                                                  ======
SHAREHOLDERS' FUNDS
Share capital                                          3               1
Paid-in-capital                                                      999
Receivable from OSI                                               (1,000)
Current year loss                                                    687
                                                                  ------
                                                                     687
                                                                  ======

NOTES TO THE FINANCIAL INFORMATION

(1)  ACCOUNTING POLICIES

The financial information has been prepared under the historical cost convention and in accordance with generally accepted accounting standards in the United
States of America ("US GAAP").

(2)  HISTORY

The Company was incorporated on 2 August 2005 under the name Spacelabs
Healthcare, Inc. The only transaction undertaken and reflected is a payable to
CT Corporation for the set-up costs involved in establishing a legal entity in
Delaware. As this also represents the entire current loss, no profit and loss account has been presented. A cashflow statement has not been presented as there has been no other trading. No dividends have been declared or paid.

(3)  SHARE CAPITAL

The Company was incorporated with an authorised share capital of $250,000 represented by 250,000,000 ordinary shares of $0.001 each and $10 represented by
10,000 shares of Preferred stock with a par value of $0.001 each. At 31 August
2005, the Company had issued 1,000 ordinary shares of $0.001 each at par.

(4)  POST BALANCE SHEET EVENTS

PUBLIC OFFERING -- OSI has engaged Collins Stewart, a London-based investment bank to pursue the public offering and listing of 20% of the equity in the
Company. This offering and listing is planned in the United Kingdom on the AIM
Exchange, which is owned and administered by the London Stock Exchange. The shares in Spacelabs Healthcare will not be offered or sold in the United States.
Under SEC Regulation S, U.S. residents are prohibited from participating in this proposed offering of shares in the newly formed company, and any shares offered cannot be acquired by U.S. residents for a period of twelve months from the date of the offering.

--------------------------------------------------------------------------------
                                       55

--------------------------------------------------------------------------------

           PART 5 -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS

The following are financial statements of Blease Medical Holdings for the years ended 31 May 2003 and 31 May 2004. The financial information contained in this
Part 5 has been derived from financial statements delivered to Companies House.

No separate financial information is presented in respect of each subsidiary undertaking of Blease Medical Holdings, as the accounts of those subsidiary undertakings are not considered to be reasonably necessary for the purposes of making an informed assessment of the Group's assets and liabilities, financial position, profits and losses and prospects, or of the securities being offered.

       PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003

REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF BLEASE MEDICAL HOLDINGS
LIMITED

We have audited the financial statements of Blease Medical Holdings Limited for the period ended 31 May 2003 which comprise the consolidated profit and loss account, the consolidated and company balance sheets and the consolidated notes
1 to 29. These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors' responsibilities for preparing the directors' report and the financial statements in accordance with United Kingdom law and accounting standards are set out in the statement of directors' responsibilities.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act
1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read other information contained in the chairman's and directors' reports, and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

BASIS OF OPINION

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

--------------------------------------------------------------------------------
                                       56

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                         BLEASE MEDICAL HOLDINGS LIMITED

FUNDAMENTAL UNCERTAINTY

In forming our opinion we have considered the adequacy of disclosures made in the financial statements concerning the borrowing facilities which are available to the group. The financial statements have been prepared on a going concern basis, the validity of which depends on the Group being able to operate within the existing bank facilities. The financial statements do not include any adjustments that would result from a failure to operate within these facilities.
Details of the circumstances relating to this fundamental uncertainty are described on page 56 of this document. Our opinion is not qualified in this respect.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the group and the company at 31 May 2003 and of the group loss for the year then ended and have been properly prepared in accordance with the
Companies Act 1985.

GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
LONDON THAMES VALLEY OFFICE
SLOUGH
11 MAY 2004

--------------------------------------------------------------------------------
                                       57

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared under the historical cost convention.

Subsequent to the year end the group carried out a refinancing programme through the issue of (pounds)529,412 Secured Loan Notes 2009 with warrants attached covering the subscription at par for a further 105,882 ordinary shares at a price of (pounds)1 per share.

The group has continuing bank facilities to 31 August 2004 and is actively pursuing plans agreed with the bank to reduce the required facilities by that date. The group is currently operating within its facilities and the directors are confident that provided the groups trading and working capital are in line with expectations the existing facility will be sufficient.

If the group does not achieve requisite profitability or working capital requirements exceed expectation the directors may then seek to obtain further funds. The financial statements do not therefore include any adjustment that might arise from the inability of the group to trade as a going concern.

The principal accounting policies of the group are set out below and have remained unchanged from previous years, apart from deferred taxation.

BASIS OF CONSOLIDATION

The group financial statements consolidate those of the company and its subsidiary undertakings (see note 11) drawn up to 31 May 2003. All of a subsidiary's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date and profits or losses on intra-group transactions are eliminated in full on consolidation

TURNOVER

Turnover is the total amount receivable by the group in the ordinary course of business with outside customers for goods supplied as a principal and for services provided, excluding VAT and trade discounts. In the case of income from maintenance agreements, recognition of sales is taken over the period of the contract.

DEPRECIATION

Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets by equal annual instalments over their expected useful lives.

The periods generally applicable are:

Plant and machinery 2 -- 5 years

Fixtures and fittings 4 -- years

Motor vehicles 4 years

RESEARCH AND DEVELOPMENT

Development costs incurred on specific projects are capitalised when recoverability can be assessed with reasonable certainty and amortised once the product has come to commercial production over a period of five years, which is expected to be in line with sales arising from the projects. All other development and all research costs are written off as incurred.

INTANGIBLE FIXED ASSETS

Goodwill on acquisition is calculated as being the difference between the consideration paid and the fair value of the assets purchased. This is capitalised and amortised over its estimated useful life, considered to be ten years.

Identifiable intellectual property purchased separately from a business is included at cost and amortised over its expected useful economic life.

INVESTMENTS IN SUBSIDIARIES

Investments in subsidiaries are stated at cost, less amounts written off.

--------------------------------------------------------------------------------
                                       58

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

STOCK AND WORK IN PROGRESS

Stock and work in progress is stated at the lower of cost and net realisable value.

DEFERRED TAX

Deferred tax is recognised on all timing differences where the transactions or events that give the group an obligation to pay more tax in the future, or a right to pay less tax in the future, have occurred by the balance sheet date.
Deferred tax assets are recognised when it is more likely than not that they will be recovered. Deferred tax is measured using rates of tax that have been enacted or substantively enacted by the balance date.

FOREIGN CURRENCIES

Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. The accounting policy for foreign currency translation is as prescribed by Statement of Standard
Accounting Practice No. 20.

LEASED ASSETS

Where assets are financed by leasing agreements which give risk and rewards approximate to ownership ("finance leases") they are treated as if they had been purchased outright on credit. They are therefore initially recorded as a fixed asset and a liability at a sum equal to the fair value of the asset. Leasing payments on such assets are regarded as consisting of a capital element which reduces the outstanding liability and an interest charge (calculated using the straight-line method).

All other leases are regarded as operating leases and the total payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

CONTRIBUTIONS TO PENSION FUNDS

DEFINED CONTRIBUTION SCHEME

The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

--------------------------------------------------------------------------------
                                       59

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 MAY 2003

                                                          NOTE              2003               2002
                                                                         (pounds)           (pounds)

Turnover                                                   1          11,009,125         10,702,900
Cost of sales                                                         (8,191,164)        (7,747,539)
                                                                      ----------         ----------
Gross profit                                                           2,817,961          2,955,361
Distribution costs                                                    (1,369,618)        (1,100,049)
Administrative expenses                                               (2,019,838)        (1,569,518)
                                                                      ----------         ----------
OPERATING (LOSS)/PROFIT                                                 (571,495)           285,794
Interest receivable and similar income                     2               3,827              1,473
Interest payable and similar charges                       3             (59,451)           (80,983)
                                                                      ----------         ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE
TAXATION                                                   1            (627,119)           206,284
Tax on (loss)/profit on ordinary activities                5              81,018            (75,174)
                                                                      ----------         ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION       20            (546,101)           131,110
Appropriations -- equity                                   7              (7,920)           (51,213)
                                                                      ----------         ----------
(LOSS)/PROFIT TRANSFERRED (FROM)/TO RESERVES              20            (554,021)            79,897
                                                                      ==========         ==========

There were no recognised gains or losses other than the (loss)/profit for the financial year.

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       60

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET AT 31 MAY 2003

                                                     NOTE              2003                2002
                                                                    (pounds)            (pounds)

FIXED ASSETS
Intangible assets                                     9             174,454             227,650
Tangible assets                                      10             723,273             564,623
                                                                 ----------          ----------
                                                                    897,727             792,273
CURRENT ASSETS
Stocks                                               12           1,796,213           2,356,743
Debtors                                              13           2,091,419           2,418,949
Cash at bank and in hand                                            216,832               4,891
                                                                 ----------          ----------
                                                                  4,104,464           4,780,583
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR       14          (3,542,925)         (3,448,424)
                                                                 ----------          ----------
NET CURRENT ASSETS                                                  561,539           1,332,159
                                                                 ----------          ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                             1,459,266           2,124,432
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN
ONE YEAR                                             15            (244,630)           (319,690)
PROVISION FOR LIABILITIES AND CHARGES                17                  --             (28,165)
                                                                 ----------          ----------
                                                                  1,214,636           1,776,577
                                                                 ==========          ==========
CAPITAL AND RESERVES
Called up share capital                              19             529,412             529,412
Capital redemption reserve                           20              75,000              75,000
Share premium account                                20           1,045,588           1,045,588
Profit and loss account                              20            (435,364)            126,577
                                                                 ----------          ----------
SHAREHOLDERS' FUNDS                                               1,214,636           1,776,577
                                                                 ==========          ==========

The financial statements were approved by the Board of Directors on 11 May 2004.

Mr A J D Ferguson -- Director

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       61

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

COMPANY BALANCE SHEET AT 31 MAY 2003

                                                  NOTE                2003                   2002
                                                                   (pounds)               (pounds)

FIXED ASSETS
Investments                                        11            1,000,000              1,000,000
CURRENT ASSETS
Debtors                                            13                   --                650,000
Cash at bank and in hand                                                 1                      1
                                                                 ---------              ---------
                                                                         1                650,001
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR     14                   (1)                    (1)
                                                                 ---------              ---------
NET CURRENT ASSETS                                                      --                650,000
                                                                 ---------              ---------
                                                                 1,000,000              1,650,000
                                                                 =========              =========
CAPITAL AND RESERVES
Called up share capital                            19              529,412                529,412
Capital redemption reserve                         20               75,000                 75,000
Share premium account                              20            1,045,588              1,045,588
Profit and loss account                            20             (650,000)                    --
                                                                 ---------              ---------
SHAREHOLDERS' FUNDS                                              1,000,000              1,650,000
                                                                 =========              =========

The financial statements were approved by the Board of Directors on 11 May 2004.

Mr A J D Ferguson -- Director

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       62

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

CONSOLIDATED CASH FLOW STATEMENT FOR THE YEAR ENDED 31 MAY 2003

                                          NOTE              2003           2003             2002             2002
                                                         (pounds)       (pounds)         (pounds)         (pounds)

NET CASH (OUTFLOW)/INFLOW FROM OPERATING
ACTIVITIES                                 21                            (5,952)                          797,935
RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE
Interest received                                          3,827                              --
Interest paid                                            (59,451)                        (70,280)
Dividends paid                                           (15,840)                             --
                                                         -------                         -------
NET CASH OUTFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                    (71,464)                          (70,280)
CORPORATION TAX PAID                                                    (39,397)                               --
CAPITAL EXPENDITURE AND FINANCIAL
INVESTMENT
Purchase of tangible fixed assets                       (359,300)                       (258,947)
Sale of tangible fixed assets                              2,133                             777
                                                        --------                        --------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE
AND FINANCIAL INVESTMENT                                               (357,167)                         (258,170)
FINANCING
Repayment of borrowing                                   (53,900)                        (46,779)
Capital element of finance lease rentals                 (23,923)                        (32,943)
                                                        --------                        --------
NET CASH OUTFLOW FROM FINANCING                                         (77,823)                          (79,722)
(DECREASE)/INCREASE IN CASH                22                          --------                          --------
                                                                       (551,803)                          389,763
                                                                       ========                          ========

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       63

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

                        NOTES TO THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 2003

1.   TURNOVER AND (LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

Turnover and (loss)/profit before taxation are attributable to the continuing operations and principal activity of the design, manufacture, and distribution of medical ventilation and anaesthetic equipment and associated equipment.

                                                          2003         2002
                                                       (pounds)     (pounds)
United Kingdom                                       4,908,331    4,817,836
Overseas                                             6,100,794    5,885,064
                                                     ---------    ---------
                                                    11,009,125   10,702,900
                                                    ==========   ==========

Further analysis of sales and operating loss before tax by geographical area has not been provided as in the opinion of the directors this would be seriously prejudicial to the interests of the group.

The (loss)/profit on ordinary activities is stated after charging:

                                                          2003         2002
                                                       (pounds)     (pounds)
Auditors' remuneration                                  16,650       16,550
Depreciation of tangible fixed assets:
-- owned                                               174,650      134,232
-- held under finance leases                            26,000       33,751
Amortisation of intangible fixed assets:
-- goodwill                                             19,797       19,797
-- development costs                                    26,479       26,479
-- intellectual property                                 6,920        6,920
Operating lease rentals:
-- hire of plant and machinery                         157,392      138,130
-- land and buildings                                  176,085      154,736
Research and development:
-- current year expenditure                            600,319      488,851
Exchange loss/(gain)                                    31,432      (28,308)
                                                       =======      =======

2.   INTEREST RECEIVABLE AND SIMILAR INCOME

                                                          2003         2002
                                                       (pounds)     (pounds)
Bank interest receivable                                 3,827        1,473
                                                         =====        =====

3.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                          2003         2002
                                                       (pounds)     (pounds)
On bank loans and overdrafts                            59,451       80,983
                                                        ======       ======

4.   DIRECTORS AND EMPLOYEES

The average number of employees of the group during the year and their aggregate emoluments are shown below:

                                                          2003         2002
                                                       (pounds)     (pounds)
Wages and salaries                                   2,944,720    2,506,387
Social security costs                                  282,605      237,148
Other pension costs                                     55,437       43,926
                                                     ---------    ---------
                                                     3,282,762    2,787,461
                                                     =========    =========

--------------------------------------------------------------------------------
                                       64

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

The average number of employees of the group during the year was 119 (2002:
107).

Staff costs include remuneration in respect of directors, as follows:

                                                          2003         2002
                                                       (pounds)     (pounds)
Management remuneration                                 96,024      104,667
Pension contributions                                   12,600       12,600
                                                        ------      -------
                                                       108,624      117,267
                                                       =======      =======

The amounts set out above include remuneration in respect of the highest paid director as follows:

                                                          2003         2002
                                                       (pounds)     (pounds)
The highest paid director                              108,624      104,667
                                                       =======      =======

5.   TAX ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

The tax (credit)/charge represents:

                                                          2003         2002
                                                       (pounds)     (pounds)
Corporation tax                                             --       47,009
Deferred taxation                                      (28,165)      28,165
Adjustment in respect of prior periods                 (52,853)          --
                                                       -------       ------
                                                       (81,018)      75,174
                                                       =======       ======

6.   FACTORS AFFECTING THE TAXATION (CREDIT)/CHARGE

                                                          2003         2002
                                                       (pounds)     (pounds)
(Loss)/profit on ordinary activities before taxation  (627,119)     206,284
Rate of corporation tax                                     30%          30%
Expected corporation tax charge                       (188,136)      61,885
Effect of:
Permanent differences                                   15,786       21,547
Movement in accelerated capital allowances             (15,391)      (7,586)
Utilisation of tax losses and advanced corporation
  tax brought forward                                       --      (15,414)
Carry back of tax losses                                62,072           --
Accumulation of tax losses                             125,669           --
Marginal relief adjustment                                  --      (13,423)
Deferred taxation                                      (28,165)      28,165
Adjustments in respect of prior periods                (52,853)          --
                                                      --------      -------
Tax (credit)/charge for the year                       (81,018)      75,174
                                                      ========      =======

7.   APPROPRIATIONS

                                                          2003         2002
                                                       (pounds)     (pounds)
EQUITY APPROPRIATIONS:
Fixed cumulative preferential dividend                   7,920       11,880
Cumulative preferential dividend of
  30% of profit after tax                                   --       39,333
                                                         -----       ------
                                                         7,920       51,213
                                                         =====       ======

8.   PROFIT FOR THE FINANCIAL YEAR

The parent company has taken advantage of section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The loss after taxation but before dividends was (pounds sterling)634,160 (2002: (pounds)nil) and has been dealt with in the financial statements of the company.

--------------------------------------------------------------------------------
                                       65

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

9.   INTANGIBLE FIXED ASSETS -- GROUP

                                                                       DEVELOPMENT     INTELLECTUAL
                                               TOTAL      GOODWILL           COSTS         PROPERTY
                                             (pounds)      (pounds)        (pounds)         (pounds)

Cost
At 1 June 2002 and at 31 May 2003            364,875       197,977         132,296           34,602
                                             -------       -------         -------           ------
Amortisation
At 1 June 2002                               137,225        68,488          50,147           18,590
Provided in the year                          53,196        19,797          26,479            6,920
                                             -------       -------         -------           ------
At 31 May 2003                               190,421        88,285          76,626           25,510
                                             -------       -------         -------           ------
Net book amount at 31 May 2003               174,454       109,692          55,670            9,092
                                             =======       =======         =======           ======
Net book amount at 31 May 2002               227,650       129,489          82,149           16,012
                                             =======       =======         =======           ======

10.  TANGIBLE FIXED ASSETS -- GROUP

                                                         PLANT AND       FIXTURES AND            MOTOR
                                            TOTAL        MACHINERY           FITTINGS         VEHICLES
                                          (pounds)         (pounds)           (pounds)         (pounds)

Cost
At 1 June 2002                          2,022,012        1,260,317            694,659           67,036
Additions                                 359,300          288,863             70,437               --
Disposals                                 (21,650)              --                 --          (21,650)
                                        ---------        ---------            -------          -------
At 31 May 2003                          2,359,662        1,549,180            765,096           45,386
                                        ---------        ---------            -------          -------
Depreciation
At 1 June 2002                          1,457,389          914,771            518,931           23,687
Provided in the year                      200,650          130,428             58,876           11,346
Eliminated on disposals                   (21,650)              --                 --          (21,650)
                                        ---------        ---------            -------          -------
At 31 May 2003                          1,636,389        1,045,199            577,807           13,383
                                        ---------        ---------            -------          -------
Net book amount at 31 May 2003            723,273          503,981            187,289           32,003
                                        =========        =========            =======          =======
Net book amount at 31 May 2002            564,623          345,546            175,728           43,349
                                        =========        =========            =======          =======

The figures stated above include assets held under finance leases as follows:

                                                                   PLANT AND
                                                                   MACHINERY
                                                                     (pounds)
Net book amount at 31 May 2003                                        73,667
                                                                     =======
Net book amount at 31 May 2002                                       118,402
                                                                     =======

11.  FIXED ASSETS INVESTMENTS -- COMPANY

Total fixed asset investments comprise:

                                                          2003         2002
                                                       (pounds)     (pounds)
Shares in subsidiary undertakings                    1,000,000    1,000,000

At 31 May 2003 the company had the following subsidiaries, all registered in
England and Wales:

                                                                              ISSUED ORDINARY SHARE
                                                  PRINCIPAL ACTIVITY    CAPITAL HELD BY THE COMPANY

Blease Medical Equipment Limited     Manufacture and distribution of                           100%
                                                   medical equipment
Blease Medical Services Limited                              Dormant    100% held by Blease Medical
                                                                                  Equipment Limited
McCrea Engineering Co Limited                                Dormant    100% held by Blease Medical
                                                                                  Equipment Limited

--------------------------------------------------------------------------------
                                       66

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

12.  STOCKS -- GROUP

                                                          2003         2002
                                                       (pounds)     (pounds)
Raw materials                                        1,261,530    1,515,521
Work in progress                                       299,801      654,644
Finished goods                                         234,882      186,578
                                                     ---------    ---------
                                                     1,796,213    2,356,743
                                                     =========    =========

13.  DEBTORS

                                                    GROUP      COMPANY          GROUP       COMPANY
                                                     2003         2003           2002          2002
                                                  (pounds)     (pounds)       (pounds)      (pounds)

Trade debtors                                   1,966,601           --      2,333,524            --
Amounts owed by subsidiary undertakings                --           --             --       650,000
VAT                                                41,755           --         40,856            --
Other debtors                                      45,129           --          9,860            --
Prepayments and accrued income                     37,934           --         34,709            --
                                                ---------       ------      ---------       -------
                                                2,091,419           --      2,418,949       650,000
                                                =========       ======      =========       =======

14.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                    GROUP      COMPANY          GROUP       COMPANY
                                                     2003         2003           2002          2002
                                                  (pounds)     (pounds)       (pounds)      (pounds)

Bank loan and overdrafts                        1,010,693           --        246,945            --
Trade creditors                                 1,442,416           --      2,396,537            --
Current taxation                                       --           --         49,123            --
Social security and other taxes                   133,686           --        139,505            --
Other creditors                                     2,100            1         12,324             1
Accruals and deferred income                      932,874           --        580,067            --
Amounts due under finance leases                   21,156           --         23,923            --
                                                ---------       ------      ---------        ------
                                                3,542,925            1      3,448,424             1
                                                =========       ======      =========        ======

The bank loan and overdrafts are secured by an unlimited debenture over all the assets of the group.

15.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR -- GROUP

                                                          2003         2002
                                                       (pounds)     (pounds)
Bank loan                                              100,444      154,348
Amounts due under finance leases                        44,186       65,342
Other loan                                             100,000      100,000
                                                       -------      -------
                                                       244,630      319,690
                                                       =======      =======

--------------------------------------------------------------------------------
                                       67

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

16.  BORROWINGS -- GROUP

Borrowings are repayable as follows:

                                                          2003         2002
                                                       (pounds)     (pounds)
Within one year:
Bank loans and overdrafts                            1,010,693      246,945
Finance leases                                          21,156       23,923
After one and within two years:
Bank loan                                               50,000       50,000
Finance leases                                          23,236       21,156
Between two and within five years:
Bank loan                                               50,444      104,348
Finance leases                                          20,950       44,186
After five years:
Other loan                                             100,000      100,000
                                                     ---------      -------
                                                     1,276,479      590,558
                                                     =========      =======

17.  PROVISION FOR LIABILITIES AND CHARGES

                                                                   DEFERRED
                                                                   TAXATION
                                                                    (pounds)
At 1 June 2002                                                       28,165
Released during the year                                            (28,165)
                                                                    -------
At 31 May 2003                                                           --
                                                                    =======

18.  DEFERRED TAXATION

Deferred taxation provided for the financial statements is set out below.

                                                        AMOUNT       AMOUNT
                                                      PROVIDED     PROVIDED
                                                          2003         2002
                                                       (pounds)     (pounds)
Accelerated capital allowances                              --       28,165
                                                            ==       ======

There is an unprovided deferred taxation liability of (pounds)15,360 at 31 May
2003 (2002: (pounds)nil), which arises due to accelerated capital allowances, and which is not provided due to carried forward tax losses.

19.  SHARE CAPITAL

                                                          2003         2002
                                                       (pounds)     (pounds)
AUTHORISED
750,000 Preference shares of 10p each                   75,000       75,000
45,000 'A' preferred ordinary shares
  of (pounds)1 each                                     45,000       45,000
79,412 'B' preferred ordinary shares
  of (pounds)1 each                                     79,412       79,412
463,823 Ordinary shares of  (pounds)1 each             463,823      463,823
                                                       -------      -------
                                                       663,235      663,235
                                                       =======      =======

                                                          2003         2002
                                                       (pounds)     (pounds)
ALLOTTED, CALLED UP AND FULLY PAID
45,000 'A' preferred ordinary shares
  of (pounds)1 each                                     45,000       45,000
79,412 'B' preferred ordinary shares
  of (pounds)1 each                                     79,412       79,412
405,000 Ordinary shares of  (pounds)1 each             405,000      405,000
                                                       -------      -------
                                                       529,412      529,412
                                                       =======      =======

--------------------------------------------------------------------------------
                                       68

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

19.  SHARE CAPITAL (CONTINUED)

PREFERENCE SHARES

The preference shares are non-equity shares which carry an entitlement to a fixed cumulative preferential dividend of 8% of the issue price per share per annum. They were redeemed at the issue price.

'A' PREFERRED ORDINARY SHARES

The 'A' preferred ordinary shares are equity shares which carry an entitlement of a fixed cumulative preferential dividend of (pounds)7,920 per annum to be apportioned pro rata according to the issue price, a participating dividend, which when added to the fixed cumulative preferential dividend is equal to 1.5%
of the profit before tax for each year, to be apportioned pro rata according to the issue price, and a further dividend equal to the amount payable as dividends on each 'B' preferred ordinary shares and ordinary shares which is in excess of the fixed cumulative preferential dividend and the participating dividend paid on each 'A' preferred ordinary share. Holders of 'A' preferred ordinary shares have one vote for every share held. 'A' preferred ordinary shareholders have the right on a winding-up to receive, after preference shareholders and 'B'
preferred ordinary shareholders a sum equal to the issue price of 'B' preferred ordinary shares together with any arrears of dividends. Each 'A' preferred ordinary share can be converted into one ordinary share only if the holder wishes to convert its entire holding and serves notice accordingly.

`B' PREFERRED ORDINARY SHARES

The 'B' preferred ordinary shares are equity shares which carry an entitlement to a cumulative preferential dividend of 30% of profit after tax, for each financial year commencing on or after 1 June 2000, which will be apportioned pro rata among holders of 'B' preferred ordinary shares and ordinary shares. Holders of 'B' preferred ordinary shares have one vote for every share held. 'B'
preferred shareholders have the right on a winding-up to receive, after preference shareholders, a sum equal to the issue price. Each 'B' preferred ordinary share can be converted to one ordinary share but only if any class of the issued share capital is admitted to the official list of the London Stock
Exchange or to trading on the Alternative Investment Market or any other recognised investment exchange, or if the holder wishes to convert its entire holding and serves notice accordingly.

ORDINARY SHARES

The ordinary equity shares are shares which carry an entitlement to a cumulative preferential cash dividend of 30% of profit after tax, for each financial year commencing on or after 1 June 2001, which will be apportioned pro rata among the holders of ordinary shares and 'B' preferred ordinary shares. Holders of ordinary shares have one vote for every share held.

Any excess of assets on winding-up shall be distributed amongst the holders of the preferred ordinary shares and the ordinary shares as if they constituted one class of share.

CONTINGENT RIGHTS TO THE ALLOTMENTS OF SHARES

The company has granted options to J Rayner and R Cooke. Each option relates to
10,000 ordinary (pounds)1 shares at (pounds)5.78 per share exercisable at any time between 14 October 2001 and 14 October 2005.

--------------------------------------------------------------------------------
                                       69

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

20.  SHAREHOLDERS' FUNDS

                                       CAPITAL                         SHARE
                                    REDEMPTION         SHARE         PREMIUM        PROFIT AND
                                       RESERVE       CAPITAL         ACCOUNT      LOSS ACCOUNT           TOTAL
                                       (pounds)      (pounds)        (pounds)          (pounds)        (pounds)

GROUP
At 1 June 2001                          75,000       529,412       1,045,588            (4,533)      1,645,467
Profit for the year                         --            --              --           131,110         131,110
Appropriations                              --            --              --           (51,213)        (51,213)
                                        ------       -------       ---------          --------       ---------
                                        75,000       529,412       1,045,588            75,364       1,725,364
Preferential dividend not declared          --            --              --            51,213          51,213
                                        ------       -------       ---------          --------       ---------
At 31 May 2002                          75,000       529,412       1,045,588           126,577       1,776,577
Loss for the year                           --            --              --          (546,101)       (546,101)
Dividends                                   --            --              --            (7,920)         (7,920)
                                        ------       -------       ---------          --------       ---------
                                        75,000       529,412       1,045,588          (427,444)      1,222,556
Dividends appropriated in prior
periods                                     --            --              --            (7,920)         (7,920)
                                        ------       -------       ---------          --------       ---------
At 31 May 2003                          75,000       529,412       1,045,588          (435,364)      1,214,636
                                        ======       =======       =========          ========       =========

                                       CAPITAL                            SHARE
                                    REDEMPTION           SHARE          PREMIUM        PROFIT AND
                                       RESERVE         CAPITAL          ACCOUNT      LOSS ACCOUNT           TOTAL
                                       (pounds)        (pounds)         (pounds)          (pounds)        (pounds)

COMPANY
At 1 June 2001                          75,000         529,412        1,045,588                --       1,650,000
                                        ------         -------        ---------          --------       ---------
Profit for the year
Appropriations                              --              --               --                --              --
                                            --              --               --           (51,213)        (51,213)
                                        ------         -------        ---------          --------       ---------
Preferential dividend not declared      75,000         529,412        1,045,588           (51,213)      1,598,787
                                            --              --               --            51,213          51,213
                                        ------         -------        ---------          --------       ---------
At 31 May 2002                          75,000         529,412        1,045,588                --       1,650,000
Loss for the year                           --              --               --          (634,160)       (634,160)
Dividends                                   --              --               --            (7,920)         (7,920)
                                        ------         -------        ---------          --------       ---------
                                            --              --               --          (642,080)      1,007,920
Dividend appropriated in prior
periods                                     --              --               --            (7,920)         (7,920)
                                        ------         -------        ---------          --------       ---------
At 31 May 2003                          75,000         529,412        1,045,588          (650,000)      1,000,000
                                        ======         =======        =========          ========       =========

Cumulative dividends to holders of ordinary shares, `A' and `B' preferred ordinary shares are  (pounds)123,708 (2002:  (pounds)131,628)
in arrears, and are not included in creditors.

21.  NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                            2003           2002
                                                         (pounds)       (pounds)
Operating (loss)/profit                                 (571,495)       285,794
Depreciation and amortisation                            253,846        221,179
Profit on sale of tangible fixed assets                   (2,133)          (777)
Decrease/(increase) in stocks                            560,530       (500,835)
Decrease/(increase) in debtors                           370,657       (248,988)
(Decrease)/increase in creditors                        (617,357)     1,041,562
                                                        --------      ---------
Net cash (outflow)/inflow from operating activities       (5,952)       797,935
                                                        ========      =========

--------------------------------------------------------------------------------
                                       70

PART 5(a) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2003
--------------------------------------------------------------------------------

22.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                            2003           2002
                                                         (pounds)       (pounds)
(Decrease)/increase in cash in the year                 (551,807)       389,763
Cash outflow from financing                               77,827         79,722
                                                      ----------     ----------
Change in net debt resulting from
  cash flow in the year                                 (473,980)       469,485
Net debt at 1 June 2002                                 (585,667)    (1,055,152)
                                                      ----------     ----------
Net debt at 31 May 2003                               (1,059,647)      (585,667)
                                                      ==========     ==========

23.  ANALYSIS OF CHANGES IN NET DEBT

                                  AT 1 JUNE                         AT 31 MAY
                                       2002        CASH FLOW             2003
                                    (pounds)         (pounds)         (pounds)
Overdrafts                         (196,945)        (763,744)        (960,689)
Cash in hand and at bank              4,891          211,941          216,832
                                   --------         --------       ----------
                                   (192,054)        (551,803)        (793,861)
Debt                               (304,348)          53,900         (250,448)
Finance leases                      (89,265)          23,923          (65,342)
                                   --------         --------       ----------
                                   (585,667)        (473,980)      (1,059,647)
                                   ========         ========       ==========

24.  CAPITAL COMMITMENTS

The group and company had no capital commitments at 31 May 2003 and 31 May 2002.

25.  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

The company participates in the group bank overdraft facility and is a party to the unlimited multilateral guarantee which secures this facility.

The group and company had no other guarantees or financial commitments at 31 May
2003 or 31 May 2002.

26.  PENSIONS

Defined contribution scheme

The group operates a defined contribution pension scheme. The assets of the scheme are administered by trustees in a fund independent from the group.

27.  LEASING COMMITMENTS

Operating lease payments amounting to (pounds)323,132 (2002: (pounds sterling)225,041) are due within one year. The leases to which these amounts relate expire as follows:

                                                      2003                      2002
                                     LAND AND                   LAND AND
                                    BUILDINGS        OTHER     BUILDINGS       OTHER
                                      (pounds)     (pounds)      (pounds)    (pounds)

In one year or less                    19,000       21,636            --      16,206
Between one and five years            106,480      113,044        61,000      51,735
In five years or more                  62,500          472        96,100          --
                                      -------      -------       -------      ------
                                      187,980      135,152       157,100      67,941
                                      =======      =======       =======      ======

28.  ULTIMATE CONTROLLING PARTY

The company's ultimate controlling party is Mr A J D Ferguson, a director of the company.

29.  RELATED PARTY TRANSACTIONS

During the year the company waived a loan amounting to (pounds sterling)650,000 due from Blease Medical Equipment Limited, a subsidiary undertaking.

The group rents the Deansway property from Duncan Property Investments Limited, which is under the common control of Mr A J D Ferguson. Rent charged is considered to be a realistic reflection of market rent, this amounted to
(pounds)62,500 (2002: (pounds)62,500), all of which was paid in the relevant year.

--------------------------------------------------------------------------------
                                       71

--------------------------------------------------------------------------------

       PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004

REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF BLEASE MEDICAL HOLDINGS
LIMITED

We have audited the financial statements of Blease Medical Holdings Limited for the period ended 31 May 2004 which comprise the principal accounting policies, consolidated profit and loss account, the consolidated and company balance sheets, the consolidated cash flow statement and the consolidated notes 1 to 27.
These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors' responsibilities for preparing the directors' report and the financial statements in accordance with United Kingdom law and accounting standards are set out in the statement of directors' responsibilities.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act
1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read other information contained in the chairman's and directors' reports, and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

BASIS OF OPINION

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

FUNDAMENTAL UNCERTAINTY

In forming our opinion we have considered the adequacy of disclosures made in the financial statements concerning the borrowing facilities which are available to the group. The financial statements have been prepared on a going concern basis, the validity of which depends on the Group being able to operate within existing bank facilities, and being able to renew such facilities on expiry of the agreed terms. The financial statements do not include any adjustments that would result from a failure to operate within these facilities. Details of the circumstances relating to this fundamental uncertainty are described on page [o]. Our opinion is not qualified in this respect.

--------------------------------------------------------------------------------
                                       72

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

              REPORT OF THE INDEPENDENT AUDITORS TO THE MEMBERS OF
                         BLEASE MEDICAL HOLDINGS LIMITED

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the group and the company at 31 May 2004 and of the group loss for the year then ended and have been properly prepared in accordance with the
Companies Act 1985.

GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
LONDON THAMES VALLEY OFFICE
SLOUGH
23 DECEMBER 2004

--------------------------------------------------------------------------------
                                       73

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared under the historical cost convention. The principal accounting policies of the group are set out below and have remained unchanged from previous years.

The group changed its bankers to Barclays Bank plc and on 1st December 2004 has drawn down a (pounds)400,000 five year loan repayable by 60 equal monthly installments and additionally agreed a (pounds)400,000 overdraft facility for review 31 August 2005. The group is currently cash positive and the directors are confident it can trade within its loan and overdraft facility, although headroom will remain tight if forecast sales increases are not achieved.

If the group does not achieve requisite profitability or working capital requirements exceed expectations the directors may then seek to obtain further funds. The financial statements do not therefore include any adjustment that might arise from the inability of the group to trade as a going concern.

BASIS OF CONSOLIDATION

The group financial statements consolidate those of the company and its subsidiary undertakings (see note 11) drawn up to 31 May 2004. All of a subsidiary's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date and profits or losses on intra-group transactions are eliminated in full on consolidation

TURNOVER

Turnover is the total amount receivable by the group in the ordinary course of business with outside customers for goods supplied as a principal and for services provided, excluding VAT and trade discounts. In the case of income from maintenance agreements, recognition of sales is taken over the period of the contract.

DEPRECIATION

Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets by equal annual instalments over their expected useful lives.

The periods generally applicable are:

Plant and machinery       2 -- 5 years
Fixtures and fittings     4 -- 5 years
Motor vehicles            4 years

RESEARCH AND DEVELOPMENT

Development costs incurred on specific projects are capitalised when recoverability can be assessed with reasonable certainty and amortised once the product has come to commercial production over a period of five years, which is expected to be in line with sales arising from the projects. All other development and all research costs are written off as incurred.

INTANGIBLE FIXED ASSETS

Goodwill on acquisition is calculated as being the difference between the consideration paid and the fair value of the assets purchased. This is capitalised and amortised over its estimated useful life, considered to be ten years.

Identifiable intellectual property purchased separately from a business is included at cost and amortised over its expected useful economic life.

INVESTMENTS IN SUBSIDIARIES

Investments in subsidiaries are stated at cost, less amounts written off.

STOCK AND WORK IN PROGRESS

Stock and work in progress is stated at the lower of cost and net realisable value.

--------------------------------------------------------------------------------
                                       74

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

DEFERRED TAX

Deferred tax is recognised on all timing differences where the transactions or events that give the group an obligation to pay more tax in the future, or a right to pay less tax in the future, have occurred by the balance sheet date.
Deferred tax assets are recognised when it is more likely than not that they will be recovered. Deferred tax is measured using rates of tax that have been enacted or substantively enacted by the balance date.

FOREIGN CURRENCIES

Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. The accounting policy for foreign currency translation is as prescribed by Statement of Standard
Accounting Practice No. 20.

LEASED ASSETS

Where assets are financed by leasing agreements which give risk and rewards approximate to ownership ("finance leases") they are treated as if they had been purchased outright on credit. They are therefore initially recorded as a fixed asset and a liability at a sum equal to the fair value of the asset. Leasing payments on such assets are regarded as consisting of a capital element which reduces the outstanding liability and an interest charge (calculated using the straight-line method).

All other leases are regarded as operating leases and the total payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

CONTRIBUTIONS TO PENSION FUNDS

The pension costs charged against profits represent the amount of the contributions payable to the personal pension arrangements of its employees.

--------------------------------------------------------------------------------
                                       75

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MAY 2004

                                                               2004            2004
                                                       DISCONTINUED      CONTINUING           2004
                                                         OPERATIONS      OPERATIONS          TOTAL            2003
                                                NOTE        (pounds)        (pounds)       (pounds)        (pounds)

Turnover                                         1          718,624       9,194,082      9,912,706      11,009,125
Cost of sales                                              (327,370)     (7,177,403)    (7,504,773)     (8,191,164)
                                                           --------      ----------     ----------      ----------
Gross profit                                                391,254       2,016,679      2,407,933       2,817,961
Distribution costs                                               --      (1,043,168)    (1,043,168)     (1,369,618)
Administrative expenses                                    (310,620)     (1,597,138)    (1,907,758)     (2,019,838)
                                                           --------      ----------     ----------      ----------
OPERATING (LOSS)/PROFIT                                      80,634        (623,769)      (542,993)       (571,495)
Interest receivable and similar income           2                                              33           3,827
Interest payable and similar charges             3                                         (84,304)        (59,451)
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION      1                                      ----------      ----------
Tax on loss on ordinary activities               5                                        (627,264)       (627,119)
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION      18                                              --          81,018
Appropriations -- equity                         7                                      ----------      ----------
LOSS TRANSFERRED FROM RESERVES                  18                                        (627,264)       (546,101)
                                                                                                --          (7,920)
                                                                                        ----------      ----------
                                                                                          (627,264)       (554,021)
                                                                                        ==========      ==========

There were no recognised gains or losses other than the loss for the financial year.

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       76

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET AT 31 MAY 2004

                                                                                2004               2003
                                                             NOTE            (pounds)           (pounds)

FIXED ASSETS
Intangible assets                                              9             123,278            174,454
Tangible assets                                               10             530,511            723,273
                                                                          ----------         ----------
                                                                             653,789            897,727
CURRENT ASSETS
Stocks                                                        12           1,770,848          1,796,213
Debtors                                                       13           2,028,640          2,091,419
Cash at bank and in hand                                                     101,832            216,832
                                                                          ----------         ----------
                                                                           3,901,320          4,104,464
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                14          (3,182,156)        (3,542,925)
                                                                          ----------         ----------
NET CURRENT ASSETS                                                           719,164            561,539
                                                                          ----------         ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                      1,372,953          1,459,266
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR       15            (785,582)          (244,630)
                                                                          ----------         ----------
                                                                             587,371          1,214,636
                                                                          ==========         ==========
CAPITAL AND RESERVES
Called up share capital                                       17             529,412            529,412
Capital redemption reserve                                    18              75,000             75,000
Share premium account                                         18           1,045,588          1,045,588
Profit and loss account                                       18          (1,062,629)          (435,364)
                                                                          ----------         ----------
SHAREHOLDERS' FUNDS                                                          587,371          1,214,636
                                                                          ==========         ==========
FIXED ASSETS
Investments                                                   11           1,000,000          1,000,000
CURRENT ASSETS
Debtors                                                       13             533,004                 --
Cash at bank and in hand                                                          --                  1
                                                                          ----------         ----------
                                                                             533,004                  1
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                14              (3,572)                (1)
                                                                          ----------         ----------
NET CURRENT ASSETS                                                           529,432                 --
                                                                          ----------         ----------
CREDITORS: AMOUNTS FALLING AFTER ONE YEAR                                   (529,412)                --
                                                                          ----------         ----------
                                                                           1,000,020          1,000,000
                                                                          ==========         ==========
CAPITAL AND RESERVES
Called up share capital                                       17             529,412            529,412
Capital redemption reserve                                    18              75,000             75,000
Share premium account                                         18           1,045,588          1,045,588
Profit and loss account                                       18            (649,980)          (650,000)
                                                                          ----------         ----------
SHAREHOLDERS' FUNDS                                                        1,000,020          1,000,000
                                                                          ==========         ==========

The financial statements were approved by the Board of Directors 23 December
2004.

A J D Ferguson -- Director

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       77

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 MAY 2004

                                                                2004         2004          2003         2003
                                                 NOTE        (pounds)     (pounds)      (pounds)      (pounds)

NET CASH OUTFLOW FROM OPERATING ACTIVITIES        19                     (122,881)                     (5,952)
RETURNS ON INVESTMENTS
 AND SERVICING OF FINANCE
Interest received                                                 33                      3,827
Interest paid                                                (84,304)                   (59,451)
Dividends paid                                                    --                    (15,840)
                                                             -------                   --------
NET CASH OUTFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF FINANCE                                     (84,271)                    (71,464)
CORPORATION TAX PAID                                                           --                     (39,397)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                            (40,019)                  (359,300)
Sale of tangible fixed assets                                     --                      2,133
                                                             -------                   --------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND
 FINANCIAL INVESTMENT                                                     (40,019)                   (357,167)
FINANCING
Loan advances                                                719,412                         --
Repayment of borrowing                                      (155,224)                   (53,900)
Capital element of finance lease rentals                     (21,156)                   (23,923)
                                                            --------                   --------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                  543,032                     (77,823)
INCREASE/(DECREASE) IN CASH                       20                     --------                    --------
                                                                          295,861                    (551,803)
                                                                         ========                    ========

               The accompanying accounting policies and notes form
                 an integral part of these financial statements.

--------------------------------------------------------------------------------
                                       78

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

                        NOTES TO THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 2004

1.   TURNOVER AND LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

Turnover and loss before taxation are attributable to the continuing operations and principal activity of the design, manufacture, and distribution of medical ventilation and anaesthetic equipment and associated equipment.

                                                      2004               2003
                                                   (pounds)           (pounds)
United Kingdom                                   3,413,663          4,908,331
Overseas                                         6,499,043          6,100,794
                                                 ---------          ---------
                                                 9,992,706         11,009,125
                                                 =========         ==========

Further analysis of sales and operating loss before tax by geographical area has not been provided as in the opinion of the directors this would be seriously prejudicial to the interests of the group.

The loss on ordinary activities is stated after charging:

                                                      2004               2003
                                                   (pounds)           (pounds)
Auditors' remuneration                              17,500             16,650
Depreciation of tangible fixed assets:
-- owned                                           206,781            174,650
-- held under finance leases                        26,000             26,000
Amortisation of intangible fixed assets:
-- goodwill                                         19,797             19,797
-- development expenditure                          26,459             26,479
-- intellectual property                             4,920              6,920
Operating lease rentals:
-- hire of plant and machinery                     158,537            157,392
-- land and buildings                              180,730            176,085
Research and development:
-- current year expenditure                        667,442            600,319
Exchange loss                                       27,064             31,432
                                                   =======            =======

2.   INTEREST RECEIVABLE AND SIMILAR INCOME

                                                      2004               2003
                                                   (pounds)           (pounds)
Bank interest receivable                                33              3,827
                                                     =====              =====

3.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                      2004               2003
                                                   (pounds)           (pounds)
On bank loans and overdrafts                        84,304             59,451
                                                    ======             ======

--------------------------------------------------------------------------------
                                       79

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

4.   DIRECTORS AND EMPLOYEES

The average number of employees of the group during the year and their aggregate emoluments are shown below:

                                                      2004               2003
                                                   (pounds)           (pounds)
Wages and salaries                               2,478,969          2,944,720
Social security costs                              263,220            282,605
Other pension costs                                 45,641             55,437
                                                 ---------          ---------
                                                 2,787,730          3,282,762
                                                 =========          =========

The average number of employees of the group during the year was 110 (2003:
119).

Staff costs include remuneration in respect of directors, as follows:

                                                      2004               2003
                                                   (pounds)           (pounds)
Management remuneration                             96,851             96,024
Pension contributions                                8,750             12,600
                                                   -------            -------
                                                   105,601            108,624
                                                   =======            =======

The amounts set out above include remuneration in respect of the highest paid director as follows:

                                                      2004               2003
                                                   (pounds)           (pounds)
Emoluments                                          96,851            120,846
Pension contributions                                8,750             12,600
                                                    ======            =======

5.   TAX ON LOSS ON ORDINARY ACTIVITIES

The tax credit represents:

                                                      2004               2003
                                                   (pounds)           (pounds)
Deferred taxation                                       --            (28,165)
Adjustment in respect of prior periods                  --            (52,853)
                                                     -----            -------
                                                        --            (81,018)
                                                     =====            =======

The group has tax losses carried forward of approximately (pounds)920,000 (2003:
(pounds)390,000).

--------------------------------------------------------------------------------
                                       80

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

6.   FACTORS AFFECTING THE TAXATION (CREDIT)/CHARGE

                                                      2004               2003
                                                   (pounds)           (pounds)
Loss on ordinary activities before taxation       (627,264)          (627,119)
Rate of corporation tax (%)                             19                 30
Expected corporation tax charge                   (119,180)          (188,136)
Effect of:
Permanent differences                                   --             15,786
Movement in accelerated capital allowances          15,297            (15,391)
Carry back of tax losses                                --             62,072
Accumulation of tax losses                         103,883            125,669
Deferred taxation                                       --            (28,165)
Adjustments in respect of prior periods                 --            (52,853)
                                                  --------           --------
Tax charge/(credit) for the year                        --            (81,018)
                                                  ========           ========

7.   APPROPRIATIONS

                                                      2004               2003
                                                   (pounds)           (pounds)
Fixed cumulative preferential dividend                  --              7,920
                                                    ======              =====

8.   PROFIT FOR THE FINANCIAL YEAR

The parent company has taken advantage of section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The profit after taxation but before dividends was (pounds sterling)20 (2003: loss (pounds)634,160) and has been dealt with in the financial statements of the company.

9.   INTANGIBLE FIXED ASSETS -- GROUP

                                            DEVELOPMENT                                 INTELLECTUAL
                                              COSTS                GOODWILL               PROPERTY               TOTAL
                                             (pounds)              (pounds)               (pounds)              (pounds)

Cost
At 1 June 2003 and at 31 May 2004            132,296                197,977                34,602                364,875
                                             -------                -------                ------                -------
Amortisation
At 1 June 2003                                76,626                 88,285                25,510                190,421
Provided in the year                          26,459                 19,797                 4,920                 51,176
                                             -------                -------                ------                -------
At 31 May 2003                               103,085                108,082                30,430                241,597
                                             -------                -------                ------                -------
Net book amount at 31 May 2004                29,211                 89,895                 4,172                123,278
                                             =======                =======                ======                =======
Net book amount at 31 May 2003                55,670                109,692                 9,092                174,454
                                             =======                =======                ======                =======

--------------------------------------------------------------------------------
                                       81

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

10.  TANGIBLE FIXED ASSETS -- GROUP

                                         PLANT AND      FIXTURES AND           MOTOR
                                         MACHINERY          FITTINGS        VEHICLES            TOTAL
                                           (pounds)          (pounds)        (pounds)         (pounds)

Cost
At 1 June 2003                           1,549,180           765,096          45,386        2,359,662
Additions                                   37,689             2,330              --           40,019
                                         ---------           -------          ------        ---------
At 31 May 2004                           1,586,869           767,426          45,386        2,399,681
                                         ---------           -------          ------        ---------
Depreciation
At 1 June 2003                           1,045,199           577,807          13,383        1,636,389
Provided in the year                       158,284            63,151          11,346          232,781
                                         ---------           -------          ------        ---------
At 31 May 2004                           1,203,483           640,958          24,729        1,869,170
                                         ---------           -------          ------        ---------
Net book amount at 31 May 2004             383,386           126,468          20,657          530,511
                                         =========           =======          ======        =========
Net book amount at 31 May 2003             503,981           187,289          32,003          723,273
                                         =========           =======          ======        =========

The figures stated above include assets held under finance leases as follows:

                                                                    PLANT AND
                                                                    MACHINERY
                                                                      (pounds)
Net book amount at 31 May 2003                                         47,667
                                                                       ======
Net book amount at 31 May 2002                                         73,667
                                                                       ======

11.  FIXED ASSETS INVESTMENTS -- COMPANY

Total fixed asset investments comprise:

                                                      2004               2003
                                                   (pounds)           (pounds)
Shares in subsidiary undertakings                1,000,000          1,000,000
                                                 =========          =========

At 31 May 2004 the company had the following subsidiaries, all registered in
England and Wales:

                                                                          ISSUED ORDINARY SHARE
                                               PRINCIPAL ACTIVITY   CAPITAL HELD BY THE COMPANY

Blease Medical Equipment Limited     Manufacture and distribution                          100%
                                             of medical equipment
Blease Medical Services Limited                           Dormant   100% held by Blease Medical
                                                                              Equipment Limited
McCrea Engineering Co Limited                             Dormant   100% held by Blease Medical
                                                                              Equipment Limited

12.  STOCKS -- GROUP

                                                      2004               2003
                                                   (pounds)           (pounds)
Raw materials                                    1,248,578          1,261,530
Work in progress                                   360,342            299,801
Finished goods                                     161,928            234,882
                                                 ---------          ---------
                                                 1,770,848          1,796,213
                                                 =========          =========

--------------------------------------------------------------------------------
                                       82

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

13.  DEBTORS

                                                      GROUP       COMPANY           GROUP      COMPANY
                                                       2004          2004            2003         2003
                                                    (pounds)      (pounds)        (pounds)

Trade debtors                                     1,844,773            --       1,966,601           --
Amounts owed by subsidiary undertakings                  --       533,004              --           --
Social security and other taxes                      77,219            --          41,755           --
Other debtors                                        48,910            --          45,129           --
Prepayments and accrued income                       57,738            --          37,934           --
                                                  ---------       -------       ---------       ------
                                                  2,028,640       533,005       2,091,419           --
                                                  =========       =======       =========       ======

14.  CREDITORS: AMOUNTS FAILING DUE WITHIN ONE YEAR

                                                      GROUP       COMPANY           GROUP      COMPANY
                                                       2004          2004            2003         2003
                                                    (pounds)      (pounds)        (pounds)     (pounds)

Bank loan and overdrafts                            599,832         2,039       1,010,693           --
Trade creditors                                   1,504,558            --       1,442,416           --
Social security and other taxes                     102,904         1,533         133,686           --
Other creditors                                          --            --           2,100            1
Accruals and deferred income                        951,626            --         932,874           --
Amounts due under finance leases                     23,236                        21,156           --
                                                  ---------         -----       ---------       ------
                                                  3,182,156         3,572       3,542,925            1
                                                  =========         =====       =========       ======

The bank loan and overdrafts are secured by an unlimited debenture over all the assets of the group.

15.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                      GROUP       COMPANY           GROUP      COMPANY
                                                       2004          2004            2003         2003
                                                    (pounds)      (pounds)        (pounds)     (pounds)

Bank loan                                            45,220            --         100,444           --
Amounts due under finance leases                     20,950            --          44,186           --
Other loans                                         719,412       529,412         100,000           --
                                                    -------       -------         -------       ------
                                                    785,582       529,412         244,630           --
                                                    =======       =======         =======       ======

The bank loan is repayable in equal monthly instalments as represented by the disclosure in note 16 below. Interest is charged at base rate plus 2.25%.

The bank loan and overdraft has been repaid by 1 December 2004 and replaced by the new banking arrangements referred to on page 6.

Other loans have been provided to the company and group during the year and are subject to an interest charge of 12% per year. They are repayable as follows:

o    loan of (pounds)190,000 provided to Blease Medical Equipment Limited has no fixed repayment terms

o    loans of (pounds)529,412 provided to Blease Medical Holdings Limited are repayable in five equal annual instalments commencing October 2005.

--------------------------------------------------------------------------------
                                       83

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

16.  BORROWINGS - GROUP

Borrowings are repayable as follows:

                                                      2004               2003
                                                   (pounds)           (pounds)
Within one year:
Bank loans and overdrafts                          599,832          1,010,693
Finance leases                                      23,236             21,156
After one and within two years:
Bank loan                                           45,220             50,000
Finance leases                                      20,950             23,236
Other loans                                        105,882                 --
Between two and within five years:
Bank loan                                               --             50,444
Finance leases                                          --             20,950
Other loans                                        317,647                 --
After five years:
Other loans                                        305,883            100,000
                                                   -------          ---------
                                                 1,408,650          1,276,479
                                                 =========          =========

17.  SHARE CAPITAL

                                                      2004               2003
                                                   (pounds)           (pounds)
Authorised
750,000 Preference shares of 10p each               75,000             75,000
45,000 'A' preferred ordinary
  shares of (pounds)1 each                          45,000             45,000
79,412 'B' preferred ordinary
  shares of (pounds)1 each                          79,412             79,412
463,823 Ordinary shares of (pounds)1 each          463,823            463,823
                                                   -------            -------
                                                   663,235            663,235
                                                   =======            =======

                                                      2004               2003
                                                   (pounds)           (pounds)
Allotted, called up and fully paid
45,000 'A' preferred ordinary
  shares of (pounds)1 each                          45,000            45,000
79,412 'B' preferred ordinary
  shares of (pounds)1 each                          79,412             79,412
405,000 Ordinary shares of  (pounds)1 each         405,000            405,000
                                                   -------            -------
                                                   529,412            529,412
                                                   =======            =======

PREFERENCE SHARES

The preference shares are non-equity shares which carry an entitlement to a fixed cumulative preferential dividend of 8% of the issue price per share per annum. They were redeemed at the issue price.

'A' PREFERRED ORDINARY SHARES

The 'A' preferred ordinary shares are equity shares which carry an entitlement of a fixed cumulative preferential dividend of (pounds)7,920 per annum to be apportioned pro rata according to the issue price, a participating dividend, which when added to the fixed cumulative preferential dividend is equal to 1.5%
of the profit before tax for each year, to be apportioned pro rata according to the issue price, and a further dividend equal to the amount payable as dividends on each 'B' preferred ordinary shares and ordinary shares which is in excess of the fixed cumulative preferential dividend and the participating dividend paid on each

--------------------------------------------------------------------------------
                                       84

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

17.  SHARE CAPITAL (CONTINUED)

'A' preferred ordinary share. Holders of 'A' preferred ordinary shares have one vote for every share held. 'A' preferred ordinary shareholders have the right on a winding-up to receive, after preference shareholders and 'B' preferred ordinary shareholders a sum equal to the issue price of 'B' preferred ordinary shares together with any arrears of dividends. Each 'A' preferred ordinary share can be converted into one ordinary share only if the holder wishes to convert its entire holding and serves notice accordingly.

`B' PREFERRED ORDINARY SHARES

The 'B' preferred ordinary shares are equity shares which carry an entitlement to a cumulative preferential dividend of 30% of profit after tax, for each financial year commencing on or after 1 June 2000, which will be apportioned pro rata among holders of 'B' preferred ordinary shares and ordinary shares. Holders of 'B' preferred ordinary shares have one vote for every share held. 'B'
preferred shareholders have the right on a winding-up to receive, after preference shareholders, a sum equal to the issue price. Each 'B' preferred ordinary share can be converted to one ordinary share but only if any class of the issued share capital is admitted to the official list of the London Stock
Exchange or to trading on the Alternative Investment Market or any other recognised investment exchange, or if the holder wishes to convert its entire holding and serves notice accordingly.

ORDINARY SHARES

The ordinary equity shares are shares which carry an entitlement to a cumulative preferential cash dividend of 30% of profit after tax, for each financial year commencing on or after 1 June 2001, which will be apportioned pro rata among the holders of ordinary shares and 1'B' preferred ordinary shares. Holders of ordinary shares have one vote for every share held.

Any excess of assets on winding-up shall be distributed amongst the holders of the preferred ordinary shares and the ordinary shares as if they constituted one class of share.

CONTINGENT RIGHTS TO THE ALLOTMENTS OF SHARES

The company has granted an option to J Rayner, which relates to 10,000 ordinary
(pounds)1 shares at (pounds)5.78 per share exercisable at any time between 14
October 2001 and 14 October 2005.

WARRANTS ATTACHED TO ISSUED LOAN NOTES

The company has issued warrants to holders of loan notes which relate to the issue of 105,882 ordinary (pounds)1 shares at (pounds)1 per share.

--------------------------------------------------------------------------------
                                       85

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

18.  SHAREHOLDERS' FUNDS

                                            CAPITAL                          SHARE
                                         REDEMPTION           SHARE        PREMIUM        PROFIT AND
                                            RESERVE         CAPITAL        ACCOUNT      LOSS ACCOUNT          TOTAL
                                            (pounds)        (pounds)       (pounds)          (pounds)       (pounds)

GROUP
At 1 June 2002                               75,000         529,412      1,045,588           126,577      1,776,577
Loss for the year                                --              --             --          (546,101)      (546,101)
Dividends                                        --              --             --            (7,920)        (7,920)
                                             ------         -------      ---------          --------      ---------
                                             75,000         529,412      1,045,588          (427,444)     1,222,556
Dividends appropriated in prior periods          --              --             --            (7,920)        (7,920)
                                             ------         -------      ---------          --------      ---------
At 31 May 2003                               75,000         529,412      1,045,588          (435,364)     1,214,636
Loss for the year                                --              --             --          (627,264)      (627,264)
                                             ------         -------      ---------          --------      ---------
At 31 May 2004                               75,000         529,412      1,045,588        (1,062,628)       587,372
                                             ======         =======      =========        ==========      =========

                                            CAPITAL                          SHARE
                                         REDEMPTION           SHARE        PREMIUM        PROFIT AND
                                            RESERVE         CAPITAL        ACCOUNT      LOSS ACCOUNT          TOTAL
                                            (pounds)        (pounds)       (pounds)          (pounds)       (pounds)

COMPANY
At 1 June 2002                               75,000         529,412      1,045,588                --      1,650,000
Loss for the year                                --              --             --          (634,160)      (643,160)
Dividends                                        --              --             --            (7,920)        (7,920)
                                             ------         -------      ---------          --------      ---------
                                             75,000         529,412      1,045,588          (642,080)    (1,007,920)
Dividend appropriated in prior periods           --              --             --            (7,920)        (7,920)
                                             ------         -------      ---------          --------     ----------
At 31 May 2003                               75,000         529,412      1,045,588          (650,000)     1,000,000
Profit for the year                              --              --             --                20             20
                                             ------         -------      ---------          --------     ----------
At 31 May 2004                               75,000         529,412      1,045,588          (649,980)     1,000,020
                                             ======         =======      =========          ========     ==========

Cumulative dividends to holders of ordinary shares, 'A' and 'B' preferred ordinary shares are (pounds)131,628 (2003: 123,708) in arrears, and are not included in creditors.

19.  NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                      2004               2003
                                                   (pounds)           (pounds)
Operating loss                                    (542,993)          (571,495)
Depreciation and amortisation                      283,957            253,846
Profit on sale of tangible fixed assets                 --             (2,133)
Decrease in stocks                                  25,365            560,530
Decrease in debtors                                 62,779            370,657
Increase/(decrease) in creditors                    48,011           (617,357)
                                                  --------           --------
Net cash outflow from operating activities        (122,881)            (5,952)
                                                  ========           ========

--------------------------------------------------------------------------------
                                       86

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

20.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                      2004               2003
                                                   (pounds)           (pounds)
Increase/(decrease) in cash in the year            295,861           (551,807)
Cash inflow/(outflow) from financing              (543,032)            77,827
                                                ----------         ----------
Change in net debt resulting from
  cash flow in the year                           (247,171)          (473,980)
Net debt at 1 June 2003                         (1,059,647)          (585,667)
                                                ----------         ----------
Net debt at 31 May 2004                         (1,306,818)        (1,059,647)
                                                ==========         ==========

21.  ANALYSIS OF CHANGES IN NET DEBT

                                   AT 1 JUNE                       AT 31 MAY
                                        2002      CASH FLOW             2003
                                     (pounds)       (pounds)         (pounds)
Overdrafts                          (960,689)       410,861         (549,828)
Cash in hand and at bank             216,832       (115,000)         101,832
                                  ----------       --------         --------
                                    (743,857)       295,861         (447,996)
Debt                                (250,448)      (564,188)        (814,636)
Finance leases                       (65,342)        21,156          (44,186)
                                  ----------       --------         --------
                                  (1,059,647)      (247,171)      (1,306,818)
                                  ==========       ========       ==========

22.  CAPITAL COMMITMENTS

The group and company had no capital commitments at 31 May 2004 and 31 May 2003.

23.  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

The company participates in the group bank overdraft facility and is a party to the unlimited multilateral guarantee which secures this facility. The group and company had no other guarantees or financial commitments at 31 May 2004 or 31
May 2003.

24.  PENSIONS

The company pays contributions to the personal pension arrangements of its employees.

25.  LEASING COMMITMENTS

Operating lease payments amounting to (pounds)304,731 (2003: (pounds sterling)323,132) are due within one year. The leases to which these amounts relate expire as follows:

                                                        2004                           2003
                                     LAND AND                       LAND AND
                                    BUILDINGS          OTHER       BUILDINGS          OTHER
                                      (pounds)       (pounds)        (pounds)       (pounds)

In one year or less                        --          9,975          19,000         21,636
Between one and five years            118,230        114,027         106,480        113,044
In five years or more                  62,500             --          62,500            472
                                      -------        -------         -------        -------
                                      180,730        124,001         187,980        135,152
                                      =======        =======         =======        =======

26.  ULTIMATE CONTROLLING PARTY

The company's ultimate controlling party is Mr A J D Ferguson, a director of the company.

27.  RELATED PARTY TRANSACTIONS

In the prior year the company waived a loan amounting to (pounds sterling)650,000 due from Blease Medical Equipment Limited, a subsidiary undertaking.

--------------------------------------------------------------------------------
                                       87

PART 5(b) -- FINANCIAL INFORMATION ON BLEASE MEDICAL HOLDINGS 2004
--------------------------------------------------------------------------------

27.  RELATED PARTY TRANSACTIONS (CONTINUED)

The group rents the Deansway property from Duncan Property Investments Limited, which is under the common control of Mr A J D Ferguson. Rent charged is considered to be a realistic reflection of market rent, and amounted to
(pounds)62,500 (2003: (pounds)62,500), all of which was paid in the relevant year.

During the year Duncan Property Investments Limited provided loans of (pounds sterling)190,000 to Blease Medical Equipment Limited, and (pounds sterling)240,883 to Blease Medical Holdings Limited. Interest is payable at a rate of 12% per annum on the loans.

During the year Mr A J D Ferguson, together with his wife, provided a loan of
(pounds)135,000 to Blease Medical Holdings Limited. Interest is payable at a rate of 12% per annum on the loan.

During the year Mr J E Everitt provided a loan of (pounds)882 to Blease Medical
Holdings Limited. Interest is payable at a rate of 12% per annum on the loan.

--------------------------------------------------------------------------------
                                       88

--------------------------------------------------------------------------------

       PART 6 -- UNAUDITED PRO FORMA STATEMENT OF NET ASSETS OF THE GROUP

The unaudited pro forma statement of net assets of the Group is provided for illustrative purposes only to show the effect on the balance sheet of the
Company had the Placing occurred on 31 August 2005. It has been compiled on the basis described below from the balance sheet of the Company as at 31 August 2005 as set out in Part 4 of this document. Due to its nature, the pro forma statement of net assets may not give a true picture of the financial position of the Group and is designed to give only an indication of the net assets of the
Group.

                                              30 JUNE 2005
                                                 SPACELABS
                            31 AUGUST 2005    MEDICAL, INC
                                 SPACELABS     AND RELATED                   PRO FORMA
                                HEALTHCARE       COMPANIES     ADJUSTMENT        GROUP
                                   US$'000         US$'000        US$'000      US$'000

ASSETS
CURRENT ASSETS
Cash and cash equivalents               --           7,875          5,000       12,375
Accounts receivable                     --          44,110                      44,110
Inventory                               --          38,205                      38,205
Other                                   --           8,092                       8,092
                            ----------------------------------------------------------
                                        --          98,282          5,000      102,782
FIXED ASSETS
Property and equipment, net             --           7,068                       7,068
Goodwill                                --           5,853                       5,853
Intangible assets, net                  --          19,052                      19,052
Other assets                            --           1,006                       1,006
                            ----------------------------------------------------------
                                        --         131,261          5,000      135,761
LIABILITIES
Current liabilities                      1          59,220                      59,221
Loan from parent                        --          57,310        (22,000)      35,310
Other                                   --           2,661                       2,661
                            ----------------------------------------------------------
                                         1         119,191        (22,000)      97,192
                            ----------------------------------------------------------
NET (LIABILITIES) ASSETS                (1)         12,070         27,000       38,569
                            ==========================================================

Notes:

1.   Financial information relating to Spacelabs Medical, Inc and related companies has been extracted, without adjustment, from the audited combined balance sheet of Spacelabs Medical, Inc. and related companies as at 30
     June 2005, which is included in the accountants' report set out in Part 3 of this document.

2.   The adjustment reflects the gross proceeds of US$29.7 million, less estimated expenses of US$2.7 million, receivable by the Company. The adjustment reflects the Director's intention to utilise US$22 million of the net cash received of US$27 million to repay the inter-company loan from
     OSI Systems.

3.   No adjustment has been made to reflect any trading or changes in working capital since 30 June 2005.

4.   Financial information relating to Spacelabs Healthcare has been extracted, without adjustment, from the audited balance sheet of Spacelabs Healthcare as at 31 August 2005, which is included in the accountant's report set out in Part 4 of this document.

--------------------------------------------------------------------------------
                                       89

--------------------------------------------------------------------------------

                        PART 7 -- ADDITIONAL INFORMATION

1.   RESPONSIBILITY STATEMENT

     The Directors, whose names appear on page 3 of this document, accept responsibility for the information in this document including individual and collective responsibility for compliance with the AIM Rules. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.   INCORPORATION AND PRINCIPAL ACTIVITIES

2.1  The Company was incorporated on August 2, 2005, under the laws of the State of Delaware, US with charter number 4009030 under the name "Spacelabs
     Healthcare, Inc."

2.2  The principal place of business of the Company is 5150 220th Avenue SE,
     Issaquah, Washington 98029 USA.

2.3  The liability of the members of the Company is limited.

2.4  The Company, which is the parent company of the Group, has the following subsidiaries:

                                  COUNTRY OF                             PROPORTION OF
                                  REGISTRATION OR   TYPE OF              VOTING RIGHTS
NAME OF COMPANY                   INCORPORATION     SHARES HELD          AND SHARES HELD   NATURE OF BUSINESS

Blease Medical Holding Ltd.+      UK                Ordinary and A and   100%              Holding company
 ("BMH")                                            B Preferred

Blease Medical Equipment          UK                Ordinary             100% indirectly   Design, manufacture,
 Limited ("BME")                                                         (BMH owns 100%)   sale and service of
                                                                                           anaesthesia systems
                                                                                           to the UK and export
                                                                                           markets

Blease Medical Services Limited   UK                Ordinary             100% indirectly   Dormant company
                                                                         (BMH owns 100%)

Dolphin Medical, Inc. ("DM")      USA               Common               89%               Medical equipment
                                                                                           manufacturing and
                                                                                           distribution

Dolphin Medical Pte. Ltd.+        Singapore         Ordinary             89%               Traders and
                                                                         (100% owned by    manufacturer of
                                                                         DM)               medical equipment

Dolphin Merger Corporation        USA               Common               100%              Dormant company

Osteometer Meditech, Inc.         USA               Common               100%              Medical equipment
                                                                                           manufacturing and
                                                                                           distribution

Spacelabs Healthcare Solution     India             Equity               100%              Medical equipment
 Pvt. Ltd.                                                                                 manufacturing and
                                                                                           distribution

Spacelabs Medical, Inc.           USA               Common               100%              Medical equipment
                                                                                           manufacturing and
                                                                                           distribution

Spacelabs Medical (Canada),       Canada            Common               100%              Supplies patient
 Inc.+                                                                                     monitoring systems
                                                                                           and related medical
                                                                                           equipment

Spacelabs Medical Finland, Oy+    Finland           Ordinary             100%              Supplies patient
                                                                                           monitoring systems
                                                                                           and related medical
                                                                                           equipment

Spacelabs Medical Germany+        Germany           Ordinary             100%              Supplies patient
 GmbH                                                                                      monitoring systems
                                                                                           and related medical
                                                                                           equipment

--------------------------------------------------------------------------------
                                       90

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

                                   COUNTRY OF                      PROPORTION OF
                                   REGISTRATION OR   TYPE OF       VOTING RIGHTS
NAME OF COMPANY                    INCORPORATION     SHARES HELD   AND SHARES HELD   NATURE OF BUSINESS

Spacelabs Medical SAS+             France            Ordinary      100%              Supplies patient
                                                                                     monitoring systems
                                                                                     and related medical
                                                                                     equipment

Spacelabs (Singapore) Pte. Ltd.+   Singapore         Common        100%              Supplies patient
                                                                                     monitoring systems
                                                                                     and related medical
                                                                                     equipment

Spacelabs Medical Trading+         China             Ordinary      100%              Supplies patient
 (Shanghai) Co., Ltd.                                                                monitoring systems
                                                                                     and related medical
                                                                                     equipment

Spacelabs Medical UK Ltd.+         UK                Ordinary      100%              Supplies patient
                                                                                     monitoring systems
                                                                                     and related medical
                                                                                     equipment

+    The formalities relating to the transfer of the shares of the companies indicated above have not been completed at the date hereof. The Company,
     OSI and UDT Sensors are obligated to procure the completion of the formalities as soon as practicable following Admission pursuant to the
     Stock Transfer Agreement (details of which are set out at paragraph 3.3 of this Part 7). Prior to such completion, these shares are held beneficially only by the Company.

3.   SHARE CAPITAL OF THE COMPANY

3.1  The Directors are authorised to issue 250,000,000 Shares of Common Stock with a par value of US$.001 per share and 10,000 shares of preferred stock with a par value of US$.001 per share.

3.2  On 16 September 2005 the Company issued 1,000 Shares of Common Stock to OSI
     Systems.

3.3  On 24 October 2005 the Company entered into a stock transfer agreement
     ("Stock Transfer Agreement") with OSI Systems and UDT Sensors. Pursuant to this agreement the Company issued 51,039,865 Shares of Common Stock to OSI
     Systems in exchange for OSI Systems' capital contribution to the Company of the entire equity share capital of each of the following companies (save for Dolphin Medical Inc. and Dolphin Medical Pte Ltd.):

     NAME OF COMPANY                        NUMBER OF SHARES    TYPE OF STOCK
     Blease Medical Holdings Limited              417,529      Ordinary Shares
     Blease Medical Holdings Limited               45,000     A Preferred Shares
     Blease Medical Holdings Limited               79,412     B Preferred Shares
     Dolphin Medical Inc.                      19,902,750        Common Stock
     Dolphin Merger Corporation                       100        Common Stock
     Osteometer Meditech, Inc.                         10        Common Stock
     Spacelabs Healthcare Solutions Pvt Ltd.        9,500        Equity Stock
     Spacelabs Medical, Inc.                   90,000,000        Common Stock
     Spacelabs Medical (Canada), Inc.           3,953,532       Common Shares
     Spacelabs Medical Finland Oy                      80      Ordinary Shares
     Spacelabs Medical Germany GmbH                   N/A          Shares
     Spacelabs Medical SAS                      2,050,000      Ordinary Shares
     Spacelabs Medical UK Ltd.                     14,001      Ordinary Shares
     Spacelabs (Singapore) Pte. Ltd.              100,000       Common Shares

     Pursuant to the Stock Transfer Agreement OSI Systems assigned the benefit of the warranties under the Blease Acquisition Agreement (further details of which are set out at paragraph 9(vi) of Part 7) to the Company and the
     Company agreed with OSI Systems to pay any deferred sums due to the vendors under that agreement.

     The above share issue was authorised by the Directors pursuant to a resolution of a committee of the Board of Directors of the Company, dated
     21 October 2005.

     Pursuant to the terms of the Stock Transfer Agreement the Company issued
     3,350,070 Shares of Common Stock to UDT Sensors, Inc. in exchange for UDT
     Sensors, Inc.'s capital contribution to the

--------------------------------------------------------------------------------
                                       91

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     Company of 65,906,250 shares of common stock in Dolphin Medical, Inc. This issue of shares was authorised by the Directors pursuant to a resolution of a committee of the Board of Directors of the Company, dated as of 21
     October, 2005.

3.4  The Company has not issued any shares of its preferred stock as of the date of this document.

3.5  There are 9,735,418 options over shares of common stock in Spacelabs
     Medical held by various employees or directors within OSI's group (the
     "Medical Options").

     All of the Medical Options vest over a three year period (one quarter in the first year, one quarter in the second year and the remainder in the third year) and are exercisable up until the fifth anniversary of the date of grant of the options. The exercise price for each option ranges from
     US$0.58 to US$1.10.

     It is intended that following Admission the Medical Options will be converted into options over Shares of Common Stock in the Company
     ("Conversion").

     The Medical Options currently vested will remain vested following
     Conversion. The vesting dates and expiration dates of the converted Medical
     Options will remain the same following conversion.

     The Directors intend that the exercise price and the number of shares of common stock under the Medical Options will be converted using a conversion ratio to ensure that the option holders receive full value for their
     Medical Options.

4.   CERTIFICATE OF INCORPORATION AND BY-LAWS

4.1  Certificate of Incorporation

     (a)  The purpose of the Company is to engage in any lawful act or activity for which corporations may be organised under the General Corporation
          Law of the State of Delaware USA.

     (b)  The Company is authorised to issue 250,000,000 Shares of Common Stock with a par value of US$.001 per share and 10,000 shares of preferred stock with a par value of US$.001 per share.

     (c)  The Directors are expressly authorised to make, alter or repeal the
          By-laws of the Company.

     (d)  In all elections of Directors, each stockholder is entitled to as many votes as shall be equal to the number of shares held by such stockholder multiplied by the number of Directors to be elected, and such stockholder may cast all of such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as such stockholder may see fit, which right, when exercised, is called "cumulative voting."

     (e)  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if eighty percent
          (80%) or more of the voting power of the stockholders entitled to vote thereon consent thereto in writing.

     (f)  Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them, and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the
          Company.

4.2  Bylaws

     The Bylaws, which were adopted by the Directors of the Company pursuant to a resolution of the Board dated 18 October 2005, contain provisions, inter alia, to the following effect:

--------------------------------------------------------------------------------
                                       92

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     (a)  Voting Rights

     Unless otherwise provided in the Certificate of Incorporation, each holder of shares of capital stock on the applicable record date shall be entitled to one (1) vote for each share of capital stock held by such holder of
     Shares of Common Stock. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the
     Company on the record date for determining the stockholders entitled to vote at a meeting shall be entitled to vote at such meeting.

     At all meetings of stockholders except where otherwise provided by law, the
     Certificate of Incorporation or the Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the
     Certificate of Incorporation or the Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

     (b)  Alteration of Shareholders Rights

     Shareholders rights may be altered by amendment to the Certificate of
     Incorporation. The Certificate of Incorporation is amended by (i) adoption of such amendment by the Board of Directors followed by (ii) the approval of the requisite percentage of the stockholders at a meeting (which is generally a majority of the issued and outstanding shares entitled to vote on such amendment).

     (c)  Amendments to Bylaws

     The Bylaws may be repealed, altered or amended or new Bylaws of the Company adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by the Bylaws or the certificate of incorporation of the Company. The Bylaws (other than a Bylaws changing the authorised number of directors) also may be adopted, amended, or repealed by the Directors.

     (d)  Transfer of Stock

     Transfers of stock must be made in accordance with all United States local, state, federal and foreign securities laws governing such transfers, as applicable.

     (e)  Directors

     The powers of the Company shall be exercised, its business conducted and its property controlled by or under the direction of the Directors.

     The number of Directors which shall constitute the whole Board of Directors shall be seven (7). The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. At the first election of
     Directors by the Incorporator, the Incorporator shall elect a Class III
     Director for a term expiring at the Company's third Annual Meeting of
     Shareholders. The Class III Director shall then elect additional Class I,
     Class II and Class III Directors. The Directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders, the
     Directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders and the Directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders.
     Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All
     Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.
     As provided in the Certificate of Incorporation, at all elections of
     Directors, each stockholder having the right to vote shall be entitled to as many votes as the number of shares so held by such stockholder of record multiplied by the number of Directors to be elected, and such stockholder may cast all of such votes for a single Director, or may distribute them among any two or more of the Directors to be voted for, as such stockholder may see fit.

     Vacancies and newly created directorships resulting from any increase in the authorised number of Directors may be filled by a majority of the
     Directors then in office (even if less than a quorum) or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place became vacant and until such Director's successor shall have been duly elected and qualified.
     A vacancy in the Board of Directors shall be deemed to exist in the

--------------------------------------------------------------------------------
                                       93

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected to elect the number of Directors then constituting the whole
     Board of Directors.

     (f)  Pre-emption Rights

     Unless determined by stockholders holding 75 per cent. of the then outstanding shares of stock of the Company, any issue of new securities for cash shall first be offered to existing holders of stock on a pre-emptive basis pro rata to existing holdings. Any issue of stock which (i) carries rights to participate only up to a specified amount in a distribution; (ii)
     which is held or allotted pursuant to an employee stock option scheme; or
     (iii) is a right to subscribe for such stock referred to in (i) and (ii)
     shall not be subject to such pre-emption rights. The pre-emption provisions also do not apply to securities allotted for cash where the nominal amount of such stock during any 12 month period does not exceed in aggregate 20 per cent. of the outstanding shares of stock of the Company, or to the allotment in connection with a rights issue.

     (g)  Takeover provisions

     In the event that (i) any person acquires securities in the Company that
     (taken with securities held or acquired by persons acting in concert with him) represent 30 per cent. or more of the voting rights attaching to the
     Company's stock; or (ii) any person who, together with persons acting in concert with holds not less than 30 per cent. nor more than 50 per cent. of the voting rights attaching to the Company's stock, then such person (and any person acting in concert) is required to extend an offer to the holders of all issued and outstanding capital stock of the Company. Such offer must be conditional only on the offeror having received acceptances in respect of securities which together with securities already held or acquired by him (and any persons acting in concert with him) represent more than 50 per cent. of the voting rights attaching to the Company's stock. The offer must be in cash (or have a cash alternative) at not less than the highest price paid by the offeror for capital stock during the period following an announcement of a proposed or possible offer and the 12 months prior to such period.

     The requirement to make a mandatory offer may be waived with the consent of holders of 75 per cent. of the voting rights attaching to the Company's securities who are not the acquirer or proposed allottee. In the event that the acquirer or proposed allottee of the relevant securities is a person that has (either alone or with connected persons) previously held 50 per cent. or more of the voting rights then:

     (a)  the requirement to make a mandatory offer referred to at (i) above may be waived by certain of the non-executive directors of the Company;
          and

     (b)  the requirement to make a mandatory offer referred to in (ii) above will not apply.

     The requirement to make a mandatory offer ceases to apply as soon as any securities of the Company become listed on a US national securities exchange or NASDAQ or as soon as the Company becomes a reporting company under the US Securities Exchange Act of 1934.

     (h)  Annual Meetings and Special Meetings

     The annual meetings of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on November 15 in each year if not a legal holiday, and, if a legal holiday, at the same hour and place on the next succeeding day not a holiday. Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by the Chairman of the Board or the President or by a majority of the Board of Directors at any time. Upon written request of any stockholder or stockholders holding in the aggregate one-fifth of the voting power of all stockholders delivered in person or sent by registered mail to the Chairman of the Board, President or
     Secretary of the corporation, the Secretary shall call a special meeting of stockholders.

     (i)  Indemnity

     Each person who was or is a party, or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he, or a person of whom he is the legal representative, is

--------------------------------------------------------------------------------
                                       94

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability, and loss reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding.

5.   2005 EQUITY PARTICIPATION PLAN OF THE COMPANY

5.1  Adoption

     The Directors adopted the 2005 Equity Participation Plan of the Company
     (the "Plan") pursuant to a unanimous written consent of the Board, dated 16
     September, 2005. The Plan is effective as of 16 September, 2005, and is administered by the Governance and Remuneration Committee appointed by the
     Directors (the "Administrator").

5.2  Participation

     Every person who, at the date of grant of a stock option under the Plan
     ("Option") and/or the issuance of restricted Company common stock
     ("Restricted Stock") under the Plan, is an employee of the Company or of any Affiliate (as defined in the Plan) of the Company is eligible to receive nonqualified options ("NQO"), incentive stock options and/or
     Restricted Stock under the Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under the Plan.

5.3  Awards

     The total number of shares of Company common stock which may be granted as
     Restricted Stock and/or issued upon the exercise of Options granted pursuant to the Plan shall not exceed 12.5% of the issued Shares of Common
     Stock in the aggregate (including the Medical Options to be converted into options over Shares of Common Stock in the Company following Admission) as set out in paragraph 3.5 of this Part 7). Shareholder approval will be required for an increase in this cap. No eligible person shall be granted
     Options during any twelve-month period covering more than 1,000,000 shares.

     If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalisation, combination or recapitalisation, appropriate adjustments shall be made by the
     Administrator in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company is not required to issue fractional shares as a result of any such adjustments. Each such adjustment is subject to approval by the
     Administrator in its sole discretion.

     In the event of the proposed dissolution or liquidation of the Company, the
     Administrator shall notify each option holder at least thirty (30) days prior to such proposed action. To the extent not previously exercised, all
     Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity)
     or a parent or subsidiary of such successor corporation (or other entity);
     provided, however, that if such successor does not agree to assume the
     Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the
     Options prior to consummation of such event, even if such Options were not otherwise exercisable.

     Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

--------------------------------------------------------------------------------
                                       95

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     The Plan does not limit the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of common stock other than under the Plan.

5.4  Restricted Stock

     The Administrator may grant Restricted Stock to such employees, consultants and non-employee directors, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, or otherwise, as the Administrator shall determine. The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

6.   DIRECTORS

     INTERESTS IN THE COMMON STOCK AND PREFERRED STOCK OF THE COMPANY

6.1  Save as disclosed herein, no Director (nor any member of his immediate family nor any person connected with any of them) has any interest, beneficial or non-beneficial, in the Common Stock or preferred stock of the
     Company.

6.2  There is no director or member of a Director's family who has a related financial product (as defined in the AIM Rules) referenced to the Shares of
     Common Stock or preferred stock.

DIRECTORSHIPS

6.3  The Directors currently hold the following directorships (other than in
     Group companies) and have held the following directorships within the five years prior to the publication of this document:

     NAME              CURRENT                                    PAST

     Deepak Chopra     Advanced Micro Electronics AS              None
                       Aristo Medical Products, Inc.
                       Centro Vision
                       Corrigan Canada, Ltd.
                       Dolphin Medical Pte. Ltd.
                       Dolphin Medical, Inc.
                       Ferson Technologies, Inc.
                       Rapiscan Systems Oy
                       Metorex Security Products, Inc. (US)
                       OSI Systems Pvt. Ltd.
                       Opto Sensors (Malaysia) Sdn, Bhd.
                       Opto Sensors (Singapore) Pte, Ltd.
                       OSI Electronics, Inc.
                       OSI Fibercomm, Inc.
                       OSI Systems, Inc.
                       Osteometer Meditech, Inc.
                       Rapiscan Security Products, Inc.
                       Rapiscan Systems Limited
                       Rapiscan Security Products (U.S.A.), Inc.
                       Rapiscan Systems Hong Kong Limited
                       Rapiscan Systems, Inc.
                       Rapiscan Systems Holdings, Inc.
                       Rapitec, Inc.
                       Spacelabs Medical, Inc.
                       Spacelabs Medical UK Ltd.
                       UDT Sensors, Inc.

     Nikhil Mehta      Blease Medical Holdings                    None
                       Blease Medical Equipment Ltd.
                       Blease Medical Services Ltd.

--------------------------------------------------------------------------------
                                       96

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     NAME             CURRENT                                  PAST

     Ralph Hunter     Spacelabs Medical (Canada) Inc.          None
                      Spacelabs Medical Finland Oy
                      Dolphin Merger Corporation

     Meyer Luskin     OSI Systems, Inc.                        Scope Industries Inc
                      Scope Industries Inc                     Myricom
                      Myricom                                  Alerion Biomedical
                      Alerion Biomedical                       Stamet
                      Stamet                                   Chromagen
                      Chromagen                                Santa Monica UCLA Hospital
                      Santa Monica - UCLA Hospital

     Steve Good       OSI Systems, Inc.                        None
                      Big Dog Holdings, Inc.
                      Arden Realty, Inc.
                      Kayne Anderson MLG investment Co.
                      Kayne Anderson Energy Total Return Fund
                      California Pizza Kitchen

     Sir John         Amvescap PLC                             Whitbread PLC
     Michael          Merchants Trust PLC                      Kingfisher PLC
     Middlecott       ECI Ventures LLP                         Geest PLC
     Banham           Cyclacel Ltd                             Cyclacel Limited

     George           Eschmann Holdings Ltd,                   Smiths Industries PLC
     MacDonald        Vernalis PLC,
     Kennedy          Carclo PLC,
                      Isotron PLC,
                      E2V Technologies PLC

     Steve Good is also a senior partner in the firm Good Swartz Brown & Berns.

6.4  Save as set out in paragraph 6.3 above, none of the Directors:

     (i)    has any unspent convictions in relation to any indictable offence;

     (ii)   had a bankruptcy order made against him or entered into any individual voluntary arrangements;

     (iii)  has been subject to any public criticism by any statutory or regulatory authority (including any recognised professional body)
            and no Director has been disqualified by a court from acting as a director or from acting in the management or conduct of affairs of a company;

     (iv)   was a director of any company at the time of, or in the twelve months preceding, any compulsory liquidation, creditors' voluntary liquidation, administration or company voluntary arrangement or any composition or arrangement with its creditors generally or any class of its creditors, or any receivership over any asset of such company; or

     (v)    has had any asset belonging to him placed in receivership or been a partner of a partnership whose assets have been placed in
            receivership whilst he was a partner at the time of, or within twelve months preceding, such receivership;

     (vi)   save as disclosed in this document, no Director is or has been interested in any transactions which is or was unusual in its nature, or significant in relation to the business of the Group and which was effected by the Group and remains in any respect outstanding or underperformed;

     (vii)  no loans or guarantees have been granted or provided to, of for the benefit of, any of the Directors and which have not been repaid, or released as at the date of this document; or

     (viii) has been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of any company.

     Save for the directorships in OSI held by Deepak Chopra, Steve Good and
     Meyer Luskin and the stock options held by these individuals and Nikhil
     Mehta and Ralph Hunter in OSI, there are no potential conflicts of the duties owed by the Directors to the Company and their respective private interests.

--------------------------------------------------------------------------------
                                       97

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

6.5  There are no outstanding loans granted or guarantees provided by the
     Company to or for the benefit of any of the Directors.

6.6  As of the date of this document, the Directors hold the following options to purchase common shares pursuant to the Plan:

                            EXERCISE                                                           NUMBER
                           PRICE PER       DATE OF          DATE FIRST         DATE OF       OF SHARES
(a)   OPTION HOLDER          SHARE          GRANT          EXERCISABLE        EXPIRATION    UNDER OPTION

      Sir John Michael
      Middlecott Banham       95p     24 October 2005   24 October 2006   24 October 2010      50,000
      George MacDonald
      Kennedy                 95p     24 October 2005   24 October 2006   24 October 2010      50,000
      Deepak Chopra           --             --                --                --              nil
      Ralph Hunter            --             --                --                --              nil
      Nikhil Atul Mehta       --             --                --                --              nil
      Steve Good              --             --                --                --              nil
      Meyer Luskin            --             --                --                --              nil

     As at the date of this document, the Directors held the following options to purchase common shares of Spacelabs Medical which it is intended, following Admission, will be converted into options to purchase Shares of
     Common Stock of the Company*:

                            EXERCISE                                                            NUMBER
                           PRICE PER       DATE OF          DATE FIRST         DATE OF        OF SHARES
(b)   OPTION HOLDER          SHARE          GRANT          EXERCISABLE        EXPIRATION     UNDER OPTION

      Deepak Chopra         US$0.62   26 October 2004    26 October 2005   26 October 2009      800,000
                            US$1.10     11 July 2005       11 July 2006      11 July 2010       500,000
      Ralph Hunter          US$0.58     1 April 2004       1 April 2005      1 April 2009       180,000
                            US$0.72   8 December 2004    8 December 2005   8 December 2009      120,000
                            US$0.95     5 April 2005       5 April 2006      5 April 2010        75,000
      Nikhil Atul Mehta     US$0.58     1 April 2004       1 April 2005      1 April 2009       125,000
                            US$0.95     5 April 2005       5 April 2006      5 April 2010       100,000
      Steve Good            US$0.62   26 October 2004    26 October 2005   26 October 2009      100,000
                            US$1.10     11 July 2005       11 July 2006      11 July 2010        50,000
      Meyer Luskin          US$0.62   26 October 2004    26 October 2005   26 October 2009      100,000
                            US$1.10     11 July 2005       11 July 2006      11 July 2010        50,000

     *    Further details of the Conversion are set out in paragraph 3.5 of
          Part 7.

6.7  Except as disclosed above, none of the Directors (nor any member of his immediate family nor any person connected with any of them) has any interest, beneficial or non-beneficial, in the Common Stock or Preferred
     Stock of the Company.

7.   SUBSTANTIAL SHAREHOLDERS

7.1  The Directors are aware of the following persons who as at 24 October 2005
     (being the most recent practicable date prior to the publication of this document), were interested, directly or indirectly in 3 per cent or more of the Company's share capital:

                       NUMBER OF SHARES OF        PERCENTAGE OF ISSUED
     NAME              COMMON STOCK               SHARE CAPITAL
     OSI Systems       51,040,865                 94%
     UDT Sensors       3,350,070                  6%
                                                  -----
                                                  100%
                                                  -----

--------------------------------------------------------------------------------
                                       98

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

7.2  The Directors are further aware of the following interests which will amount to 3 per cent or more of the issued share capital of the Company immediately following Admission:

                     NUMBER OF SHARES OF   PERCENTAGE OF ISSUED
     NAME            COMMON STOCK          SHARE CAPITAL
     OSI Systems     51,040,865            75.2
     UDT Sensors     3,350,070              4.9
                                           -------
                                           80.1%
                                           -------

7.3  As far as the Directors are aware, there are no arrangements relating to the Group the operation of which may at a subsequent date result in a change of control of the Company.

7.4  As far as the Directors are aware, no substantial shareholders will have different voting rights to other shareholders in the company.

7.5  The Company, following Admission, will be approximately 80% owned by OSI
     Systems and UDT who will hold a controlling interest.

8.   DIRECTORS' SERVICE AGREEMENTS/LETTERS OF APPOINTMENT

8.1  SIR JOHN MICHAEL BANHAM

     Sir John Banham was appointed pursuant to a letter of appointment with the
     Company dated 24 October 2005 for an initial term of 1 year thereafter terminable on 12 months' rolling notice. Fees currently payable are
     (pounds)35,000 per annum and a further (pounds)15,000 per annum after the first year payable in options over Shares of Common Stock. Pursuant to his letter of appointment Sir John Banham has been granted options over 50,000
     Shares of Common Stock.

8.2  GEORGE MACDONALD KENNEDY

     George Kennedy was appointed pursuant to a letter of appointment with the
     Company dated 24 October 2005 for an initial term of 1 year thereafter terminable on 12 months' rolling notice. Fees currently payable are
     (pounds)30,000 per annum and a further (pounds)15,000 per annum after the first year payable in options over Shares of Common Stock. Pursuant to his letter of appointment George Kennedy has been granted options over 50,000
     Shares of Common Stock.

8.3  DEEPAK CHOPRA

     Deepak Chopra is engaged pursuant to a letter of appointment with OSI
     Systems dated 18 July 2005 (as amended by a side letter between Mr. Chopra,
     OSI and the Company on 24 October 2005) as the Chief Executive Officer and
     President of OSI and Chief Executive Officer of the Company. The term of the agreement is for the later of either the fifth anniversary of execution or upon the close of business 3 years following the date on which either party notifies the other in writing that the notifying party elects to end the term of employment. Pursuant to the side letter, OSI allocates certain of Deepak Chopra's time to the Company. The Company will pay Deepak Chopra a minimum of US$237,500 and a maximum of US$427,500 per annum (to be determined based on the allocation of his time between OSI and the
     Company). In addition to a bonus payable at the discretion of the Board.
     Shares of Common Stock may be awarded at the discretion of the Board pursuant to the Company 2005 Equity Participation Plan. Deepak Chopra's
     appointment with the Company is terminable on 1 year's notice from either party.

8.4  RALPH HUNTER

     Ralph Hunter is party to a service agreement with the Company dated 24
     October 2005. Under the agreement Ralph Hunter is paid US$178,725 per annum in addition to a bonus payable at the discretion of the Board. Shares of
     Common Stock may be awarded at the discretion of the Board pursuant to the
     Company 2005 Equity Participation Plan. The agreement is for a term of 1 year continuing thereafter until terminated by either party upon immediate notice.

8.5  NIKHIL ATUL MEHTA

     Nikhil Atul Mehta is engaged pursuant to a letter of appointment with OSI
     Systems dated 11 July 2005 as the Vice President of Business Development.
     On 24 October 2005 the agreement was transferred to the Company. Nikhil
     Mehta is paid US$175,000 per annum in addition to a bonus

--------------------------------------------------------------------------------
                                       99

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     payable at the discretion of the Board. Shares of Common Stock may be awarded at the discretion of the Board pursuant to the Company 2005 Equity
     Participation Plan. The agreement is for a term of 1 year continuing thereafter until terminated by either party on immediate notice

8.6  MEYER LUSKIN

     Meyer Luskin was appointed pursuant to a letter of appointment with the
     Company dated 24 October 2005 for an initial term of 1 year thereafter terminable on 12 months' rolling notice. Fees currently payable are
     US$20,000 per annum. Meyer Luskin has been granted options over 50,000 shares of common stock in Spacelabs Medical pursuant to the 2004 Spacelabs
     Medical stock option plan which are intended to be converted into options over Shares of Common Stock (as set out in paragraph 3.5 of this Part 7).

8.7  STEVE GOOD

     Steve Good was appointed pursuant to a letter of appointment with the
     Company dated 24 October 2005 for an initial term of 1 year thereafter terminable on 12 months' rolling notice. Fees currently payable are
     US$20,000 per annum. Steve Good has been granted options over shares of common stock in Spacelabs Medical pursuant to the 2004 Spacelabs Medical stock option plan which are intended to be converted into options over
     Shares of Common Stock (as set out in paragraph 3.5 of this part 7).

9.   MATERIAL CONTRACTS

9.1  The following material contracts (not being contracts entered into in the ordinary course of business) have been entered into by a member of the
     Group within the two years immediately preceding the date of this document:

     (i)  Stock purchase and option agreement dated 10 December 2003 between
          Dolphin Medical, Inc. ("Dolphin Medical USA") and Conmed Corporation
          ("Conmed").

          The agreement authorised Dolphin Medical USA to sell to Conmed
          8,787,500 shares of Dolphin Medical USA's common stock for a total purchase price of US$2,000,000. This issuance took place on 11
          December 2003. Pursuant to the agreement, Conmed has the option to purchase and Dolphin Medical USA is obligated to sell to Conmed all of the operating assets and business, with certain limitations, necessary to, related to, or utilised in the manufacturing of the Dolphin products for a purchase price equal to two times the sales revenue
          (for the year prior to the exercise of the option) from the sale of the products Dolphin Medical USA sold to Conmed plus two times all other sales revenue of Dolphin products (for the year prior to the exercise of the option). The price shall be no less than US$30,000,000 from 1 January 2004 through 31 December 2007, and US$40,000,000 from 1
          January 2008 through 31 December 2008.

          Notwithstanding the foregoing, if at any time during the option period, a third party makes an offer to acquire Dolphin Medical USA
          (by way of an asset sale, share purchase, merger or otherwise) and
          Dolphin Medical USA wishes to accept the offer, Conmed will have the option to purchase the business and/or assets related to the product line at a price equal to the lesser of (i) the option purchase price or (ii) the purchase price offered by the third party acquirer provided, however, if Conmed does not elect to exercise the purchase option set forth in the agreement within 30 days of the written notice, the option to purchase shall terminate.

          If an unaffiliated third party purchases the business and/or assets of
          Dolphin Medical USA by way of an asset sale, Conmed has the right, but not the obligation, to sell to Dolphin Medical USA its purchased shares for an aggregate purchase price in an amount equal to ten percent of the net proceeds received by Dolphin Medical USA from the sale of the business and/or assets. If Conmed purchases Dolphin
          Medical USA's assets and business, neither Dolphin Medical USA nor any of its affiliates can sell, manufacture or market, directly or indirectly, anywhere in the world, any product that would compete with the products covered in the distribution agreement, entered into on 11
          December 2003, by and between Dolphin Medical USA and Conmed, for five years after the sale with certain exceptions.

     (ii) master intercompany agreement, between the Company and OSI System.

          The Company entered into a master intercompany agreement, on 24
          October 2005, with its parent company OSI Systems. The agreement provides a framework by which OSI Systems

--------------------------------------------------------------------------------
                                      100

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

            and its subsidiaries (other than the Group) may render services to the Group, and by which the Company may render services to OSI
            Systems and its other subsidiaries, such services to include (i)
            subleasing space to the service recipient; (ii) administrative, IT and other support services; and/or (iii) making loans, evidenced by promissory notes, to the service recipient; provided, however, that as of the date upon which OSI Systems becomes a minority stockholder of the Company, no further mutual financial support or funding shall be extended between the parties.

            If the Company requires the manufacture of a product or component, or manufacturing services, the Company shall allow OSI Systems to bid on the manufacture of products, components or manufacturing services which OSI Systems or its other subsidiaries are capable of providing. OSI Systems or its other subsidiaries shall win the bid process so long as its quote is no more than 5% in excess of the lowest quotation provided by a competitor for such product or service on comparable terms. In the event that OSI Systems' proposal meets the delivery, quality, regulatory and documentation
            requirements for such product or component but is more than 5% in excess of the lowest quotation, then the Company shall advise OSI
            Systems of the same and provide an opportunity for OSI Systems to revise its pricing in the proposal. The parties intend to adhere to the arm's length standard set forth in Section 482 of the United
            States Internal Revenue Code and related regulations.

            The agreement provides for the Company and OSI to report taxes on a consolidated basis where permitted and details tax payment obligations as between the Company and OSI.

            The agreement will terminate on 31 August 2015, and will renew automatically for successive 12-month periods unless terminated by mutual agreement of the parties in writing, or either party giving notice to the other party at least 30 days prior to the beginning of the next term. The agreement may not be assigned by either party without the prior written consent of the other party.

            The agreement provides for a dispute resolution procedure whereby:
            (i) the parties agree to negotiate in good faith to resolve disputes, and if such negotiation does not resolve the dispute, the parties are required to appoint members of their respective senior management representatives to address the dispute, (ii) if consultation between the respective senior management
            representatives of the parties does not result in a resolution of the dispute, the parties are required to appoint members of their respective Boards of Directors (which have overlapping members) to consult with respect to the dispute, and (iii) all disputes remaining unresolved 30 days after the appointment of the Board of
            Directors' representatives may be submitted to arbitration. The agreement provides that until such time that a new credit facility
            (separate from the existing Facility) has been obtained by the Group from the Bank of the West or from any other bank, the Group and OSI will agree that each will only use the Facility (referred to in paragraph (iii) below) to the extent of their proportional share of the combined assets of OSI Systems (and its subsidiaries (not including the Company and its subsidiaries)) and the Group.

     (iii)  The Facility Agreement (the "Facility")

            On 18 May 2005, OSI Systems and Bank of the West ("BOW") entered into a Second Amended and Restated Credit Agreement and an Amendment
            and Master Reaffirmation Security Agreement for a $50 million Senior
            Credit Facility (collectively, the "Amended Line"), amending OSI's pre-existing line of credit with BOW. The changes effected by the
            Amended Line included: (i) increase of OSI's cash borrowing limit from $20 million to $50 million; (ii) addition of multicurrency funding, up to $18 million; (iii) removal of a $10 million limit on capital expenditures; (iv) increase in OSI's acquisition purchase price limit from $15 million to $20 million; (v) research and development technology investments related to any acquisition, up to
            $5 million; (vi) foreign exchange facility up to $45 million; (vii)
            one time, non-refundable BOW's agent fee of $85,000; and (viii)
            Rapiscan Security Products Limited (UK) and Opto Sensors (Malaysia)
            were added to the list of guarantors which previously included all
            OSI's domestic subsidiaries.

     (iv)   Agreement with Equilateral

            There is a letter of agreement between OSI Systems and Equilateral
            Limited ("Equilateral") dated 21 February 2005 pursuant to which
            Equilateral assists OSI Systems with, amongst other

--------------------------------------------------------------------------------
                                      101

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

            elements, the flotation of its healthcare businesses to include assistance with due diligence, negotiating terms for investments and completing the proposed transaction; and certain other related functions. Pursuant to the agreement Equilateral will be paid by the
            Company a fee of 1 per cent of the funds raised pursuant to the
            Placing payable in cash upon Admission.

     (v)    Lock-in Agreements

            Pursuant to agreements dated 24 October 2005 made between Collins
            Stewart the Company and each of OSI and UDT Sensors, OSI and UDT
            Sensors agreed not to dispose of any Shares of Common Stock for a period of 12 months from Admission without the consent of Collins
            Stewart, and for the next following period of 12 months, not to dispose of any Shares of Common Stock other than through the
            Company's broker.

     (vi)   Agreement (the "Blease Acquisition Agreement") between OSI Systems and Andrew Ferguson & others dated 8 February 2005 for the acquisition of Blease Medical Holdings Limited ("BMH") (the parent company of the Blease group).

            Pursuant to the agreement, OSI acquired the entire issued share capital of BMH for (pounds)4.5m in cash less an amount equal to certain liabilities at completion. Further contingent payments of up to (pounds)1m for each of the years ending on 30 June 2006 2007 and
            2008 are to be paid if certain targets are met in respect of non-US turnover and a further contingent sum of up to (pounds)2.25m is to be paid in respect of targets for US turnover for the years ended
            June 2006, 2007 and 2008. Deferred payments are to be satisfied by the issue of loan notes by OSI Systems to the vendors. Standard warranties were given by the non-institutional vendors in favour of
            OSI Systems and claims under such warranties can be made until
            August 2006.

     (vii)  Placing Agreement

            Pursuant to a Placing Agreement entered into between the Company, the Directors, OSI Systems and Collins Stewart, Collins Stewart
            agreed (conditionally, inter alia, upon admission taking place not later than 31 October 2005, or such date as Collins Stewart and the
            Company may agree, not being later than 8 November), as agent for the Company, to use reasonable endeavours to procure subscribers for the Placing Shares at the Placing Price and, failing which, to subscribe for the Placing Shares itself.

            Collins Stewart has also conditionally agreed to submit an application to the London Stock Exchange and to act as the Company's
            nominated adviser in respect of that Application.

            The Placing Agreement contains certain representation, warranties, undertakings and indemnities given by the Company, certain warranties given by the Directors and certain warranties and indemnities given by OSI, in each case in favour of Collins Stewart.

            The Placing Agreement contains an indemnity from the Company in favour of Collins Stewart in respect of all charges, costs, damages, expenses, liabilities and other losses which Collins Stewart may offer in respect of the Placing and Admission.

            The Company has agreed to pay to Collins Stewart (i) a corporate finance fee of (pounds)100,000 (plus any applicable VAT), (ii) a commission of an amount equal to 4 per cent. of the aggregate amount equal to the Placing Price multiplied by the number of Placing
            Shares placed.

            The Placing Agreement contains certain provisions for the payment of other costs by the Company to include all costs, charges and expenses relating to or incidental to the Placing and/or Admission, including registrars fees, printing and advertising expenses, postage, legal, accounting and other professional fees.

            The Placing Agreement contains undertakings (subject to certain exceptions) from the Directors to Collins Stewart not to dispose of any Common Stock for the period expiring 12 months from the date of
            Admission and thereafter for a further period of 12 months only to dispose of any Common Stock through the Company's broker on an orderly market basis.

     (viii) Nominated Adviser and Broker Agreement

            Under an agreement made between the Company, the Directors, OSI and
            Collins Stewart dated 24 October 2005 conditional upon Admission,
            Collins Stewart has agreed to act as nominated adviser and broker to the Company for the purposes of the AIM Rules. The

--------------------------------------------------------------------------------
                                      102

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

            Company has agreed to pay Collins Stewart a fee for its services as nominated adviser and broker of (pounds)40,000 per annum (excluding
            VAT). Either party may terminate Collins Setwart's appointment by giving to the other not less than 3 month's notice of termination, such notice not to expire before the period of twelve months from the date of Admission. The agreement contains an indemnity from the
            Company in respect of the services to be provided by Collins
            Stewart.

     (ix)   Relationship Agreement

            The Company is party to a relationship agreement with its parent company OSI dated 24 October 2005 (the "Relationship Agreement").
            Under the Relationship Agreement for as long as OSI (and its associates) remain a controlling shareholder ("Controlling
            Shareholder") (being a shareholder that is entitled to exercise or to control the exercise of 30 per cent or more of the rights to vote at general meetings of the Company) OSI shall (and shall procure that its associates shall) so far as it is able to do so by exercising its control ensure that:

            (a) the Company is capable of carrying on its business independently of OSI (and associates) and all arrangements between them are carried on an arms length basis; (b) any non-independent Director will abstain from voting on matters where the interests of both parties conflict; and (c) independent directors will deal with unresolved disputes between the parties.

            For as long as OSI (and its associates) remains a Controlling
            Shareholder OSI shall (and shall procure that its associates shall)
            not: (a) undertake any activity which may render the Company incapable of carrying on its business independently, or enter into any transactions and relationships between the parties which are not at arm's length or on a normal commercial basis, and (b) propose or vote in favour of any resolution amending the Certificate of
            Incorporation or By-laws unless such resolution is voted in favour of a majority of the independent directors of the Company or is proposed by virtue of a resolution of the Board to approve a dual listing or listing on another recognised investment exchange.

     (x)    Directors' Indemnity Agreement

            Pursuant to an indemnification agreement dated 24 October 2005 entered into by the Company and each of the Directors, in order to attract and retain high quality individuals the Company indemnifies each of the Directors against third party proceedings or claims by reason of the Director's service as a Director. The indemnification is subject to the Directors acting in good faith in the interests of the Company. The Directors are also indemnified in respect of proceedings in which they are joined brought by or in the right of the Company. The indemnity is subject to certain exceptions such as where a claim is already recovered under a policy of insurance.

     (xi)   Stock Transfer Agreement

            A Summary of the Stock Transfer Agreement between OSI, UDT Sensors and the Company is set out in paragraph 3.3 of this part 7.

10.  LITIGATION

     There have been no governmental, legal or arbitration proceedings
     (including any such proceedings which are pending or threatened of which the Company is aware) during the period covering the last 12 months which may have, or have had in the recent past significant effects on the Company and/or the Group's financial position or profitability.

     Various lawsuits and claims are pending against the Company, including those in note 6 to the Accountant's Report on Spacelabs Medical, Inc. and
     Related Companies set out in Part 3 of this document which includes product liability claims which are generally covered by insurance policies.
     Although the outcome of such lawsuits and claims cannot be predicted with certainty, the expected disposition thereof will not in the opinion of the
     Board both individually and in the aggregate, result in a material adverse effect on the Company's results of operations and financial position.

11.  SIGNIFICANT CHANGE

     Other than as set out in this document there has been no significant change in the financial or trading position of the Group which has occurred since the end of the last financial period for which the audited financial information has been published.

--------------------------------------------------------------------------------
                                      103

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

12.  WORKING CAPITAL

     The Directors are of the opinion, having made due and careful enquiry and having taken into account the net proceeds of the Placing, that following
     Admission the Group will have sufficient working capital for at least the twelve months from the date of Admission.

13.  TAXATION

United Kingdom

The following is general in nature and only a summary of the main UK tax consequences which are expected to apply to shareholders of the Company who are resident or ordinary resident individuals for UK tax purposes or companies which are resident in the UK. It does not purport to be a comprehensive analysis of all the tax consequences applicable to all types of shareholders and is based on current law and practice. It should be noted that the UK tax treatment applicable to shareholders is impacted by their residence status, whether they are regarded as domiciled in the UK for tax purposes and other factors. If you are in any doubt as to your own tax position or are resident or subject to tax in a jurisdiction outside the UK, you should seek independent professional advice without delay.

(a)  DIVIDENDS

     The Company will not be obliged to make any withholding on account of UK tax on payment of any dividends. UK resident individuals who are domiciled in the UK will be liable to UK tax on the gross dividend paid by the
     Company. However, relief may be available for any US withholding tax suffered, with the proviso that the relief cannot exceed the amount of UK payable on the dividend. One exception to this general rule is that UK resident individual shareholders who are not domiciled within the UK will generally be subject to UK income tax on the dividend receipt only if the dividend is remitted to the UK. In such cases, it should be noted that advantage can be taken if the reduced rate of withholding tax under the
     Double Tax Treaty between the US and the UK treaty only if the dividends are remitted to the UK and therefore subject to UK tax.

     UK resident companies will, where double tax relief is claimed be liable to
     UK tax on the gross dividend paid by the Company, subject to credit for US withholding tax deducted at source. The credit given in the UK for the US tax suffered on the dividend cannot exceed the UK corporation tax liability on the dividend.

     A UK resident company may also seek relief for any underlying tax (tax borne by the Company and its subsidiaries on the profits out of which the dividend is paid) associated with the dividend where the UK company owns 10 per cent. or more of the voting rights in the Company.

     As the credit given for US tax suffered on the dividend cannot exceed the
     UK corporation tax liability on the dividend, a UK company may, subject to satisfying the provisions within the UK Double Tax regulations, be entitled to claim credit for any excess unrelieved US tax (both withholding, and where available, underlying tax) against dividends received from other sources.

     For both individuals and companies having insufficient taxable income to give rise to a UK tax charge on which relief may be obtained for the withholding tax deducted under US law, the taxpayer can elect to treat the
     US withholding tax as an expense to be deducted from the gross dividend so that the taxable receipt is reduced to the amount of the dividend net of withholding tax.

(b)  TAXATION ON CAPITAL GAINS FOR SHAREHOLDERS

     An individual, who is resident and ordinarily resident and domiciled in the
     UK shall be liable to capital gains tax where a gain arises on the disposal of chargeable assets situated anywhere in the world (including shares in the Company held as an investment) subject to the application of relevant reliefs and exemptions. Capital gains tax is charged at the rate equivalent to the rate of income tax applied to an individual's top slice of income.
     An individual who is resident and ordinarily resident but not domiciled in the UK is liable to capital gains tax on a disposal of non-UK assets
     (including shares in the Company held as an investment) if the proceeds of disposal are remitted to the UK. A company resident in the UK for corporation tax purposes will be liable to corporation tax in respect of gains on the disposal of shares in the Company, subject to the availability of allowance for inflation and the substantial shareholding exemption.

--------------------------------------------------------------------------------
                                      104

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     If a shareholder who is not resident for tax purposes in the United Kingdom disposes of all or any shares of Common Stock, he or it generally will incur no liability to United Kingdom taxation on chargeable gains. However, if any such person has previously been tax resident in the United Kingdom and resumes residence within five years of ceasing tax residence in the
     United Kingdom, a chargeable gain may arise from the disposal of Common
     Stock and be taxed in the tax year in which United Kingdom tax residence is resumed.

     Non-United Kingdom tax resident shareholders may also be subject to taxation in their country of tax residence on chargeable gains (or equivalent) arising from a disposal of Common Stock.

(c)  STAMP DUTY AND STAMP DUTY RESERVE TAX ("SDRT")

     No UK stamp duty or SDRT will be payable on the issue of shares save that special rules may apply to persons operating clearance services or depository receipt services.

     As the Company is incorporated in Delaware, USA and so long as it does not maintain a register of members in the UK, there should be no SDRT on agreements to transfer the shares of Common Stock. It should not be necessary to pay any UK stamp duty on transfers of legal title to the shares of Common Stock on the basis that such transfers should not need to be relied on in the UK.

     The above statements are intended only as a general guide to the current tax position under UK taxation law and practice. A Shareholder who is in any doubt as to his or her tax position or is subject to tax in any jurisdiction other than the United Kingdom should consult his or her professional adviser without delay. They do not deal with the position of certain classes of Shareholders, such as dealers in securities or pension funds.

(d)  INHERITANCE TAX ("IHT") RELIEF

     IHT is chargeable in respect of assets on the death of, or gift by, a shareholder who is domiciled (or is deemed to be domiciled) in the United
     Kingdom. However , the charge to IHT is subject to various exemptions.
     Unquoted shares in a qualifying trading company such as the Company ordinarily qualify for 100 per cent. IHT Business Property Relief exemption provided they have been held for two years prior to the event giving rise to IHT. Shares traded on AIM are regarded as unquoted for these purposes and are therefore in principle eligible for IHT Business Property Relief
     (subject to the Company meeting all of the relevant qualifying conditions).

United States

The following is a general discussion of the material US federal income consequences of the ownership and disposition of shares of Common Stock by a non-US holder that acquires these shares pursuant to this offering. The discussion is based on provisions of the Internal Revenue Code of 1986 as amended, ("the Code"), applicable US Treasury regulations promulgated thereunder and administrative and judicial interpretations, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. The discussion is limited to non-US holders that hold our shares of
Common Stock as a "capital asset" within the meaning of Section 1221 of the Code
- generally, property held for investment. As used in this discussion, the term
"non-US holder" means a beneficial owner of shares of Common Stock that is not, for US federal income tax purposes:

o    an individual who is a citizen or resident of the United States;

     o    a corporation or partnership, including any entity treated as a corporation or partnership for US federal income tax purposes, created or organised in or under the laws of the United States or any state of the United States or the District of Columbia, other a partnership treated as foreign under US Treasury regulations;

     o    an estate the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

     o    a trust (1) if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have authority to control all substantial decisions of the trust, or (2)
          that has a valid election in effect under applicable US Treasury regulations to be treated as a US person.

--------------------------------------------------------------------------------
                                      105

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

This discussion does not consider:

o    US federal gift tax consequences, or US state or local or non-U.S. tax consequences;

o    specific facts and circumstances that may be relevant to a particular non-US holder's tax position, including, if the non-US holder is a partnership that the US tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level;

o    the tax consequences for partnerships or persons who hold their interests through a partnership or other entity classified as a partnership for US federal income tax purposes;

o    the tax consequences for the shareholders or beneficiaries of a non-US holder

o    all of the US federal tax considerations that may be relevant to a non-US holder in light of its particular circumstances or to non-US holders that may be subject to special treatment under US federal tax laws, such as financial institutions, insurance companies, tax-exempt organisations, certain trusts, hybrid entities, certain former citizens or residents of the United States, holders subject to US federal alternative minimum tax, broker-dealers, trade in securities, pension plans and regulated investment companies; or

o    special tax rules that may apply to a non-US holder that holds Shares of
     Common Stock as part of a "straddle," "hedge," "conversion transaction,"
     "synthetic security," or other integrated investment.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE
US FEDERAL, STATE, LOCAL, AND NON-US INCOME AND OTHER TAX CONSIDERATIONS WITH
RESPECT TO OWNING AND DISPOSING OF OUR SHARES OF COMMON STOCK.

(a)  DIVIDENDS

     The Company does not anticipate paying dividends on its shares of Common
     Stock in the foreseeable future (see "Dividend Policy"). If the Company makes distributions on the shares of Common Stock, those payments will constitute dividends for US federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under
     US federal income tax principles. To the extent those distributions exceed the Company's current and accumulated earnings and profits, the excess will constitute a return of capital and first reduce the non-US holder's basis, but not below zero, and then will be treated as gain from the sale of stock.

     The Company will have to withhold US federal income tax at a rate of 30 per cent, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to a non-US holder, unless the dividend is effectively connected with the conduct of a trade or business of the non-US holder within the United States or, if an income tax treaty applies, attributable to a permanent establishment or fixed base of the non-US holder within the United States. Under applicable US Treasury regulations, a non-US holder, including, in certain cases of non-US holders that are entities, the owner or owners of such entities, will be required to satisfy certain certification requirements in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty Non-US holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

     Dividends that are effectively connected with a non-US holder's conduct of a trade or business in the United States and, if an income tax treaty applies, attributable to a permanent establishment or fixed base of the non-US holder within the United States, are taxed on a net income basis at the regular graduated US federal income tax rates in the same manner as if the non-US holder were a resident of the United States. In such cases, the
     Company will not have to withhold US federal income tax if the non-US holder complies with applicable certification and disclosure requirements.
     In addition, a "branch profits tax" may be imposed at a 30 per cent, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

     In order to claim the benefit of an income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the

--------------------------------------------------------------------------------
                                      106

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     United States, the non-US holder must provide a property executed IRS Form
     W-8BEN, for treaty benefits, or W-8ECI, for effectively connected income, respectively, or such successor forms as the IRS designates prior to the payment of dividends. These forms must be periodically updated.

     A non-US holder that is eligible for a reduced rate of US federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund together with the required information with the IRS.

(b)  GAIN ON DISPOSITION OF SHARES OF COMMON STOCK

     A non-US holder generally will not be subject to US federal income tax or withholding tax with respect to gain realised on a sale or other disposition of our shares of Common Stock unless one of the following applies:

     o    the gain is effectively connected with the non-US holder's conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the non-US holder in the United States; in these cases, the non-US holder will generally be taxed on its net gain derived from the disposition in the manner and at the regular graduated US federal income tax rates applicable to United States persons, as defined in the Code, and, if the non-US holder is a foreign corporation, the
          "branch profits tax" described above may also apply;

     o    the non-US holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, the non-US holder will be subject to a 30 per cent, tax on the gain derived from the disposition which may be offset by US source capital losses of the non-US holder, if any; or

     o    the Company's shares of Common Stock constitutes a United States real property interest by reason of our status as a "United States real property holding corporation," or a USRPHC, for US federal income tax purposes at any time during the shorter of the 5-year period ending on the date of such disposition or the period that the non-US holder held the Company's shares of Common Stock.

     o    However, because the determination of whether the Company are a USRPHC depends on the fair market value of the Company's United States real property interests relative to the fair market value of the Company's other business assets, there can be no assurance that the Company will not become a USRPHC in the future. As long as the Company's shares of common stock is "regularly traded on an established securities market"
          within the meaning of Section 897(c)(3) of the Code, however, such shares of Common Stock will be treated as United States real property interests only if a non-US holder owned directly or indirectly more than 5 per cent. of such regularly traded shares of Common Stock during the shorter of the 5-year period ending on the date of disposition or the period that the non-US holder held our shares of
          Common Stock and the Company were a USRPHC during such period. If the
          Company is or were to become a USRPHC and a non-US holder owned directly or indirectly more than 5 per cent. of the Company's shares of Common Stock during the period described above or the Company's shares of Common Stock are not "regularly traded on an established securities market," then a non-US holder would generally be subject to
          US federal income tax on its net gain derived from the disposition of the Company's shares of Common Stock at the regular graduated US federal income tax rates applicable to United States persons, as defined in the Code.

(c)  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     The Company must report annually to the IRS and to each non-US holder the gross amount of the distributions paid to that holder and the tax withheld from those distributions. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting those distributions and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-US holder is a resident or incorporated.

--------------------------------------------------------------------------------
                                      107

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

          Under some circumstances, US Treasury regulations require backup withholding and additional information reporting on reportable payments on Shares of Common Stock. The gross amount of dividends paid to a non-US holder that fails to certify its non-US holder status in accordance with applicable US Treasury regulations generally will be reduced by backup withholding at the applicable rate, currently 28 per cent. Dividends paid to non-US holders subject to the US withholding tax at a rate of 30 per cent., described above in "Dividends,"
          generally will be exempt from US backup withholding.

          The payment of the proceeds of the sale or other disposition of shares of Common Stock by a non-US holder effected by or through the US office of any broker, US or non-US, generally will be reported to the
          IRS and reduced by backup withholding unless the non-US holder either certifies its status as a non-US holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the sale or other disposition of shares of Common Stock by a non-US holder effected by or through a non-US office of any broker US or non-US generally will be reported to the IRS and reduced by backup withholding, unless the non-US broker has certain enumerated connections with the United States. In general, the payment of proceeds from the disposition of shares of Common Stock effected by or through a non-US office of a broker that is a US person or has certain enumerated connections with the United States will be reported to the
          IRS and may be reduced by backup withholding unless the broker receives a statement from the non-US holder that certifies its status as a non-US holder under penalties of perjury or the broker has documentary evidence in its files that the holder is a non-US holder.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-US holder can be refunded or credited against the non-US holder's US federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. These backup withholding and information reporting rules are complex and non-US holders are urged to consult their own tax advisors regarding the application of these rules to them.

          THE FOREGOING DISCUSSION OF US FEDERAL INCOME TAX CONSIDERATIONS IS
          NOT TAX ADVICE AND IS NOT BASED ON AN OPINION OF COUNSEL. ACCORDINGLY,
          EACH PROSPECTIVE NON-US HOLDER OF SHARES OF COMMON STOCK SHOULD
          CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE,
          LOCAL AND NON-US TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF
          SHARES OF COMMON STOCK.

14.  LICENCES TECHNOLOGIES AND CONSENTS

     TECHNOLOGY

     The principal details of the relevant patents, trademarks and licences are described below:-TRADEMARKS -- The Business has used, registered, and applied to register certain trademarks and service marks to distinguish its products, technologies and services from those of its competitors in the US and in foreign countries. The Group enforces its trademark, service mark, and trade name rights in the US and abroad.

     PATENTS -- The Business holds a number of US and foreign patents relating to various aspects of its medical imaging and monitoring systems. The
     Group's current patents will expire at various times between 2006 and 2021.

     LICENSES -- In December 1998, as part of the settlement of certain litigation, OSI and Lunar Corporation ("Lunar") entered into a license agreement pursuant to which OSI was granted a fully paid up worldwide, non-exclusive license under US Patent Nos. 4,626,688 (the "688 patent") and
     5,138,167 (the "167 patent") in the non-medical field. Prior to the acquisition of Osteometer in September 1998, Osteometer had also been involved in litigation with Lunar regarding the 688 and 167 patents. In
     December 1998, the parties to this litigation entered into a settlement agreement. As a part of the settlement, the parties entered into a license agreement pursuant to which Osteometer was granted a worldwide, non-exclusive license under the 688 and 167 patents for certain bone densitometers. The Group makes royalty payments on sales of the licensed products.

     The Group's products have generally received section 510(k) pre market notification clearances from the US Food and Drug Administration, (part of the US Department of Health and Human Services) in respect of its sales in the United States.

--------------------------------------------------------------------------------
                                      108

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

15.   PROPERTIES

      The following table lists the principal physical properties occupied by
      Spacelabs Healthcare as at 30 June 2005:

    LOCATION                    DESCRIPTION OF FACILITY                       EXPIRATION OF LEASE

    Hawthorne, California, US   Manufacturing, engineering, sales and                2006
                                marketing and service for Dolphin Medical
                                and the Osteometer businesses. Marketing
                                and engineering for Dolphin Medical pulse
                                Oximetry business. Shared with OSI

    Issaquah, Washington, US    Manufacturing, engineering, sales and                2014
                                marketing and service for the medical
                                monitoring systems group

    Secunderabad, India         Manufacturing and engineering for pulse              2005
                                oximetry products and engineering for
                                monitoring products. Shared with OSI

    Chesham, UK                 Manufacturing, engineering, sales and             2006-2009
                                marketing for the medical monitoring and
                                anaesthesia systems group

    Salford, UK                 Pan-European logistics centre. Shared with        2009-2011
                                OSI

16.   OTHER INFORMATION

16.1  There are no arrangements in force for the waiver of future dividends.

16.2  There are no specific dates on which entitlement to dividends or interest thereon on Shares of Common Stock or the preferred stock arises.

16.3  The total costs and expenses payable by the Company in connection with or incidental to the Placing and Admission (including professional fees, printing, advertising costs and commissions payable under the Placing) are estimated to be approximately $2.7 million excluding VAT. The gross proceeds expected to be raised by the Placing are (pounds)16.83 million and the net proceeds of the Placing (after expenses and excluding VAT) are estimated to be (pounds)15.26 million.

16.4  Definitive share certificates in registered form for the Placing Shares are expected to be despatched by 4 November 2005.

16.5  Deloitte & Touche LLP, London, UK has given and not withdrawn its written consent to the issue of this document with the inclusion of the
      Accountant's Reports in Parts 3 and 4 of this document and the references to the report and to its name in the form and context in which they are included.

16.6  Collins Stewart has given and not withdrawn its written consent to the issue of this document with references to its name in the form and context in which such references are included.

16.7  The accounting reference date of the Company is 30 June 2005

16.8  The Company's auditors are Deloitte & Touche LLP, Seattle, USA.

16.9  Except as disclosed in this document, as far as the Directors are aware:

      (a)  there are no patents, licences or commercial contracts or new manufacturing processes which are material to the Group's business as currently conducted or profitability;

      (b)  there are no environmental issues that may affect the issuer's utilisation of its tangible fixed assets;

      (c)  there are no known trends, uncertainties, demands or events that are reasonably likely to have a material adverse effect on the Group's prospects for at least the current financial year; and

      (d)  there are no exceptional factors that have influenced the Company's activities.

16.10 The Company complies with relevant US state corporate governance requirements.

--------------------------------------------------------------------------------
                                      109

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

16.11 The International Security Identification Number for the Shares of Common
      Stock is USU859481041.

16.12 As at 30 June 2005 the group employed approximately 1,050 full-time employees.

16.13 Except as disclosed in this document, as far as the Directors are aware, no person (excluding professional advisers otherwise disclosed in this document and trade suppliers) has received, directly or indirectly, from the Company in the twelve months prior to the application for Admission or entered into contractual arrangements (not otherwise disclosed in this document) to receive, directly or indirectly, from the Company after
      Admission:

      (i)   fees totalling (pounds)10,000 or more;

      (ii)  securities in the Company with a value of (pounds sterling)10,000;
            or

      (iii) any other benefit with a value of (pounds)10,000 or more at the date of Admission.

16.14 Save as disclosed in this document, the Company has no principal investments for the financial year covered by the historic financial information in this document and there are no principal investments in progress and there are no principal future investments on which the board has made a firm financial commitment.

17.   US SECURITIES LAW AND TRANSFER RESTRICTIONS

      Regulation S promulgated under the US Securities Act governs offers and sales of securities made outside of the United States. The Placing Shares have not been and will not be registered under the US Securities Act or under the relevant securities laws of any state of the United States or any other jurisdiction. The Placing Shares may not be directly or indirectly offered, sold, resold or otherwise transferred within the
      United States or to, or for the account or benefit of, US persons (as defined in Regulation S), or in any country where to do so may contravene local securities laws or regulations and may not be acquired by any US person in any resale transactions, except in accordance with Regulation S or pursuant to registration, or an exemption therefrom, under the US
      Securities Act. In addition, hedging transactions with regard to the
      Placing Shares may only be conducted in accordance with the US Securities
      Act.

      The above restrictions preclude purchasers of the Placing Shares from reselling the Placing Shares in the US or to a US person until the expiration of a period of one year following the placing.

      The Placing Shares have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission in the United
      States or any other US regulatory authority, nor have any of the foregoing authorities passed on or endorsed the merits of the Placing or the accuracy or adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

      US Transfer Restrictions

      No actions have been taken to register or qualify the Placing Shares offered hereby or otherwise permit a public offering of the Placing Shares offered hereby in any jurisdiction other than the United Kingdom. The
      Placing Shares are being offered outside of the United States pursuant to
      Regulation S promulgated under the US Securities Act. The Placing Shares offered hereby have not been, and will not be, registered under the US
      Securities Act and may not be offered, sold or resold or otherwise transferred within, or to persons in, the United States except in accordance with Regulation S, pursuant to a registration statement under the US Securities Act, or pursuant to an applicable exemption from registration under the US Securities Act. The above restrictions preclude purchasers of the Placing Shares from reselling the Placing Shares in the
      US or to a US person until the expiration of a period of one year following the Placing. The certificates of all Placing Shares subscribed in the Placing will bear a legend to the following effect:

      "THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE
      STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY,
      AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE
      OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED BY SUCH HOLDER OTHER THAN
      (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
      UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY

--------------------------------------------------------------------------------
                                      110

PART 7 -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES, (3) IN AN OFFSHORE
     TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (4)
     PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT
     PROVIDED BY RULE 144, IF APPLICABLE, UNDER THE SECURITIES ACT OR (5) IN A
     TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT BUT
     IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND IN EACH CASE IN
     RELATION TO WHICH THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO
     SUCH EFFECT FROM COUNSEL OF RECOGNISED STANDING IN FORM AND SUBSTANCE
     SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER.
     THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR
     THE BENEFIT OF THE COMPANY THAT IT IS A NON-US PERSON, AND ACKNOWLEDGES
     THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED
     UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT."

     Collins Stewart has agreed that, (i) it will not engage in hedging transactions in relation to the Placing Shares and (ii) will comply with the provisions of Regulation S that are applicable to them.

     PRIOR TO INVESTING IN THE PLACING SHARES OR CONDUCTING ANY TRANSACTIONS IN
     THE PLACING SHARES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS
     AND COUNSEL REGARDING THE ABOVE RESTRICTIONS ON TRANSFER.

18.  COPIES OF THIS DOCUMENT

     Copies of this document will be available to the public free of charge during normal business hours on any week day (except for Saturday, Sunday and public holidays) until the date following one month after the date of
     Admission at the offices of Collins Stewart, 9th Floor, 88 Wood Street,
     London, EC2V 7QR.

Dated: 25 October, 2005

--------------------------------------------------------------------------------
                                      111

                  Capital Printing Systems (UK) Limited 30405